UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

GLOBAL NET LEASE, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

April 8, 2025
To the Stockholders of Global Net Lease, Inc.:
I am pleased to invite you to the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Global Net Lease, Inc., a Maryland corporation (the “Company”), which will be held virtually on May 22, 2025 commencing at 1:00 p.m. Eastern Time. The items of business are listed in the following Notice of Annual Meeting of Stockholders and are more fully addressed in the proxy statement.
At the Annual Meeting you will be asked to elect ten persons to serve as directors until the 2026 annual meeting of stockholders and until their successors are duly elected and qualify and to vote on three other proposals all as described in the accompanying Notice of 2025 Annual Meeting of Stockholders and proxy statement.
We hope you will be able to attend the Annual Meeting, but if you cannot do so it is important that your shares be represented. We urge you to please review the proxy statement carefully and use the enclosed proxy card to vote for the nominees and the other proposals, as soon as possible. You may authorize a proxy to vote your shares by signing, dating and returning the enclosed proxy card in the postage-paid envelope regardless of whether you plan to attend the Annual Meeting. For your convenience, you may also authorize a proxy to vote your shares by following the instructions on the enclosed proxy card. We urge you to please review the proxy statement carefully and submit your vote in advance of the Annual Meeting.
Your vote is very important. Please respond as soon as possible to help us avoid potential delays and additional expenses to solicit votes.

Sincerely,

/s/ Edward M. Weil, Jr.
Edward M. Weil, Jr. Chief Executive Officer and President

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON May 22, 2025
April 8, 2025
To the Stockholders of Global Net Lease, Inc.:
I am pleased to invite you to the 2025 Annual Meeting of Stockholders (including any postponement or adjournment thereof, the “Annual Meeting”) of Global Net Lease, Inc., a Maryland corporation (the “Company”), which is scheduled to be held at 1:00 p.m. Eastern Time on May 22, 2025. The Annual Meeting will be a “virtual meeting” of stockholders, which will be conducted exclusively online via live webcast. You will be able to attend the Annual Meeting and vote and submit questions during the Annual Meeting via the live webcast by visiting www.virtualshareholdermeeting.com/GNL2025.
If you plan to attend the Annual Meeting online, you will need the control number included on your proxy card or on the instructions that accompany your proxy materials. The Annual Meeting will begin promptly at 1:00 p.m. Online check-in will begin at 12:45 p.m. Eastern Time and you should allow ample time for the online check-in procedures.
At the Annual Meeting, you will be asked to consider and vote upon on the following matters, as more fully described in the proxy statement accompanying this Notice of the Annual Meeting:
(1)
the election of ten persons to serve on our board of directors (the “Board of Directors” or the “Board”), each to serve until the 2026 annual meeting of stockholders and until their respective successors are duly elected and qualify,

(2)	the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025,
(3)	a proposal to adopt a non-binding advisory resolution approving the executive compensation for our named executive officers as described herein,
(4)	a proposal to approve the 2025 Omnibus Incentive Compensation Plan of Global Net Lease, Inc. and
(5)	the transaction of such other matters as may properly come before the Annual Meeting.
The Board of Directors has fixed the close of business on March 25, 2025 (the “Record Date”) as the record date for the Annual Meeting. Only record holders of shares of the Company’s common stock, par value $0.01 per share, at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting.
We are mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record as of the close of business on the Record Date instead of paper copies of our proxy statement and the Annual Report to Stockholders for the year ended December 31, 2024 (our “2024 Annual Report”). The Notice contains instructions on how to access those documents via the Internet. The Notice also contains instructions on how stockholders can receive a paper copy of our proxy materials, including the proxy statement, our 2024 Annual Report and proxy card. The Notice, proxy statement and form of proxy are being distributed and made available on the Internet on or about April 8, 2025.
You are cordially invited to attend the Annual Meeting. Regardless of whether you own a few or many shares and whether you plan to attend the Annual Meeting, it is important that your shares be voted on matters that come before the Annual Meeting. Your vote is very important. Stockholders may vote their shares (1) at the virtual Annual Meeting, (2) by telephone, (3) through the Internet in advance, or (4) by completing and mailing a proxy card if you receive your proxy materials by mail. Specific instructions for voting by telephone at 1-800-690-6903 or through the Internet (including voting deadlines) are included in the Notice and in the proxy card. For specific instructions on how to vote your shares, please refer to the instructions on the Notice, in the section titled “Questions and Answers About the Annual Meeting and Voting” of the

proxy statement or on the proxy card. Whether or not you expect to attend the Annual Meeting, please vote at your earliest convenience by following the instructions in the Notice or the proxy card you received in the mail.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON May 22, 2025:
The Notice of Internet Availability of Proxy Materials, Notice of Meeting, Proxy Statement and
2024 Annual Report to Stockholders are available free of charge at www.proxyvote.com.

By Order of the Board of Directors,

/s/ Christopher J. Masterson
Christopher J. Masterson Chief Financial Officer, Treasurer and Secretary

GLOBAL NET LEASE, INC.
i

Global Net Lease, Inc.
650 Fifth Avenue, 30th Floor
New York, New York 10019
PROXY STATEMENT
The accompanying proxy is solicited by and on behalf of the board of directors (the “Board of Directors” or the “Board”) of Global Net Lease, Inc., a Maryland corporation (the “Company” or “GNL”), for use at the 2025 Annual Meeting of Stockholders (including any adjournments or postponements thereof, the “Annual Meeting” or “2025 Annual Meeting”), which is scheduled to be held at 1:00 p.m. Eastern Time on May 22, 2025, and is provided together with this proxy statement (this “Proxy Statement”) and our Annual Report to Stockholders for the year ended December 31, 2024 (our “2024 Annual Report”). References in this Proxy Statement to “we,” “us,” “our,” or like terms also refer to the Company, and references in this Proxy Statement to “you” refer to the stockholders of the Company.
The Notice of Internet Availability of Proxy Materials (the “Notice”), proxy statement and form of proxy are first being distributed to stockholders and made available to stockholders via the Internet on or about April 8, 2025. Stockholders should review the information contained in this Proxy Statement together with our 2024 Annual Report, which accompanies this Proxy Statement.
At the Annual Meeting, you will be asked to consider and vote upon (1) the election of ten persons to serve on our Board each to serve until the 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) and until their respective successors are duly elected and qualify, (2) the ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the year ending December 31, 2025, (3) a proposal to adopt a non-binding advisory resolution approving the executive compensation for our named executive officers as described herein (the “Say on Pay”), (4) a proposal to approve the 2025 Omnibus Incentive Compensation Plan of Global Net Lease, Inc. (the “2025 Incentive Plan”) and (5) the transaction of such other matters as may properly come before the Annual Meeting. The Board of Directors has fixed the close of business on March 25, 2025 as the record date (the “Record Date”) for the Annual Meeting. Only record holders of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting.

PROXY SUMMARY
Our Business
Global Net Lease, Inc. is a real estate investment trust (“REIT”) which focuses on acquiring and managing a global portfolio of income producing net-lease assets across the United States, United Kingdom, and Western and Northern Europe. Through the execution of this investment strategy, management has built a unique, best-in-class portfolio of income producing net-leased assets, which we believe supports investors by providing (i) inflation protection, (ii) stable quarterly dividends, (iii) volatility protection and (iv) strong growth potential.
2024 GNL Performance Highlights
2024 was a significant year for GNL. We successfully executed a transformative strategic disposition, meaningfully reduced leverage, increased portfolio occupancy and proactively managed our balance sheet.

Dispositions

$835 M

Closed dispositions in 2024 at a cash cap rate of 7.1%; despite the significant value of dispositions, including selling $63 million in annual base rent ("ABR") achieved Adjusted Funds From Operations ("AFFO") per share within original guidance range

Transformative Transaction for GNL

In December 2024, we signed a letter of intent to **sell our multi-tenant portfolio for approximately $1.8 billion**, which was formalized in a binding agreement in February 2025, which we believe will:

- ✓ Transform GNL into a Pure Play Net Lease REIT
- ✓ Simplify Operations and Enhance Portfolio Metrics
- ✓ Significantly Reduce Leverage and Improve Liquidity Position
- ✓ Position GNL for Long-Term Growth and to Drive Stockholder Value

Improved Balance Sheet[(1)(2)]

Net Debt Balance

$734 M decrease
$5.3 B
$5.2 B
$5.0 B
$4.8 B
$4.6 B
Q4 2023
Q1 2024
Q2 2024
Q3 2024
Q4 2024

Merger Synergies

$85 M

In cost synergies resulting from merger with The Necessity Retail REIT, Inc.

Strong Occupancy[(3)]

97%

Increase from 93% as of the end of Q1'24

(1)	Net Debt represents total debt outstanding, less cash and cash equivalents and excludes the effect of discounts and deferred financing costs, net
(2)	Represents total debt outstanding of $4.7 billion, less cash and cash equivalents of $160 million. Excludes the effect of discounts and deferred financing costs, net
(3)	Based on square feet as of December 31, 2024

Executive Compensation and Corporate Governance Highlights
On September 12, 2023, we consummated a series of transactions which resulted in our conversion from an externally-managed REIT that did not have any employees (except for one person based in Europe who was employed to provide certain tax services) to an internally-managed REIT with a significantly expanded portfolio supported by an experienced management team that we directly employ (the “Internalization”), including our named executive officers set forth below (“NEOs”). Since our Internalization, we have embarked on a multi-year process to implement a competitive compensation program that is consistent with market practices and governance standards as follows:
2023 Compensation and Governance Enhancements
•	Completed our Internalization, representing a more stockholder-friendly management structure under which GNL recognized $85 million in cost synergies
•
Majority of equity granted in performance-based awards that require the achievement of both relative and absolute total stockholder return (“TSR”) hurdles to be earned at the end of a three-year performance period

•	Added 3 new independent directors, including a female director
2024 Compensation and Governance Enhancements
•	Established a formulaic bonus plan for 2024 tied primarily to pre-established financial and operational goals (80% for the CEO and 75% for the other NEOs)
•
Conducted a holistic compensation review that included a new executive compensation peer group based on objective selection criteria, engaged a new compensation consultant that specialized in the REIT industry and reviewed all elements of compensation in terms of both pay levels, pay mix and incentive compensation

•	Entered into a new employment agreement with our CEO on November 21, 2024 that we believe is consistent with market and governance standards
•
Adjusted timing of annual equity awards from October to first quarter of the following year so that the performance share unit (“PSU”) performance periods will be aligned with our fiscal year, which is consistent with almost all other REITs

•	Added 2 new independent directors, one of which replaced a retiring director
•	Established a finance committee of the Board of Directors
What’s New for 2025
•
Reduced our CEO’s base salary to $1.0 million in 2025 vs. $2 million in 2024, resulting in a 2025 CEO pay mix as follows: (i) 87% of target pay is variable compensation, and (ii) 68% of target pay is in the form of equity-based awards

•	Eliminated the minimum bonus for our CEO
•
Reduced the maximum PSU payout from 275% to 225% and added a debt metric consistent with our strategic plan that includes maintaining conservative leverage, a flexible balance sheet and strong liquidity profile

•	Eliminated the restrictions on stockholders’ ability to amend our bylaws
•	Added 1 new independent director, including a minority director

Global Net Lease, Inc.
650 Fifth Avenue, 30th Floor
New York, New York 10019
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
We are providing you with this Proxy Statement, which contains information about the items to be considered and voted on at the Annual Meeting. To make this information easier to understand, we have presented some of the information in a question-and-answer format.
Q:	What is this document?
A:
This document is the Proxy Statement of the Company that is being made available to its stockholders on the Internet, or sent to stockholders upon request, in connection with our Annual Meeting to be held virtually on May 22, 2025 commencing at 1:00 p.m. Eastern Time. A proxy card is also being furnished with this Proxy Statement if you requested printed copies of the proxy materials.

A proxy card is also being furnished with this Proxy Statement if you requested printed copies of the proxy materials.
Q:	Why are we holding a virtual Annual Meeting?
A:
We are leveraging technology to hold a virtual Annual Meeting that expands convenient access to, and enables participation by, stockholders from any location around the world. We believe the virtual format encourages attendance and participation by a broader group of stockholders, while also reducing the costs and environmental impact associated with an in-person meeting.

Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
A:
Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), the Company uses the Internet as the primary means of furnishing proxy materials to its stockholders. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to the Company’s stockholders. All stockholders of record at the close of business on the Record Date for the Annual Meeting will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the complete proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. The deadline for requesting a printed copy is May 8, 2025 at 5:00 p.m., Eastern Time. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. The Company encourages its stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings and the cost to the Company associated with the physical printing and mailing of materials.

Q:	When is the Annual Meeting and where will it be held?
A:
The Annual Meeting is scheduled to be held on May 22, 2025, commencing at 1:00 p.m. Eastern Time. The Annual Meeting will be held in a virtual meeting format only and can be accessed online at www.virtualshareholdermeeting.com/GNL2025. There is no physical location for the Annual Meeting. To attend the Annual Meeting, you will need a control number which will be supplied to you via your Notice, proxy card or on the instructions that accompany your proxy materials. At the Annual Meeting you will be allowed to vote your shares within the online portal, as well as to submit questions through the online portal. The online portal will open 15 minutes before the beginning of the Annual Meeting. If you have any technical disruptions or connectivity issues during the Annual Meeting, please allow for some time for the meeting website to refresh automatically, or for the meeting operator to provide updates.

If your shares are held by a broker, bank or other nominee, you must follow the instructions provided by them to vote your shares. You may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy. Beneficial holders who want to attend and also vote in person at the Annual Meeting will need to obtain a legal proxy, in PDF or Image (gif, jpg, or png) file format, from the organization that holds their shares giving the right to vote their shares in person at the Annual Meeting and by presenting it with their online ballot during the meeting.

For stockholders whose shares are held through a broker, bank or other nominee as of the Record Date, if your voting instruction form or other communication containing your control number indicates that you may vote those shares through the www.proxyvote.com website, then you may access, participate in, and vote at the Annual Meeting with the 16-digit control number indicated on that voting instruction form or other communication. Otherwise, stockholders who hold their shares in “street name” should contact their broker, bank, or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Annual Meeting. All votes must be received before the polls close during the Annual Meeting.
Q:	What if I have technical difficulties or trouble accessing the virtual meeting website during the check-in time or during the Annual Meeting?
A:
Technicians will be available to assist you if you experience technical difficulties accessing the virtual meeting website. If you encounter any difficulties assessing the virtual meeting during the check-in or meeting time, please call 844-986-0822 (domestic) or 303-562-9302 (international) for assistance.

Q:	Why am I receiving these materials?
A:
You are receiving this document because you were one of our stockholders as of the close of business on the Record Date. We are soliciting your proxy (i.e., your authorization) to vote your shares of Common Stock upon certain matters at the Annual Meeting, as described in this Proxy Statement. We began mailing the Notice on or about April 8, 2025.

Q:	What information is available on the Internet?
A:	A copy of this Proxy Statement and our 2024 Annual Report is available for download free of charge at www.proxyvote.com.
Our Company website address is www.globalnetlease.com. We use our website as a channel of distribution for important Company information. Important information, including press releases, investor presentations and financial information regarding our Company is routinely posted on and accessible on the Investors subpage of our website, which is accessible by clicking on the tab labeled “Investors” section on our website home page. Visitors to our website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investors subpage of our website.
In addition, we make available on the Investors subpage of our website (under the link “SEC Filings”) free of charge our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, ownership reports on Forms 3, 4 and 5 and any amendments to those reports as soon as practicable after we electronically file such reports with the SEC. Further, our Code of Business Conduct and Ethics and the charters for the audit, compensation, nominating and corporate governance and finance committees of our Board of Directors are also available on the Investors subpage of our website (under the link “Governance Documents”).
Information contained on, or accessible through, our website is not incorporated by reference into, and does not form a part of, this Proxy Statement.
Q:	Who is soliciting my proxy?
A:
This solicitation of proxies is made by and on behalf of our Board of Directors. Under applicable regulations of the SEC, each of our directors and director nominees, and certain of our officers, are “participants” in this proxy solicitation on behalf of the Board. For more information about our directors and executive officers, please see “Board of Directors, Executive Officers and Corporate Governance” beginning on page 11 of this Proxy Statement. Other than the persons described in this Proxy Statement, none of the Company’s employees will solicit stockholders in connection with this proxy solicitation. However, in the course of their regular duties, certain administrative personnel may be asked to perform clerical or ministerial tasks in furtherance of this solicitation.

Q:	What is a proxy?
A:
A proxy is a person who votes the shares of stock of another person. The term “proxy” also refers to the proxy card or other method of appointing a proxy. By submitting your proxy to us, you are appointing

Jesse C. Galloway and Christopher J. Masterson, each of whom are executive officers of the Company, as your proxies, and you are giving them permission to vote your shares of Common Stock at the Annual Meeting.
Q:	What am I being asked to vote on at the Annual Meeting?
A:	At the Annual Meeting, you will be asked to consider and vote upon the following proposals:
•	the election of ten persons as directors to serve on our Board until the 2026 Annual Meeting and until their respective successors are duly elected and qualify;
•	the ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the year ending December 31, 2025;
•	the Say on Pay proposal; and
•	approval of the 2025 Incentive Plan.
The Board recommends that you vote “FOR” each of the nominees for election to the Board and “FOR” each of the other proposals.
Q:	Who is entitled to vote?
A:
Anyone who is a holder of record of Common Stock as of the close of business on the Record Date, or who holds a valid proxy for the Annual Meeting, is entitled to vote. Each share of Common Stock held as of the close of business on the Record Date entitles the holder to one vote on each of the proposals.

We had 228,730,355 shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting as of the close of business on the Record Date.
Q:	What constitutes a “quorum”?
A:
If holders of a majority of shares of our outstanding Common Stock as of the close of business on the Record Date are present at the Annual Meeting, either in person or by proxy, we will have a quorum present, permitting us to conduct business. Abstentions and broker non-votes will count as present for purposes of determining whether a quorum is present.

If less than a majority of the outstanding shares of Common Stock is represented at the Annual Meeting, the chairman of the meeting may adjourn the Annual Meeting to another date, time or place. Notice need not be given of the new date, time or place if announced at the Annual Meeting before an adjournment is taken, provided such date is not more than 120 days after the original record date.
Q:	What is a “broker non-vote”?
A:
A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner submits a proxy but does not vote on a particular proposal because the broker or other nominee does not have discretionary voting power for that matter and has not received voting instructions from the beneficial owner. Brokers or other nominees are not allowed to exercise their voting discretion with respect to the election of directors or for the approval of other matters which the New York Stock Exchange (“NYSE”) rules determine to be “non-routine,” without specific instructions from the beneficial owner. A broker or other nominee is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares, which include the proposal to ratify PwC as our independent public accounting firm for the year ending December 31, 2025. On the other hand, absent instructions from the beneficial owner of such shares, a broker or other nominee is not entitled to vote shares held for a beneficial owner on “non-routine” matters, which include Proposals 1, 3 and 4 described in this Proxy Statement. If any other routine matters are properly brought before the Annual Meeting in addition to Proposal 2, then brokers or other nominees holding shares in street name may vote those shares in their discretion for any such routine matters. We strongly encourage you to use the proxy card or voting instruction form to authorize a proxy to vote your shares or provide voting instructions to your broker so that your vote will contribute toward establishing a quorum and permit the conduct of business at the Annual Meeting.

Q:	How do I vote?
A:
Registered Stockholders. If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are considered a stockholder of record with respect to those shares. If you are a record holder, the Notice is being sent to you directly by Broadridge. Please carefully consider the information contained in this Proxy Statement. Whether or not you plan to attend the Annual Meeting, please vote by (i) accessing the Internet website specified on the Notice, (ii) calling the toll-free number specified on your proxy card, if you requested printed copies of the proxy materials or (iii) marking, signing and returning your proxy card promptly, if you requested printed copies of the proxy materials, so that we can be assured of having a quorum present at the Annual Meeting and so that your shares may be voted in accordance with your wishes, even if you later decide to attend the Annual Meeting. If you are a stockholder of record, the method you use to authorize a proxy will not limit your right to vote at the Annual Meeting if you decide to attend. Please follow the directions on your proxy card carefully.

Street Name Stockholders. If you are the beneficial owner of shares (that is, you held your shares in “street name” through an intermediary such as a broker, bank or other nominee) as of the close of business on the Record Date, you will receive instructions from your broker, bank or other nominee as to how to vote your shares or submit a proxy to have your shares voted. In most cases, you will be able to submit a proxy to vote your shares by mail or via the Internet, or possibly by telephone depending on the broker’s procedures. As discussed herein, your broker, bank or other nominee may not be able to vote your shares on certain matters including the election of directors unless you provide instructions on how to vote your shares. You should instruct your broker, bank or other nominee how to vote your shares by following the directions provided by your broker, bank or other nominee.
At the Meeting. You may vote your shares electronically at the Annual Meeting by using the control number on your Notice, proxy card, or voting instruction form and following the instructions at www.virtualshareholdermeeting.com/GNL2025. If you have already voted previously by telephone or Internet, there is no need to vote again at the Annual Meeting unless you wish to revoke and change your vote.
Q:	What if I submit my proxy and then change my mind?
A:
Registered Stockholders. If you are a registered stockholder as of the close of business on the Record Date, you have the right to change your vote or revoke your proxy at any time before the Annual Meeting by:

•	notifying our Secretary, in writing, at Global Net Lease, Inc., 650 Fifth Avenue, 30th Floor, New York, New York 10019, Attention: Secretary;
•	attending the Annual Meeting and voting in person;
•	returning another proxy card dated after your first or prior proxy card; or
•	authorizing a new proxy via telephone or the Internet to vote your shares.
Attending the Annual Meeting will not, by itself, revoke your proxy; you must cast a vote at the Annual Meeting following the instructions you receive upon registering. Only the most recent proxy or vote we receive before or during the Annual Meeting will be counted and all others will be discarded regardless of the method of voting.
Street Name Stockholders. If you are the beneficial owner of your shares but not a registered stockholder as of the close of business on the Record Date, you should contact your broker, bank or other nominee to change your vote or revoke your proxy.
Q:	Will my vote make a difference?
A:
Yes. Shares of our Common Stock are widely-held. YOUR VOTE IS VERY IMPORTANT. Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

Q:	What are the voting requirements for the proposals?
A: •
Proposal No. 1 — Election of Directors. The election of each nominee for director requires the affirmative vote of a plurality of all of the votes cast in person or by proxy at the Annual Meeting, assuming a quorum is present. There is no cumulative voting in the election of our directors. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. For purposes of this proposal, withhold votes and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, but will be considered present for the purpose of determining the presence of a quorum.

•
Proposal No. 2 — Ratification of Appointment of Independent Registered Public Accounting Firm. This proposal requires the affirmative vote of a majority of all of the votes cast on the proposal at the Annual Meeting, assuming a quorum is present. For purposes of this proposal, abstentions will not be counted as votes cast and will have no effect on the result of the vote on this proposal, although they will be considered present for the purpose of determining the presence of a quorum.

•
Proposal No. 3 — Non-binding resolution approving the executive compensation for our named executive officers. This proposal requires the affirmative vote of a majority of all the votes cast on the proposal at the Annual Meeting, assuming a quorum is present. For purposes of this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote on this proposal, although they will be considered present for purposes of determining the presence of a quorum. Because the Say on Pay proposal is an advisory vote, the vote on this proposal is not binding on the Board, the compensation committee or the Company.

•
Proposal No. 4 — Approval of the 2025 Omnibus Incentive Compensation Plan of Global Net Lease, Inc. This proposal requires the affirmative vote of a majority of all the votes cast on the proposal at the Annual Meeting, assuming a quorum is present. For purposes of this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote on this proposal, although they will be considered present for purposes of determining the presence of a quorum.

Q:	Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Annual Meeting?
A:	Under applicable Maryland law, none of the holders of Common Stock are entitled to appraisal rights in connection with any matter to be acted on at the Annual Meeting.
Q:	How will proxies be voted?
A:
Shares of Common Stock represented by valid proxies will be voted at the Annual Meeting in accordance with the directions given. If the accompanying proxy card is signed and returned without any directions, the shares will be voted (1) “FOR” the election of the persons nominated by the Board to serve as directors until our 2026 Annual Meeting and until their successors are duly elected and qualify, (2) “FOR” the ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the year ending December 31, 2025, (3) “FOR” the Say on Pay proposal and (4) “FOR” the approval of the 2025 Incentive Plan.

The Board does not intend to present, and has no information indicating that others will present, any business at the Annual Meeting other than as set forth in the attached Notice of Annual Meeting of Stockholders. If other matters requiring the vote of our stockholders properly come before the Annual Meeting, the persons named in the proxy card intend to vote the proxies held by them in their discretion.
Q:	Will my shares be voted if I do nothing?
A:
If you are a registered stockholder as of the close of business on the Record Date and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting. If you are the beneficial owner of shares and hold your shares through a broker as of the close of business on the Record Date, your broker will be able to vote on Proposal 2, but may not vote your shares with respect to the other proposals to be voted on at the Annual Meeting unless you provide the broker with voting instructions.

Q:	When are the stockholder proposals for the next annual meeting of stockholders due?
A:
Stockholders interested in nominating a person as a director or presenting any other business for consideration at our 2026 Annual Meeting may do so by following the procedures prescribed in our current Bylaws or, in the case of proposals submitted in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by following the procedures specified by that rule. For additional information, including deadlines applicable to the 2026 Annual Meeting, see “Stockholder Proposals for the 2026 Annual Meeting” beginning on page 74 of this Proxy Statement.

Q:	Who pays the cost of this proxy solicitation?
A:
The Company is making this solicitation. We pay the cost of soliciting your proxy, and we reimburse brokerage firms and others for forwarding proxy materials to you. Our directors, officers and employees may participate in the solicitation of proxies without additional consideration. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees, and other institutional owners. Our costs for such services, if retained, will not be significant.

Q:	Who tabulates the votes?
A:
Prior to the Annual Meeting, we will select an inspector of election for the meeting. Such inspector will determine the number of shares of Common Stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes to determine the results thereof.

Q:	Where can I find more information or receive more than one set of proxy materials from the Company?
A:
You may access, read and print copies of the proxy materials for this year’s Annual Meeting, including this Proxy Statement, the Notice, the Notice of Annual Meeting of Stockholders, form of proxy card, and our 2024 Annual Report, at the following website: http://www.materials.proxyvote.com.

If you receive more than one set of proxy materials from the Company, some of your shares of Common Stock may be registered differently or held in a different account. You should vote the shares in each of your accounts by one of the methods described herein. If you mail proxy cards, please sign, date and return each proxy card to guarantee that all your shares are voted.
On the other hand, you may receive only one set of proxy materials to your household even if two or more stockholders reside in the household. Under rules adopted by the SEC, we are permitted to, among other things, send a single set of any proxy statement, annual report, notice or information statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “Householding.” This rule benefits both you and us by reducing the volume of duplicate information received at your household and helps us reduce expenses. Each stockholder subject to Householding will continue to have a separate stockholder identification number and receive a separate proxy card or voting instruction card.
We will promptly deliver, upon written or oral request, a separate copy of our 2024 Annual Report and this Proxy Statement to a stockholder at a shared address to which a single copy was previously delivered. If you have any questions about this Proxy Statement or the Annual Meeting or if you received a single set of disclosure documents for this year, but you would prefer to receive your own copy, please call our Investor Relations department at (332) 265-2020 or mail us a request to Global Net Lease, Inc., 650 Fifth Avenue, 30th Floor, New York, New York 10019, Attention: Investor Relations. Our email address is investorrelations@globalnetlease.com. Our website is www.globalnetlease.com.
Q:	Where can I find voting results of the Annual Meeting?
A:
We will announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting (a copy of which will be available on the “Investors” subpage of our website. www.globalnetlease.com, under the link “SEC filings”). If our final voting results are not available within four business days after the Annual Meeting, then we will file a Current Report on Form 8-K reporting the preliminary voting results and subsequently file the final voting results in an amendment to the Current Report on Form 8-K within four business days after the final voting results are known to us.
Q:	May I propose actions for consideration at the next Annual Meeting of Stockholders or nominate individuals to serve as directors?
A:
You may submit proposals for consideration at future stockholder meetings, including director nominations. Please see “Stockholder Proposals for the 2026 Annual Meeting”, as set forth elsewhere in this Proxy Statement, for more details.

Q:	Whom should I contact with questions about the Meeting?
A:
If you have any questions about this Proxy Statement or the Annual Meeting, please call our Investor Relations department at (332) 265-2020, email us at investorrelations@globalnetlease.com, or mail us a request to Global Net Lease, Inc., 650 Fifth Avenue, 30th Floor, New York, New York 10019, Attention: Investor Relations.

BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE
Our Board of Directors is comprised of ten directors, all of which have been nominated for election at the Annual Meeting and, if elected, will serve until the 2026 Annual Meeting and until their respective successors are duly elected and qualify. Our Bylaws stipulate that the number of directors may not be less than one, which is the minimum number required by the Maryland General Corporation Law (the “MGCL”), or more than 15. The number of directors on our Board is currently fixed at ten persons. Nine directorships are filled by persons who are “independent directors.”
Under our Amended and Restated Corporate Governance Guidelines (the “Corporate Governance Guidelines”), as amended from time to time, an “independent director” means an individual who meets the qualifications of an independent director set forth in the rules of the NYSE and applicable regulations promulgated by the SEC. Any director of the Company may resign at any time by delivering his or her resignation to the Board, the chairman of the Board or the secretary. Any resignation will take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation will not be necessary to make it effective unless otherwise stated in the resignation. As part of the agreements entered into in connection with the Internalization, we agreed with affiliates of Bellevue Capital Partners LLC (“Bellevue”) that beginning at the first election after both Messrs. Nelson and Weil are no longer serving on the Board and subject to Bellevue and its affiliates continuing to own 10% or more of our outstanding Common Stock, the affiliates of Bellevue will have the right to designate one person for nomination to the Board so long as that person is “independent” under the NYSE rules and not affiliated with Bellevue or its affiliates. As noted herein, Mr. Nelson resigned from his position as a director on March 31, 2024. Mr. Weil continues to serve as a director and is nominated for election at the Annual Meeting.
Board of Directors and Executive Officers
The table set forth below lists the names, ages and certain other information about each member of the Board of Directors as of the Record Date. Each director’s term expires at the 2026 Annual Meeting. We have also included information regarding each of our executive officers:

Directors / Nominees	Age	Position	Director Since
P. Sue Perrotty	71	Independent Director, Non-Executive Chair	2015
Edward M. Weil, Jr.	58	Director, Chief Executive Officer & President	2017
Dr. M. Therese Antone	85	Independent Director, Compensation Committee Chair	2020
Lisa D. Kabnick	69	Independent Director	2023
Robert I. Kauffman(1)	61	Independent Director, Finance Committee Chair	2024
Leslie D. Michelson	74	Independent Director, Nominating and Corporate Governance Committee Chair	2023
Michael J.U. Monahan(2)	67	Independent Director	2024
Stanley R. Perla	81	Independent Director, Audit Committee Chair	2023
Edward G. Rendell	81	Independent Director	2012
Leon C. Richardson(3)	63	Independent Director	2025
Executive Officers (not listed above)
Jesse C. Galloway	51	Executive Vice President, General Counsel	N/A
Christopher J. Masterson	42	Chief Financial Officer, Treasurer and Secretary	N/A
Ori Kravel(4)	36	Chief Operating Officer	N/A

(1)	Mr. Kauffman became a Director in March 2024.
(2)	Mr. Monahan became a Director in February 2024.
(3)	Mr. Richardson became a Director in March 2025.
(4)	Mr. Kravel became Chief Operating Officer in January 2025.

Nominees for Directors
Edward M. Weil, Jr.
Edward M. Weil, Jr. has served as a director of the Company since January 2017. Mr. Weil previously served as an executive officer of the Company, Global Net Lease Advisors, LLC (the “GNL Advisor”) and Global Net Lease Properties, LLC (the “GNL Property Manager”) from their respective formations in July 2011, July 2011 and January 2012, until October 2014. Mr. Weil also previously served as a director of the Company from May 2012 until September 2014. Mr. Weil also has been the chief executive officer of AR Global Investments, LLC (“AR Global”) since January 2016 and owns a non-controlling interest in Bellevue. He also served as chairman of the board of directors of The Necessity Retail REIT, Inc. (“RTL”) and as chief executive officer and president of RTL and Necessity Retail Advisors, LLC (the “RTL Advisor”) and Necessity Retail Properties, LLC (the “RTL Property Manager”) from November 2015 until the Internalization; as executive chairman of NYSE-listed American Strategic Investment Co. (formerly known as New York City REIT, Inc.) (“NYC”) from November 2015 until September 2023; as chief executive officer, president and secretary of NYC and its advisor and property manager since March 2017; and as a director of National Healthcare Properties, Inc. (“NHP”), a real estate investment trust focused on healthcare real estate, since October 2016 and as chief executive officer of NHP and its advisor and property manager from August 2018 until September 2023.
Mr. Weil previously served in leadership positions at multiple REITs and other entities advised by affiliates of AR Global, including: as chairman, chief executive officer, president of American Realty Capital Healthcare Trust III, Inc. (“HT III”) until its liquidation and dissolution in March 2019; as executive chairman of American Realty Capital Global Trust II, Inc. (“Global II”) until its merger with GNL in December 2016; as a director of Franklin BSP Lending Corp. (formerly Business Development Corporation of America) (“FBLC”) until November 2016, when FBLC’s external advisor was acquired by Benefit Street Partners, L.L.C. (“RCA”); as chief executive officer, president and chairman of American Realty Capital — Retail Centers of America, Inc. until its merger with RTL in February 2017; as a trustee of American Real Estate Income Fund until its liquidation in August 2016; as a trustee of Realty Capital Income Funds Trust until its dissolution in January 2017; and as an executive officer and director of American Realty Capital Daily Net Asset Value Trust, Inc. during multiple periods until its dissolution and liquidation in April 2016. Mr. Weil also served as chairman of Realty Capital Securities, LLC (“RCS”) from September 2013 until November 2015 and was the interim chief executive officer of RCS from May 2014 until September 2014 and the chief executive officer of RCS from December 2010 until September 2013. Mr. Weil served as a director of RCS Capital Corporation (“RCAP”), the parent company of RCS, from February 2013 until December 2015 and served as an executive officer of RCAP from February 2013 until November 2015, including as chief executive officer from September 2014 until November 2015. RCAP filed for Chapter 11 bankruptcy in January 2016.
Mr. Weil was formerly the senior vice president of sales and leasing for American Financial Realty Trust from, where he was responsible for the disposition and leasing activity for a 33 million square foot portfolio of properties. Mr. Weil also previously served on the board of directors of the Real Estate Investment Securities Association (now known as ADISA) from 2012 to 2014, including as its president in 2013. Mr. Weil attended George Washington University.
Our Board of Directors believes that Mr. Weil’s experience as a director or executive officer of the companies described above and his significant experience in real estate makes him well qualified to serve as a member of our Board of Directors.
Dr. M. Therese Antone
Dr. M. Therese Antone has served as an independent director of the Company since March 2020 and has served as chairperson of the compensation committee since February 2024. She serves as a member of the board of trustees of Davis Educational Foundation, a commissioner of the Rhode Island Ethics Commission, a member of the board of Holy Spirit University in Kaslik, Lebanon, a member of the board and treasurer of Newport Restoration Foundation, and a member of the board of trustees of Newport Hospital Foundation.
Dr. Antone previously served as a member of the board and compensation committee of Mercy Investment Services from January 2011 to December 2021, and as a commissioner of the Rhode Island Ethics Commission from January 2015 to December 2021. She has also previously served on the boards of many institutions and organizations, primarily in the education sector but also in the financial services sector. Dr. Antone has served as Chancellor at Salve Regina University since 2009, and her career at Salve Regina included tenure as a professor of mathematics and management and executive vice president for corporate affairs and advancement. Dr. Antone holds a Doctor of Education from Harvard University with emphasis in administration, planning and social policy. She holds a Master of Arts in mathematics from Villanova University and completed the international senior executive program at MIT’s Sloan School of Management.
Our Board of Directors believes that Dr. Antone’s experience as a director of the institutions and organizations described above, as well as her prior business experience makes her well-qualified to serve as a member of our Board of Directors.
Lisa D. Kabnick
Lisa D. Kabnick has served as an independent director of the Company since September 2023. Ms. Kabnick was the lead independent director of RTL serving on its board from August 2015 until the RTL merger in September 2023. Ms. Kabnick is a Retired Partner and was a senior advisor for Troutman Pepper Locke LLP (formerly known as Troutman Pepper LP and Pepper Hamilton, LLP) from September 2017 through December 31, 2023, as a senior advisor at Reed Smith LLP from January 2015 until September 2017 and a partner at Reed Smith from January 2003 until December 2014. Prior to joining Reed Smith, Ms. Kabnick was a practicing attorney with Pepper Hamilton, LLP, where she became a partner in 1988. During her tenure in both firms, Ms. Kabnick held various leadership positions. Since April 2015, Ms. Kabnick has been a member of the board of directors of The Philadelphia Inquirer, PBC, the publisher of the Philadelphia Inquirer and Daily News, where she has been chair of the board since June 2024 and vice-chair and chair of the audit/finance committee since April 2016. From April 2016 until January 2020, Ms. Kabnick served as a member of the board of directors of CFG Community Bank and a member of its risk management and compensation committees. From August 2013 until October 2015, Ms. Kabnick served as a member of the board of directors of Vertisense, Inc. (formerly known as Alcohoot, Inc.). From 2006 through 2013, Ms. Kabnick was a member of the board of directors of the Kimmel Center, the performing arts center in Philadelphia, Pennsylvania. From April 2001 through December 2024, Ms. Kabnick was a member of the board of directors of the Ongava Game Reserve, a 125 square mile game reserve in Namibia. Ms. Kabnick has also served on a number of community and non-profit boards, including as a Northeast Trustee for the Boys and Girls Clubs of America, United Way of Greater Philadelphia and Southern New Jersey Council, Pennsylvania Ballet, and on the Trustee’s Council of Penn Women for the University of Pennsylvania. Ms. Kabnick has been the recipient of numerous awards and honors relating to her professional career, including being recognized in Chambers USA, Best Lawyers in America, and Pennsylvania Super Lawyers, and has been honored by Real Philly magazine in 2005 as Trailblazer Honoree and Woman of Distinction.
Our Board of Directors believes that Ms. Kabnick’s experience as an attorney and a director on multiple profit- and non-profit boards makes her well qualified to serve as a member of our Board of Directors.
Robert I. Kauffman
Robert I. Kauffman has served as an independent director of the Company since March 2024. Mr. Kauffman is currently a private investor and entrepreneur active in the financial, real estate, automotive and technology-oriented sectors. Mr. Kauffman is the owner of RK Motors, a restorer and reseller of classic cars. Currently, Mr. Kauffman serves as an independent board member of Hagerty Inc. (NYSE: HGTY), a leading insurer of collector cars, a position he has held since December 2021. Mr. Kauffman is also an advisory board member of McLaren Racing Ltd., a United Kingdom based Formula1 racing team, as an investor and advisory board member of Off The Chain Capital, a cryptocurrency focused hedge fund, and is Chairman of the Race Team Alliance, an association of NASCAR Cup Series Racing teams. Mr. Kauffman was a co-founder of Fortress Investment Group LLC (“Fortress”) where he was a principal and member of the board of directors from its founding in 1998 until 2012. During his tenure at Fortress, Mr. Kauffman served as a member of Fortress’s management committee and was responsible for the management of Fortress’s European private equity investment operations. While at Fortress, he was primarily focused on distressed debt restructurings, real estate and other asset based financial services businesses. Prior to co-founding Fortress, Mr. Kauffman was a Managing Director at UBS from 1997 to 1998, a Principal at BlackRock Financial Management Inc. from 1993 to 1997, and at Lehman Brothers from 1986 to 1993, where he primarily focused on the mortgage and securitization markets in the United States and Europe. Over the course of his career, Mr. Kauffman has been involved in a wide variety of investment activities, including private fund raising, IPOs, primary and secondary public share offerings in multiple jurisdictions, take private transactions, as well as billions of dollars of bank and capital market debt financings and securitizations. Mr. Kauffman earned a Bachelor’s degree in Business Administration from Northeastern University.
Our Board of Directors believes that Mr. Kauffman’s extensive background in capital markets and unique experience in co-founding a multi-billion dollar global investment manager makes him well qualified to serve as a member of our Board of Directors.
Michael J.U. Monahan
Michael J.U. Monahan has served as an independent director of the Company since February 2024. Mr. Monahan is currently a CBRE Group, Inc. (“CBRE”) Vice Chair in the New York office, where he has worked since January 1999. Prior to joining CBRE, Mr. Monahan was a Senior Director at Jones Lang Wootton, and a Vice President at Cushman & Wakefield from 1982 through 1990. Mr. Monahan’s areas of expertise at CBRE are in formulating corporate real estate strategy, leading corporate acquisition and disposition project, and agency representation. Mr. Monahan is a member of the Real Estate Board of New York, and a former Board member of the non-profit National Executive Service Corporation. Mr. Monahan holds a Bachelor of Arts from Marietta College, and is a graduate of the New York University Real Estate Institute.
Our Board of Directors believes that Mr. Monahan’s experience in the real estate industry makes him well qualified to serve as a member of our Board of Directors.
Stanley R. Perla
Stanley R. Perla has served as an independent director of the Company since September 2023 and our audit committee chair since that time. Mr. Perla served as a director of RTL until we acquired the entity in September 2023. Mr. Perla has served as an independent director of GTJ REIT, Inc. since January 2013 and currently chairs the audit committee. Mr. Perla previously served as an independent director of Hospitality Investors Trust, Inc. (formerly known as American Realty Capital Hospitality Trust, Inc.) from January 2014 to June 2021, as a member of the board of directors and the chair of the audit committee of Madison Harbor Balanced Strategies, Inc. from January 2004 until its liquidation in 2017, as a trustee of AREIF from May 2012 until its liquidation in August 2016 and as an independent director of Global II from August 2014 until December 2016. Mr. Perla, a licensed certified public accountant, was with the firm of Ernst & Young LLP (“Ernst & Young”) for 35 years, from September 1967 to June 2003, the last 25 of which he was a partner. Mr. Perla served as Ernst & Young’s national director of real estate accounting, as well as on Ernst & Young’s national accounting and auditing committee. From July 2003 to May 2008, he was the director of Internal Audit for Vornado Realty Trust and from June 2008 to May 2011, he was the managing partner of Cornerstone Accounting Group, a public accounting firm specializing in the real estate industry and a consultant to the same firm from June 2011 to March 2012. From May 2012 until December 2015, Mr. Perla provided consulting services to Friedman LLP, a public accounting firm. His area of expertise for the past 40 years has been real estate and he was also responsible for auditing public and private companies. He is an active member of the National Association of Real Estate Investment Trusts (“NAREIT”) and the National Association of Real Estate Companies. In addition, Mr. Perla has been a frequent speaker on real estate accounting issues at numerous real estate conferences. Mr. Perla earned a Master of Business Administration in Taxation and a Bachelor of Business Administration in Accounting from Baruch College.
Our Board of Directors believes that Mr. Perla’s experience as a director of multiple companies, as well as his other business experience makes him well qualified to serve as a member of our Board of Directors.
Edward G. Rendell
Governor Edward G. Rendell has served as an independent director of the Company since March 2012. Governor Rendell served as a director of RTL from February 2017 until the RTL merger in September 2023. Governor Rendell has served as an independent director of NHP since December 2015 and of FBLC since January 2011. Governor Rendell previously served as an independent director of RCA from October 2012 until RCA’s merger with RTL in February 2017, and as an independent director of Business Development Corporation of America II (“BDCA II”) from August 2014 until its liquidation and dissolution in September 2016.

Governor Rendell served as the 45th Governor of the Commonwealth of Pennsylvania from January 2003 through January 2011 and as the Mayor of Philadelphia from January 1992 through January 2000. Governor Rendell was also the General Chairperson of the National Democratic Committee from November 1999 through February 2001. Governor Rendell has also worked as an attorney in private practice. An Army veteran, Governor Rendell holds a Bachelor of Arts from the University of Pennsylvania and a Juris Doctor from Villanova Law School.
Our Board of Directors believes that Governor Rendell’s experience as a director of multiple companies, as well as his experience as the chief executive of Pennsylvania and Philadelphia, makes him well qualified to serve as a member of our Board of Directors.
Leslie D. Michelson
Leslie D. Michelson has served as an independent director of the Company since September 2023 and has served as chair of our nominating and corporate governance committee since October 2023. Mr. Michelson served as a director of RTL beginning in 2017 until the RTL merger in September 2023. Mr. Michelson served as an independent director of RCA between November 2015 and February 2017.
In addition, Mr. Michelson has served as an independent director of BSP Franklin Lending Corporation since January 2011, including as lead independent director from February 2016 until its merger with BSP Capital Corporation in January 2024. Mr. Michelson has also served as an independent director of BSP Franklin Capital Corporation including as lead independent director since March 2020, and Franklin BSP Private Credit Fund, including as lead independent director since October 2022. Mr. Michelson has served as an independent director of NHP since December 2015 including as Non-Executive Chair since October 2016.
Mr. Michelson previously served as an independent director of BDCA II from August 2014 until its liquidation and dissolution in September 2016 and an independent trustee RCIFT, a family of mutual funds advised by an affiliate of AR Global from April 2013 until its dissolution in January 2017.
From April 2007 until February 2020, Mr. Michelson served as the chairman and chief executive officer of Private Health Management, Inc., a company which assists corporate employees and their dependents, families and individuals obtain the best healthcare. Since March 2020 Mr. Michelson has served as chairman and as a director of Private Health Management, Inc. Mr. Michelson has served as a member of the Board of Advisors for the UCLA Fielding School of Public Health since October 2013. He also served as a director of Druggability Technology Holdings, Ltd., a proprietary pharmaceutical product business dedicated to the development and commercialization of high-value pharmaceutical products, from April 2013 until September 2018. Mr. Michelson has served as founder and chief executive officer of Michelson on Medicine, LLC since January 2011. Earlier in his career, Mr. Michelson served as a founder, investor, director and executive officer of multiple public and private companies, including foundations, in the healthcare, technology, finance and real estate industries. Mr. Michelson received his Bachelor of Arts from The Johns Hopkins University in 1973 and a Juris Doctor from Yale Law School in 1976.
Our Board of Directors believes that Mr. Michelson’s experience as a director and executive officer of multiple companies make him well qualified to serve as a member of our Board of Directors.
P. Sue Perrotty
P. Sue Perrotty has served as non-executive chair and independent director of the Company since March 2015 and previously served as chairperson of the audit committee from July 2017 to March 2020 and the nominating and corporate governance committee from March 2015 to October 2023. Ms. Perrotty has served as a member of the board of Tower Health, a multi hospital regional, integrated healthcare provider since July 2019, as its interim president and chief executive officer from February 2021 to August 2021, and as its president and chief executive officer since September 2021, retiring in February, 2025 and returning to the board of Tower Health.
Ms. Perrotty served on the board of NYRT from September 2014 until November 2018, including as chair of the audit committee from December 2014 to June 2017. NYRT converted into New York REIT Liquidating LLC in November 2018. Ms. Perrotty then served as an independent member of the board of managers of New York REIT Liquidating LLC until July 2020. Previously, she has served as an independent director of HT III from August 2014, including as its audit committee chair from December 2014, until HT III’s liquidation and dissolution in March 2019 and as an independent director of Axar Acquisition Corp. (formerly known as AR Capital Acquisition Corp.) from October 2014 until its liquidation and dissolution in October 2017. Ms. Perrotty has served as president and chief executive officer of BAC Services in Brick, New Jersey since April 2011. Ms. Perrotty had a 28 year career in banking prior to retiring as Executive Vice President and head of Global Operations for First Union Corp in 2002. Ms. Perrotty served in the cabinet of Governor Edward G. Rendell as chief of staff to First Lady, Judge Marjorie Rendell from November 2002 through August 2008. Ms. Perrotty currently serves as chair of the Olivet Boys and Girls Club, and previously served as chair of the Berks County Community Foundation and as development chair for the Girls Scouts of Eastern PA Board. Ms. Perrotty is a graduate of Albright College with a Bachelor of Science degree in Economics and was also awarded an Honorary Doctor of Laws degree from Albright College in 2010.
Our Board of Directors believes that Ms. Perrotty’s experience as a director and executive officer of multiple companies, as well as her other business experience, makes her well qualified to serve as a member of our Board of Directors.
Leon C. Richardson
Mr. Richardson has served as an independent director of the Company since March 2025. He is the Founder, President, and Chief Executive Officer of The Chemico Group, the largest minority-owned, veteran-owned chemical management and distribution company in the United States. The Chemico Group is a Tier 1 supplier to automotive original equipment manufacturers (OEMs) and has also established a strong presence in the aerospace, biopharmaceutical, electronics, and government sectors. A passionate champion for Minority Business Enterprise (MBE) development, Mr. Richardson has served as a board member of the National Minority Supplier Development Council (NMSDC) for over 15 years. For six of those years, he chaired the Minority Business Input Committee, which oversees growth and expansion initiatives for approximately 1,200 minority-owned businesses.
Mr. Richardson also serves on the Stellantis Advisory Council and the GM Supplier Inclusion Board and has co-chaired the GM Supplier Council. In recognition of his efforts, he has received numerous accolades, including: GM African Ancestry Network’s Lifetime Achievement Award (2022); Automotive News Notable Champion of Diversity (2021); MMSDC MBE Luminary of the Year (2020); MMSDC President’s Award (2016); MMSDC Diamond Award (four-time recipient); Congressional Black Caucus Distinguished Corporate Citizens Award (2015); NAACP Volunteer Award (2014); Rainbow PUSH Living Legend Award (2014); and Results Mentoring Industry Award (2016). Committed to community investment, Mr. Richardson has served as a board member for Michigan Strategic Fund since May 2023 and Grow Michigan since January 2025. He also previously served as chairman of the National Association of Black Suppliers, was a former board member of the Rainbow PUSH Coalition, Supplier Partnerships for the Environment, and the Chemical Management Suppliers Forum. A United States Marine Corps veteran, he pursued a Business Management degree at the Detroit College of Business and completed executive management programs at the Tuck School of Business at Dartmouth College and the Ross School of Business at the University of Michigan.
Our Board of Directors believes that Mr. Richardson’s experience as an executive officer and director, as well as his other business experience, makes him well qualified to serve as a member of our Board of Directors.
Executive Officers
Edward M. Weil, Jr.
See “Nominees for Directors — Edward M. Weil, Jr.” for Mr. Weil’s biographical information.
Jesse C. Galloway
Jesse C. Galloway has served as executive vice president and general counsel of the Company since September 2023. Mr. Galloway previously served as general counsel and executive vice president of AR Global from September 2008 to January 2018. Mr. Galloway has also previously served as counsel for multiple other entities, including as an independent legal consultant working in the New York City area for national real estate and financial companies from January 2018 to September 2023, an associate in the real estate finance practice group at Cadwalader Wickersham & Taft LLP in New York from 2004 to 2008, and an associate in the commercial real estate development and finance practice group at Harris Beach LLP in New York from 1998 to 2004. Mr. Galloway holds a Bachelor of Arts from John Carroll University and a Juris Doctor from University of Richmond School of Law.

Christopher J. Masterson
Christopher J. Masterson has served as chief financial officer, treasurer and secretary of the Company since November 2017. Mr. Masterson held the same position with the GNL Advisor and the GNL Property Manager prior to the Internalization. Mr. Masterson served as the chief financial officer and treasurer of NYC and its advisor and property manager from September 2019 and September 2023. Mr. Masterson joined AR Global in February 2013 and served in various roles during his tenure, including as chief accounting officer for the Company, RTL and RCA and as chief financial officer of BDCA Adviser II, LLC, the advisor to BDCA II. From October 2006 to February 2013, Mr. Masterson worked at Goldman Sachs & Co., where he most recently served as a vice president in the Merchant Banking Division Controllers team. From August 2004 until October 2006, Mr. Masterson worked as an auditor at KPMG LLP. Mr. Masterson is a certified public accountant in New York State, and he holds a Bachelor of Business Administration from the University of Notre Dame and a Masters of Business Administration from New York University.
Ori Kravel
Ori Kravel has served as chief operating officer since January 2025. In his prior role as senior vice president of corporate development of the Company, a position he held from September 2023 to January 2025, Mr. Kravel oversaw key areas of the Company’s overall business strategy and operations. His responsibilities have included overseeing debt and equity capital markets, mergers and acquisitions, executing strategic transactions, and driving operational efficiency. From 2011 to September 2023, Mr. Kravel served in numerous roles, including Senior Vice President, for the former GNL Advisor and the GNL Property Manager. Mr. Kravel graduated with a Bachelor’s Degree in Business Administration, Real Estate and Urban Economics from the Wisconsin School of Business at the University of Wisconsin-Madison.
Information About the Board of Directors and its Committees
The Board of Directors is responsible for overseeing the management and control of our business and operations. The Board of Directors held a total of 10 meetings during the year ended December 31, 2024. All directors attended all of the Board meetings and meetings of the Board committees on which such directors served while they were a member of the Board. All of the persons that were directors at the time of the 2024 Annual Meeting of Stockholders attended the meeting. We encourage all directors to attend our annual meetings of stockholders. The Board of Directors has standing audit, finance, compensation and nominating and corporate governance committees.
Leadership Structure of the Board of Directors
Ms. Perrotty serves as non-executive chair of the Board. Since March 2024, Mr. Weil has served as the chief executive officer and president and is also a member of the Board of Directors. Mr. Weil was the co-chief executive officer with Mr. Nelson following completion of the Internalization and the RTL merger (collectively, the “Mergers”) and prior to Mr. Nelson’s retirement in March 2024. As chief executive officer and president of the Company, Mr. Weil is responsible for overseeing and implementing our day-to-day operations and business strategy. The Board of Directors believes that its leadership structure is appropriate in light of the Company’s business and operating environment but may modify this structure in the future. The Board believes that having a majority of independent, experienced directors, provides the right leadership and corporate governance structure for the Company.
Oversight of Risk Management
The Board of Directors has an active role in overseeing the management of risks applicable to the Company. The entire Board is actively involved in overseeing risk management for the Company through its approval of an annual long-term capital and finance plan, including the sources and uses of equity and debt, dividend policy and asset acquisition and divesture, management’s annual plan, including quarterly key performance indicators and the performance against such measures, material amendments to such plans, material property acquisitions and incurrence and assumption of debt and its oversight of the Company’s executive officers. The finance committee assists the Board with monitoring and overseeing the Company’s real estate acquisition, disposition, financing, and capital allocation strategy, including preparation of the plans referenced in the immediately preceding sentence. The nominating and corporate governance committee reviews all matters relating to the independence of the members of the Board of Directors. The compensation committee oversees all compensation paid to our NEOs, our compensation plans, and any other compensation-related matters. The audit committee oversees our relationship with our independent registered public accounting firm, as well as management of accounting, financial, legal and regulatory risks. The audit committee reports to the full Board regarding its activities, including those related to cybersecurity. Our Board considers cybersecurity risks and other information technology risks as part of its risk oversight function. Our audit committee reviews policies with respect to major risk assessment and risk management and oversees management’s implementation of our cybersecurity risk management program, including reviewing risk assessments from management, overseeing our cybersecurity risk management processes, reviewing periodic reports from management on our cybersecurity risks and incidents. The audit committee is also responsible for reviewing and approving transactions with related parties and resolving other conflicts of interest.
Compensation-Related Risk Assessment
The compensation committee has considered and determined that risks arising from the Company’s compensation policies and practices for its employees, including the NEOs, are not reasonably likely to have a material adverse effect on the Company.
Our compensation committee assesses and monitors whether any of our compensation policies and programs are reasonably likely to have a material adverse effect on our Company. The compensation committee and management do not believe that the Company presently maintains compensation policies or practices that are reasonably likely to have a material adverse effect on the Company’s risk management or create incentives that could lead to excessive or inappropriate risk taking by employees, including the NEOs. In reaching this conclusion, the compensation committee considered all components of our compensation program and assessed any associated risks. The compensation committee also considered the various strategies and measures employed by the Company that mitigate such risk, including: (i) the overall balance achieved through our use of a mix of cash and equity, annual and long-term incentives and time and performance-based compensation; (ii) our use of multi-year vesting periods for equity grants; and (iii) the oversight exercised by the compensation committee over the performance metrics and results under the Company’s 2021 Omnibus Incentive Compensation Plan (the “2021 Equity Plan”).
Hedging Policy
We prohibit our directors, executive officers and certain designated employees from engaging in hedging, short sales, trading in publicly traded put or call options or trading on margin involving our securities.
Stockholders’ Right to Amend the Bylaws
In April 2025, our Board adopted a governance enhancement empowering stockholders to amend our bylaws by the affirmative vote of a majority of all the votes entitled to be cast, with the exception of amendments related to indemnification of our directors and officers or the provisions governing amendments to the bylaws. Our Board continues to have the power to adopt new bylaws and to alter or repeal any provision of the bylaws, co-extensive with the right of the stockholders.
Audit Committee
Our audit committee is comprised of Mr. Perla, Dr. Antone, Ms. Kabnick, and Ms. Perrotty, each of whom is “independent,” as described below, within the meaning of the applicable (1) requirements set forth in the Exchange Act and the applicable SEC rules and (2) listing standards of the NYSE. Mr. Perla is the chair of our audit committee. Our audit committee held 6 meetings during the year ended December 31, 2024. All members of the audit committee attended all of the meetings while they were members of the audit committee. The second amended and restated audit committee charter is available to any stockholder who sends a request to Global Net Lease, Inc., 650 Fifth Avenue, 30th Floor, New York, New York 10019. The audit committee charter is also available on the Company’s website at www.globalnetlease.com by clicking on “Investor Relations — Governance.” The information on our website is not intended to form a part of or be incorporated by reference in this Proxy Statement. The Board has determined that each of Mr. Perla, Dr. Antone, Ms. Kabnick and Ms. Perrotty are qualified as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K and the rules and regulations of the SEC.

The audit committee, in performing its duties, monitors:
•	our financial reporting process;
•	the integrity of our financial statements;
•	compliance with legal and regulatory requirements;
•	the independence and qualifications of our independent registered public accounting firm and internal auditors, as applicable; and
•	the performance of our independent registered public accounting firm and internal auditors, as applicable.
In addition, the audit committee reviews, among other things, (1) all related person transactions for potential conflict of interest situations on an ongoing basis and (2) the Company’s cybersecurity and other information security risks, controls, and procedures, including those related to data privacy and network security.
The audit committee’s report on our financial statements for the year ended December 31, 2024 is discussed below under the heading “Audit Committee Report.”
Compensation Committee
The compensation committee is comprised of Dr. Antone and Messrs. Michelson, Perla, Monahan and Rendell. Each member is “independent,” as described below, within the meaning of the applicable (1) requirements set forth in the Exchange Act and the applicable SEC rules and (2) listing standards of the NYSE. In addition, all of the members of our compensation committee are “non-employee directors” within the meaning of the rules of Section 16 of the Exchange Act. Our compensation committee held 8 meetings during the year ended December 31, 2024. All members of the compensation committee, at the time of each meeting, attended these meetings. The second amended and restated compensation committee charter is available to any stockholder who sends a request to Global Net Lease, Inc., 650 Fifth Avenue, 30th Floor, New York, New York 10019. The compensation committee charter is also available on the Company’s website at www.globalnetlease.com by clicking on “Investor Relations — Governance.” The information on our website is not intended to form a part of or be incorporated by reference in this Proxy Statement. The principal functions of the compensation committee are to:
•	approve and evaluate all compensation plans, policies and programs, if any, as they affect our executive officers;
•	review and oversee the Company’s annual process, if any, for evaluating the performance of our executive officers;
•	review and approve the compensation of our executive officers;
•
oversee our equity incentive plans, including, without limitation, the issuance of stock options, restricted shares of Common Stock, restricted stock units in respect of shares of Common Stock, dividend equivalent shares and other equity-based awards;

•	review and discuss with management our risk assessment and risk management processes relating to compensation policies and practices;
•	assist the Board of Directors and the chairman in overseeing the development of executive succession plans, if any;
•	determine from time to time the remuneration for our non-executive directors;
•
provide oversight of management’s decisions regarding the compensation of all members of senior management (other than the chief executive officer and other executive officers), including with respect to any incentive-compensation plan awards; and

•	review and make recommendations to the Board regarding a “clawback” policy for compensation based on financial results of the Company.
The compensation committee administers the 2021 Equity Plan and the awards granted thereunder. See “Compensation of Directors” and “Compensation Discussion and Analysis.”

The compensation committee is also responsible for approving and administering all grants of awards to our executive officers. In carrying out its responsibilities, our compensation committee may delegate any or all of its responsibilities to a subcommittee or any other person to the extent consistent with our charter, the compensation committee charter and any other applicable laws, rules and regulations, including the NYSE rules. See “Compensation Discussion and Analysis” for further information.
Nominating and Corporate Governance Committee
The nominating and corporate governance committee is comprised of Ms. Kabnick, Ms. Perrotty and Messrs. Michelson, Kauffman and Rendell, each of whom is “independent,” within the meaning of the applicable listing standards of the NYSE and the SEC rules. Mr. Michelson is the chair of the committee. Our nominating and corporate governance committee held 7 meetings during the year ended December 31, 2024. All members of the nominating and corporate governance committee attended the meeting held during the time he or she was a member. The fourth amended and restated nominating and corporate governance committee charter, second amended and restated Code of Business Conduct and Ethics (the “Code of Ethics”) and our Corporate Governance Guidelines are available to any stockholder who sends a request to Global Net Lease, Inc., 650 Fifth Avenue, 30th Floor, New York, New York 10019. The nominating and corporate committee charter, the Code of Ethics and Corporate Governance Guidelines are also available on the Company’s website at www.globalnetlease.com by clicking on “Investor Relations — Governance.” The information on our website is not intended to form a part of or be incorporated by reference in this Proxy Statement. The nominating and corporate governance committee is responsible for the following:
•	providing counsel to the Board of Directors with respect to the organization, function and composition of the Board of Directors and its committees;
•	overseeing the self-evaluation of the Board of Directors and, if any, the Board’s evaluation of management;
•	periodically reviewing and, if appropriate, recommending to the Board of Directors changes to our corporate governance policies and procedures;
•	identifying and recommending to the Board of Directors potential director candidates for nomination;
•	identifying and recommending committee assignments; and
•	overseeing the Company’s environmental, social and governance strategy, initiatives, practices, performance and policies.
In evaluating directors for nomination to the Board and to serve as members of each committee of the Board, the nominating and corporate governance committee considers the applicable requirements under the Exchange Act, NYSE rules, the Company’s Corporate Governance Guidelines and the charter of the applicable committee and may consider such other factors or criteria as the nominating and corporate governance committee deems appropriate. For purposes of recommending any nominee, the nominating and corporate governance committee may consider all criteria that it deems appropriate, which may include, without limitation:
•	personal and professional integrity, ethics and values;
•
experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly held company in today’s business environment;

•	experience in the Company’s industry and with relevant social policy concerns;
•	experience as a board member of another publicly held company;
•	expertise and experience in an area of the Company’s operations;
•	diversity of both background and experience;
•	the person’s ability to exercise practical and mature business judgment, including ability to make independent analytical inquiries;
•	the nature of and time involved in a director’s service on other boards or committees; and
•	with respect to any person already serving as a director, the director’s past attendance at meetings and participation in and contribution to the activities of the Board.

The nominating and corporate governance committee evaluates each individual nominee in the context of the Board as a whole, with the objective of assembling a group that can best advance the success of the business and exercise judgment using its diversity of experience. The Board of Directors believes that diversity is an important attribute of the members who comprise our Board of Directors and that the members should represent an array of backgrounds and experiences.
Except for the specific requirement set forth in the nominating and corporate governance committee charter that the committee shall review all stockholder nominations and proposals submitted to the Company in accordance with the procedures set forth in the Bylaws, the nominating and corporate governance committee has not adopted a specific policy regarding the consideration of director nominees recommended to our nominating and corporate governance committee by stockholders. The Board believes that the procedures set forth in our nominating and corporate governance committee charter and Bylaws are currently sufficient and that the establishment of a formal policy is not necessary. Stockholders who would like to propose an independent director candidate for the consideration of the Board of Directors may do so by following the procedures under the section entitled “Stockholder Proposals for the 2026 Annual Meeting — Stockholder Proposals and Nominations for Directors to Be Presented at Meetings.”
Finance Committee
The finance committee is comprised of Ms. Kabnick, and Messrs. Kauffman, Michelson, Monahan and Weil. Each member of the finance committee, except for Mr. Weil, is “independent,” within the meaning of the applicable (1) requirements set forth in the Exchange Act and the applicable SEC rules and (2) listing standards of the NYSE. Mr. Kauffman is the chair of the finance committee. Our finance committee held 4 meetings during the year ended December 31, 2024. All members of the finance committee attended the meetings held during the time he or she was a member. The finance committee charter is available to any stockholder who sends a request to Global Net Lease, Inc., 650 Fifth Avenue, 30th Floor, New York, New York 10019. The finance committee charter is also available on the Company’s website at www.globalnetlease.com by clicking on “Investor Relations — Governance.” The information on our website is not intended to form a part of or be incorporated by reference in this Proxy Statement.
The principal functions of the finance committee include:
•	assisting the Board with monitoring and overseeing the Company’s real estate acquisition, disposition, financing, and capital allocation strategy; and
•
reviewing and discussing with management, management’s (i) long-term capital and finance plan, (ii) annual plan, (iii) forward-looking guidance for investors, and (iv) plans with respect to debt and equity offerings and share repurchases and changes in dividend policy.

Director Independence
As required by the NYSE rules and the Company’s Corporate Governance Guidelines, a majority of our directors must be “independent.” The Board of Directors has considered the independence of each director and nominee for election as a director in accordance with the elements of independence set forth in the listing standards of the NYSE, the Exchange Act and SEC rules. Based upon information provided by each director, the nominating and corporate governance committee and the Board of Directors have each affirmatively determined that each of Dr. Antone, Governor Rendell, Ms. Perrotty, and Ms. Kabnick as well as Messrs. Kauffman, Michelson, Monahan, Perla and Richardson, have no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) other than as a director of the Company and is “independent” within the meaning of the applicable listing standards of the NYSE as well as the requirements set forth in the Exchange Act and applicable SEC rules.
Family Relationships
There are no familial relationships between any of our directors and executive officers.

Compensation Committee Interlocks and Insider Participation
During 2024, our compensation committee was comprised of Edward G. Rendell, Dr. M. Therese Antone, Leslie D. Michelson, Michael J.U. Monahan and Stanley R. Perla. No member of the compensation committee is, or ever has been, an officer or employee of the Company, and no member of the compensation committee had any relationships during 2024 requiring disclosure by us under the SEC’s rules requiring disclosure of certain relationships and related-party transactions.
Additionally, during 2024, none of our executive officers was a director of another entity where one of that entity’s executive officers served on the compensation committee of the Company, none of our executive officers served on the compensation committee or other committee serving an equivalent function (or in the absence of such committee, the entire Board) of any entity where one of that entity’s executive officers served on the compensation committee of the Company and none of our executive officers served on the compensation committee or other committee serving an equivalent function (or in the absence of such committee, the entire Board) of another entity where one of that entity’s executive officers served as a director on our Board.
Accordingly, for the fiscal year ended December 31, 2024 there were no interlocks with other companies within the meaning of the SEC’s rules.
Communications with the Board of Directors
Any interested parties (including the Company’s stockholders) may communicate with the Board of Directors or with the independent directors as a group by sending written communications in care of Global Net Lease, Inc., 650 Fifth Avenue, 30th Floor, New York, New York 10019, Attention: Secretary, with a copy to the general counsel. The Secretary will deliver all appropriate communications to the Board of Directors or the independent directors as a group, as applicable, no later than the next regularly scheduled meeting of the Board. If the Board modifies this process, the revised process will be posted on the Company’s website, www.globalnetlease.com.
Insider Trading Policy
The Company has adopted an insider trading policy (the “Insider Trading Policy”) which governs the purchase, sale and/or any other dispositions of the Company’s securities by the Company and its directors, officers and employees and is reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable exchange listing standards. A copy of the Insider Trading Policy has been filed with the 2024 Annual Report, filed by the Company under the Exchange Act on February 27, 2025.

COMPENSATION OF DIRECTORS
Year Ended December 31, 2024
During the year ended December 31, 2024, we paid our independent directors a yearly cash retainer of $75,000, except for the non-executive chair, who received a yearly retainer of $115,000.
We paid an additional total yearly cash retainer of $30,000 to the chairperson of the audit committee, the compensation committee and the nominating and corporate governance committee and a retainer of $20,000 to each other member of the audit committee, the compensation committee and the nominating and corporate governance committee. In addition, each independent director receives an annual grant of restricted stock units (“RSUs”) equal to a grant-date value of $130,000.
Director Compensation Program
Non-employee directors may elect to have all or a portion of the annual cash retainers to which they become entitled paid in shares of the Common Stock pursuant to the 2021 Equity Plan in lieu of cash. An election to receive retainers in Common Stock in lieu of cash must be made prior to the date of the annual meeting of stockholders immediately preceding the director year (i.e., the period from one annual meeting to the next annual meeting); provided, however, that a non-employee director that is newly elected to the Board (whether or not at an annual meeting) will be entitled for a period of thirty (30) days following the director’s initial election to the Board to make a stock election for the director’s initial director year or partial director year of service, as applicable, referred to as the “due date.” The stock election made with respect to a director year is irrevocable.
The number of shares of Common Stock granted will be determined by dividing the amount of the applicable cash retainer (or portion thereof) by the closing price of the Common Stock on the later of (1) the date the director would otherwise have been paid the cash retainer (or applicable portion thereof) in cash, or (2) the due date (in each case rounded down to the nearest whole share) (and if either date is not a trading day, on the next trading day that follows that date). Except as provided below, the Common Stock will be granted to the applicable non-employee director on the payment date or, if later, the due date (or if the payment date or due date, as applicable, is not a trading day, on the next trading day following the payment date or due date, respectively).
As discussed above, each non-employee director receives a grant of RSUs under the 2021 Equity Plan generally effective as of immediately following the date of the annual meeting or the date a new director joins the Board so long as that date is following the annual meeting for the calendar year and prior to December 31 of the year. If a non-employee director is appointed to the Board between January 1 and the date of the annual meeting of stockholders for that calendar year, the non-employee director will not receive an initial equity grant upon the non-employee director’s appointment to the Board. The number of RSUs granted each year will be determined by dividing the amount set out above ($130,000) by the closing price of the Common Stock on the grant date (rounded down to the nearest whole share). Grants of RSUs will be made on a pro rata basis for new members of the Board or a committee or a new chair of the Board or a committee in the initial year of service and otherwise for partial periods of service.
All of the RSUs will vest on the day preceding the date of the annual meeting that follows the applicable grant date, referred to as the “Vesting Date,” generally subject to the non-employee director’s continued service on the Board through the Vesting Date; provided, that in the case of a director’s departure prior to the applicable Vesting Date other than a removal of the director for “Cause” (as defined in the applicable award agreement), the RSUs will vest on a prorated bases as of the date of the director’s departure based on the ratio that the number of days elapsed between the applicable Grant Date and date of the director’s departure bears to the total number of days between the Grant Date and the applicable Vesting Date.
In addition, all then-outstanding Annual RSU Awards held by non-employee directors will vest on the date of consummation of a “Change of Control” (each as defined in the 2021 Equity Plan). RSUs that vest will be settled in shares of Common Stock as soon as reasonably practicable, but in all events within thirty (30) days, following the applicable date on which they vest. Each non-employee director may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board or of any committee thereof. Each non-employee director is eligible for coverage under the Company’s then-current directors’ and officers’

indemnification insurance policy, and any additional indemnification and advancement of expenses that may be provided pursuant to a written indemnification agreement between the non-employee director and the Company. To ensure alignment of interest with the Company’s stockholders, the Board adopted guidelines referred to herein as the “Stock Ownership Guidelines” regarding, among other things, stock ownership by the non-employee directors. Under those guidelines, each non-employee director is expected to own Common Stock equal in value to five times the “annual cash retainers” paid to the non-employee director. A copy of the Non-Employee Director Compensation Guidelines is filed as Exhibit 10.51 to the 2024 Annual Report. A non-employee director has five years from the later of (1) January 1, 2024, the initial effectiveness of the Stock Ownership Guidelines; or (2) the date the non-employee director joins the Board to acquire Common Stock satisfying these guidelines. If the annual cash retainers are increased, the non-employee director will have five years form the time of the increase to acquire any additional Common Stock needed to satisfy the Stock Ownership Guidelines.
The compensation committee may determine, in its sole discretion, the conditions and exceptions to the Stock Ownership Guidelines, on a case-by-case basis, including but not limited to the waiver or modification for non-employee directors who are members of government, academia or similar professions or religious orders.
For the purposes of the Stock Ownership Guidelines, references to “common stock” include all Common Stock beneficially owned (as that term is defined in Section 16 of the Exchange Act) by the non-employee director and specifically includes all awards granted to the non-employee director by the Company pursuant to the 2021 Equity Plan (or any successor plan), whether vested or unvested, but specifically excludes stock options or stock appreciation rights, whether vested or unvested, and unvested portions of any restricted stock or restricted stock unit awards subject, as of the measurement time, to achievement of performance targets.
The compensation committee or the Board, as applicable, is authorized to interpret and construe the guidelines and to make all determinations necessary, appropriate or advisable to administer the Stock Ownership Guidelines. The Stock Ownership Guidelines may also be amended, modified or terminated by the Board or compensation committee at any time, or from time to time, in their sole discretion.
The following table sets forth information regarding compensation of our directors paid during the year ended December 31, 2024:

Name	Fees Paid in Cash	Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation	Changes in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total Compensation
Dr. M. Therese Antone	$132,921	$130,000	—	—	—	—	$262,921
Lisa D. Kabnick	$117,848	$130,000	—	—	—	—	$247,848
Robert I. Kauffman(2)	$47,866	$130,000	—	—	—	—	$177,866
Leslie D. Michelson	$140,348	$130,000	—	—	—	—	$270,348
Michael J.U. Monahan(3)	$50,592	$130,000	—	—	—	—	$180,592
James L. Nelson(4)	—	—	—	—	—	—	—
Stanley R. Perla	$136,750	$130,000	—	—	—	—	$266,750
P. Sue Perrotty	$184,911	$130,000	—	—	—	—	$314,911
Edward G. Rendell	$142,214	$130,000	—	—	—	—	$272,214
Edward M. Weil, Jr.(4)	—	—	—	—	—	—	—
Leon C. Richardson(5)	—	—	—	—	—	—	—

(1)
Amounts reflect the aggregate grant date fair value of the awards. There were no option awards, non-equity incentive compensation, or non-qualified deferred compensation granted to the non-employee directors during fiscal year 2024. All RSUs granted to independent directors on June 13, 2024 will vest on May 22, 2025.

(2)	Mr. Kauffman became a director in March 2024.
(3)	Mr. Monahan became a director in February 2024.
(4)	Mr. Nelson and Mr. Weil did not receive any compensation as directors. Mr. Nelson retired from his position as director and as co-chief executive officer in March 2024.
(5)	Mr. Richardson became a director in March 2025.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) outlines the principles underlying our executive compensation policies and decisions as they relate to the compensation awarded to our NEOs during the fiscal year ended December 31, 2024:
•	Edward M. Weil, Jr. – President and Chief Executive Officer;
•	James L. Nelson – Former President and Co-Chief Executive Officer (resigned effective March 31, 2024);
•	Christopher J. Masterson – Chief Financial Officer, Treasurer and Secretary; and
•	Jesse C. Galloway – Executive Vice President and General Counsel.
Our Business
GNL is a REIT which focuses on acquiring and managing a global portfolio of income producing net-lease assets across the United States, United Kingdom, and Western and Northern Europe. Through the execution of this investment strategy, management has built a unique, best-in-class portfolio that provides a differentiated investment opportunity for our stockholders:

(1)
Based on annualized straight-line rent (“SLR”) as of December 31, 2024; Investment Grade includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade

(2)	Real Estate Value at cost inclusive of intangible real estate assets as of December 31, 2024.
On September 12, 2023, we consummated a series of transactions which resulted in our conversion from an externally-managed REIT that did not have any employees to an internally-managed REIT with a significantly expanded portfolio supported by an experienced management team that we directly employ (the “Internalization”). Since our Internalization, we have worked diligently to successfully executed our strategic business plan and implement a competitive compensation program that is consistent with market practices and governance standards.
The following CD&A highlights our performance accomplishments consistent with our long-term strategy and evolving compensation structure that aims to (i) attract and retain our executive team; (ii) drive our short- and long-term growth objectives; (iii) align our executives’ interests with those of our stockholders and (iv) motivate and reward superior performance by our executive team.

2024 Performance Highlights
In 2024, GNL successfully executed a strategic disposition initiative, meaningfully reduced leverage, increased portfolio occupancy and proactively managed its balance sheet consistent.
KEY FINANCIAL RESULTS

97%

Occupancy: Increased occupancy to 97% from 93% at the end of Q1'24

6.8%

Renewal Spreads: Achieved 6.8% renewal spreads through robust leasing activity in Q4'24

$734M

Net Debt Reduction: Disposition strategy resulted in a $734 million reduction in net debt in 2024

$85M

Cost Synergies: Delivered $85 million in cost synergies as a result of the merger with The Necessity Retail REIT, Inc., exceeding our initial target of $75 million

Improved Balance Sheet(1)(2)

Net Debt Balance
$734 M decrease
$5.3 B
$5.2 B
$5.0 B
$4.8 B
$4.6 B
Q4 2023
Q1 2024
Q2 2024
Q3 2024
Q4 2024

(1)	Net Debt represents total debt outstanding, less cash and cash equivalents and excludes the effect of discounts and deferred financing costs, net
(2)	Represents total debt outstanding of $4.7 billion, less cash and cash equivalents of $160 million. Excludes the effect of discounts and deferred financing costs, net
OTHER KEY PERFORMANCE HIGHLIGHTS

Exceeded Merger Synergies Projection	• Recognized $85 million in cost synergies
• Surpassed the anticipated $75 million projected at the close of the RTL merger and Internalization
• Underscores the effectiveness of GNL’s integration efforts and highlights the Company’s strong executive capabilities

Executed Disposition Plan	• Closed dispositions in 2024 totaled $835 million at a cash cap rate of 7.1% with a weighted average lease team of 4.9 years
• Despite the significant volume of dispositions, including selling $63 million in annual base rent, GNL remained within our original AFFO per share guidance range

Balance Sheet	• Proactively managed the 2025 debt maturity, reducing the outstanding balance by approximately $250 million since original issuance
• We expect the multi-tenant portfolio sale will enable GNL to pay down the outstanding balance on its revolving credit facility, improving GNL’s liquidity position

Our Compensation Philosophy and Recent Compensation Enhancements
The compensation committee has developed the following primary objectives of our executive pay program:
•	Attract and retain our executive team;
•	Drive our short- and long-term growth objectives;
•	Align our executives’ interests with those of our stockholders; and
•	Motivate and reward superior performance by our executive team.
To achieve these objectives, we review our compensation process and market practices on an annual basis and made certain enhancements in 2024 and 2025 to our process and structure that are in line with competitive market and best governance practices, including:

Component	Recent Enhancements
Base Salary
•
For 2025, reduced our CEO’s salary by $1 million to better align with market practice and to redistribute the pay mix to be more heavily weighted toward equity-based awards and at-risk variable compensation

• Other NEOs only received adjustment to the extent that their base salary was below the median of the peer group
Annual Incentive Award (Annual AIP Award)
•
The 2024 Annual Incentive Program (the “AIP”) under which Annual AIP Awards are granted was redesigned to be formulaic and 75-80% based on pre-established performance goals and only 20-25% tied to individual performance

• Eliminated the minimum bonus for the CEO with 100% of his 2025 Annual AIP Award at risk

•
New metrics in the 2025 AIP are directly tied to our strategy to dispose of certain assets and enhance our balance sheet to ensure that our program is consistent with our short-term and long-term priorities

Long-Term Equity Incentives (Annual LTIP Grants)	• Adjusted the timing of the Annual LTIP Grants to a traditional calendar year basis
• Reduced the maximum payout under the PSUs from 275% to 225%

•
Rebalanced the performance metrics to be equally weighted between relative TSR, absolute TSR and a long-term debt reduction goals, with our overall TSR goals calibrated to be slightly higher than the peer group average

Our Compensation Process
Pursuant to its charter, the compensation committee has the authority to determine and recommend to the Board the amount of compensation given to each of the NEOs. The compensation committee oversees the executive compensation program for our NEOs. The compensation committee is comprised of independent, non-employee members of the Board and works with management and an independent compensation consultant to determine appropriate compensation for our NEOs.

Specific roles of each of the parties involved in setting NEO compensation is summarized in the table below:

Compensation Committee	• Oversees the Company’s compensation philosophy and its processes for compensating our NEOs
• Reviews and oversees the Company’s annual process for evaluating executive performance
• Reviews and approves the compensation of our executive officers
• Oversees our equity incentive plans

Management	• Our CEO makes recommendations for NEOs, other than himself, to the compensation committee based on competitive market data and an assessment of individual performance

•
The compensation committee considers such recommendations, in conjunction with input from the compensation committee’s independent compensation consultant, in making compensation decisions or recommendations to the full Board

• The CEO administers the compensation program for non-NEO officers and other Company employees, providing informational updates to the compensation committee
• No officer participates directly in the final deliberations or determinations regarding his or her own compensation package

Independent Compensation Consultant (Engaged a new consultant in July 2024)	• Assists in the establishment of our executive compensation peer group and prepared analyses in terms of competitive pay levels, pay mix and incentive plan design
• Provides input and prepares recommendations related to employment agreements, pay levels and program design for 2025
• Assisted with the preparation of certain portions of this Compensation Discussion and Analysis

•
The compensation committee engaged Ferguson Partners Consulting (“Ferguson Partners”), one of the leading compensation consulting firms in the REIT industry, to serve as the Company’s independent compensation consultant to help the Committee establish the compensation programs. The compensation committee reviewed Ferguson Partners’ independence in accordance with the NYSE Listing Standards and applicable SEC regulations and concluded that the firm’s work did not raise any conflict of interest.

Results of Most Recent Advisory Vote on Executive Compensation
Stockholders are asked annually to cast a non-binding advisory vote to approve the executive compensation of our NEOs. At our 2024 Annual Meeting of Stockholders, we presented our stockholders with a non-binding advisory proposal to approve the compensation of our NEOs. Approximately 79.4% of the votes cast were in favor of the proposal. The compensation committee considers the results of the advisory votes on executive compensation, among other factors described in this Compensation Discussion and Analysis, in evaluating our executive compensation programs and philosophy. The next non-binding advisory vote to approve the executive compensation of our NEOs will be held at the Annual Meeting. Please see Proposal No. 3 contained in this Proxy Statement.
Peer Group
The compensation committee considers external market reference points, including published survey data and the competitive pay levels of an established group of publicly traded peer companies when determining compensation levels for all NEOs. This peer comparison group consists of companies having similar characteristics to the Company, as noted below, and with whom the Company may compete for executive talent.
In August 2024, Ferguson Partners assisted the compensation committee in establishing an executive compensation peer group for year-end 2024 and fiscal 2025 pay decisions to assess competitive pay levels that was constructed based on (i) size, (ii) asset/investment type, and (iii) competition for talent, as follows:
•	Net lease REITs should comprise the majority of the peer group, using peers up to 2.5 times GNL’s total capitalization
•	Select size-based REITs should be included to the extent that that they (i) invest in retail or office assets and (ii) are NYC-based companies with whom the Company directly competes for talent
•	Overall, the peer group is designed so that GNL approximates the median in terms of size

Based on this review, the following adjustments were made from the year-end 2023 to the year-end 2024 peer group:

Companies Added		Removed
+	Acadia Realty Trust (AKR)	-	Highwoods Properties, Inc. (HIW)
+	Empire State Realty Trust, Inc. (ESRT)	-	Host Hotels & Resorts, Inc. (HST)
+	First Industrial Realty Trust, Inc. (FR)	-	Howard Hughes Holdings Inc. (HHH)
+	Medical Properties Trust, Inc. (MPW)	-	Independence Realty Trust, Inc. (IRT)
+	Sabra Health Care REIT, Inc.	-	OUTFRONT Media Inc. (OUT)
+	Urban Edge Properties (UE)	-	Phillips Edison & Company, Inc. (PECO)
		-	STAG Industrial, Inc. (STAG)
		-	Uniti Group Inc. (UNIT)

Based on the foregoing, the compensation committee, with input from Ferguson Partners, reviewed and approved the following peer group to inform year-end 2024 and fiscal 2025 pay decisions:

Company Name	Ticker	Total Cap ($M) (12.31.2024)
Acadia Realty Trust	AKR	$4,986.9
Agree Realty Corporation	ADC	$10,176.0
Broadstone Net Lease, Inc.	BNL	$5,082.5
Empire State Realty Trust, Inc.	ESRT	$5,346.5
EPR Properties	EPR	$6,792.1
Essential Properties Realty Trust, Inc.	EPRT	$7,707.7
First Industrial Realty Trust, Inc.	FR	$9,089.0
Healthcare Realty Trust Incorporated	HR	$11,359.1
LXP Industrial Trust	LXP	$4,101.4
Medical Properties Trust, Inc.	MPW	$11,589.9
NNN REIT, Inc.	NNN	$12,032.7
Omega Healthcare Investors, Inc.	OHI	$15,362.6
Paramount Group, Inc.	PGRE	$5,432.8
Rexford Industrial Realty, Inc.	REXR	$12,472.4
Sabra Health Care REIT, Inc.	SBRA	$6,576.3
Urban Edge Properties	UE	$4,465.1
W.P. Carey Inc.	WPC	$20,048.7
Global Net Lease, Inc.	GNL	$7,338.1
	Median	$6,792.1
		(54th percentile)

Elements of Compensation
The Company uses base salary, annual cash incentives, and long-term equity incentives as its primary tools to achieve its compensation objectives. The Company’s approach to the mix of compensation among these elements emphasizes variable compensation, including bonuses and long-term incentives in the form of stock-based awards, over fixed compensation. The emphasis on stock-based awards vesting over time is intended to promote a long-term perspective and further align management’s interests with that of the Company and its stockholders.

Element	Form	Compensation Objectives and Key Features
Base Salary	Fixed Cash
•
Fixed compensation component that provides a base level of competitive cash to compensate the executive officer for the scope and complexity of the position.

•
Amounts based on an evaluation of experience, position and responsibility; intended to be competitive in the marketplace to attract and retain executives.

Element	Form	Compensation Objectives and Key Features
Annual Incentive Award (Annual AIP Award)	Primarily Performance-Based Cash	• Variable cash compensation component that provides an incentive opportunity for overall achievement of key strategic metrics.

Long-Term Equity Incentives (Annual LTIP Grants)	PSUs and RSUs
•
Variable equity compensation designed to foster meaningful ownership of our Common Stock by management, to align the interests of our management with the creation of long-term stockholder value, and to motivate our management to achieve long-term growth for the Company.

The material components of our executive compensation program and their purposes and key characteristics are summarized in the following chart:

What We Do		What We Don’t Do
✔	Pay-for-Performance. Deliver a significant percentage of annual compensation in the form of variable compensation tied to multi-year performance.	✘	No Tax Gross-Ups. Do not provide excise tax gross-ups.
✔	Benchmark. Provide total compensation opportunities that are intended to approximate comparable peer compensation	✘
No Dividends or Dividend Equivalents on PSU Awards. Do not allow dividends or dividend equivalents to be currently paid on unearned PSUs, with such dividends or dividend equivalents held back and paid only if the underlying PSUs become vested.

✔	Annual Compensation Risk Review. Annually assess risk in compensation programs associated with regulatory, stockholder and market changes.	✘	No Enhanced Retirement Benefits. Do not provide enhanced retirement benefits or other supplemental executive retirement plans, known as SERPs.
✔	Maximum Payouts. Limit both short-term and long-term incentive payouts as a percentage of target awards.	✘	No Single-Trigger Payments or Benefits for Executive Officers. Do not allow for any single-trigger cash severance benefits for executive officers upon a change-in-control.
✔	Clawback Policy. Maintain a clawback policy.	✘	No Problematic Option Practices. Do not have a practice of granting discounted stock options, extending the original option term, or repricing or exchanging underwater stock options.

2024 Compensation Elements
Base Salary
Base salary is intended to reflect job responsibilities and is a visible and stable foundation of our compensation program. 2024 amounts are listed below.

Executive	Amount
Edward M. Weil, Jr. (1)	$2,000,000
James L. Nelson(2)	$—
Christopher J. Masterson	$425,000
Jesse C. Galloway	$550,000

(1)
This is Mr. Weil’s base salary pursuant to his previous employment agreement, which was superseded by the Weil Employment Agreement (as defined below), which Mr. Weil entered into with the Company on November 21, 2024, effective on January 1, 2025, and reduced Mr. Weil’s base salary to $1,000,000 per annum as of such effective date. See below for a description of the Weil Employment Agreement.

(2)	Mr. Nelson resigned from his position as president and co-chief executive officer of the Company effective March 31, 2024.

Base Salary Highlights
Annual base salary rates for our NEOs in effect as of the end of fiscal year 2024 were paid in accordance with employment agreements agreed as part of, or immediately following, our Internalization, which we renegotiated with Mr. Weil to $1,000,000 beginning in 2025 as part of his new
November 2024 employment agreement.
Annual AIP Award
The Annual AIP Award provides eligible participants, including the NEOs, with the opportunity to earn an annual cash bonus award (or, in some cases, an equity award), subject to achieving performance goals determined by the compensation committee in consultation with management as set forth in the AIP for the applicable year. The performance goals for the fiscal year 2024 Annual AIP Award were generally based on (i) the non-GAAP metric adjusted funds from operations (“AFFO”) per share, (ii) the percentage of our tenants that are considered “investment grade” based on adjusted annualized straight line rent (as defined in the AIP), (iii) the achievement of synergies following the Mergers, and (iv) individual and role specific performance criteria.
The compensation committee approved threshold, target and maximum Annual AIP Award opportunities, for each eligible NEO as follows:

Name	Threshold (Percentage of Base Salary)	Target (Percentage of Base Salary)	Maximum (Percentage of Base Salary)
Edward M. Weil, Jr.(1)	—	50%	100%
Christopher Masterson	85%	159%	235%
Jesse C. Galloway(2)	120%	200%	300%

(1)
Represents Mr. Weil’s minimum annual bonus opportunity under his prior employment agreement with the Company, which was in effect for the year ended December 31, 2024. The compensation committee determined to pay the 2024 annual bonus in the form of cash in lieu of payment 50% in cash and 50% in Common Stock as contemplated by the prior employment agreement.

(2)	Mr. Galloway’s annual bonus pursuant to the AIP is payable 50% in cash and 50% in RSUs which are subject to vesting in three equal installments over the first three anniversaries of the date of grant.
The performance goals and achievement of our 2024 Annual AIP was as follows:

	Weighting			Performance Goals
Performance Metric	CEO	CFO	GC	Threshold	Target	Maximum	Actual Performance(1)
AFFO Per Share	40%	35%	15.5%	$1.30	$1.35	$1.40	$1.32
Investment Grade Tenants as % Adjusted Annualized Straight Line Rent	15%	15%	6.7%	53%	56%	59%	62.8%
Achievement of Synergies	25%	25%	11.1%	$71.25 M	$75.00 M	$78.75M	$84.72 M
Individual & Role Specific Performance	20%	25%	66.7%	—	—	—	See Below*

(1)	Actual Performance means the performance attained according to the terms of the applicable performance agreement.
Individual performance measurements for our NEOs included individual and role special criteria were scored at maximum for 2024. Both Mr. Masterson and Mr. Galloway accomplished all performance criteria and excelled on all responsibilities for the year. Additionally, both Mr. Masterson and Mr. Galloway provided exceptional leadership and dedication to the success of GNL. Accomplishments for our CEO, Mr. Weil, included the following:
○	Successfully led GNL through its transition to an internally managed company
○	Created and executed the 2024 strategic disposition plan, exceeding all goals to significantly reduce leverage, while maintaining core assets
○	Materially outperformed expected synergies from the Mergers by prudently managing G&A

In March 2025, the compensation committee approved Annual AIP Awards under the 2024 Annual AIP totaling $1,360,000 for Mr. Weil and $819,655 for Mr. Masterson. The compensation committee also approved an Annual AIP Award for Mr. Galloway for 2024 performance of $761,915 in cash and $761,915 in RSUs that will vest over a three-year period from the grant date of the RSUs.
Annual AIP Highlights
Beginning in 2024, our Annual AIP Award is formulaic and is predominantly based upon the achievement of pre-established metrics directly tied to our annual business plan.
While Mr. Weil’s prior employment agreement included a minimum bonus payout, this provision had no impact on his compensation as a result of the funding level achieved under the
2024 Annual AIP scorecard. Additionally, the minimum bonus was eliminated from our
CEO’s new employment agreement and no such minimum bonus exists for 2025.
Annual LTIP Grant
At the Company’s 2021 annual meeting of stockholders held on April 12, 2021, the Company’s stockholders approved the 2021 Equity Plan. The compensation committee is responsible for approving and evaluating all grants of awards to our NEOs under the 2021 Equity Plan.
In November 2023, following the Internalization, the compensation committee approved an Annual LTIP Grant consisting of grants of RSUs and PSUs to our NEOs under the 2021 Equity Plan as the first grants of its annual long-term incentive compensation program, with a measurement period commencing on October 1st of each year and ending on September 30th each year (the “Initial Measurement Cycle”). The following metrics apply for the 2023 – 2026 PSUs, as there were no PSUs granted in 2024:

Performance Level	Relative TSR (vs. MSCI US REIT Index)	Relative TSR (vs. Custom Net Lease Peer Group)	Absolute TSR	Percentage of Target PSUs Earned
Below Threshold	< 30th percentile	< 30th percentile	< 8%	0%
Threshold	30th percentile	30th percentile	8%	50%
Target	55th percentile	55th percentile	10%	100%
Maximum	= > 75th percentile	= > 75th percentile	= > 12%	275%

In the fourth quarter of 2024, the compensation committee determined, after consultation with Ferguson Partners, that the Initial Measurement Cycle should be moved to a more traditional calendar basis (January 1 to December 31) (the “Current Measurement Cycle”) beginning January 1, 2025, and granted RSUs to our NEOs for the stub period of October 1, 2024 – December 31, 2024 (“Transitional Grant”). There was no Annual LTIP Grant made in 2024, however the next Annual LTIP Grant, consisting of RSUs and PSUs, was made in January 2025, which will be included in our Proxy Statement filed in connection with our 2026 annual meeting of stockholders, and we intend to make future Annual LTIP Grants on the Current Measurement Cycle.

Executive	Approved Value ($)	Number of RSUs
Edward M. Weil, Jr.	$1,375,000(1)	181,878
Christopher J. Masterson	$300,000	41,379
Jesse C. Galloway	$275,000	37,931

(1)	Awarded as part of the Weil Employment Agreement.
The table above shows the number of RSUs awarded to our NEOs in fiscal year 2024 in connection with the Transitional Grant described above. These amounts do not include grants of RSUs that represent the equity portion of awards made under the Company’s 2023 discretionary annual bonus plan that were issued in March 2024 for 2023 performance, of which a portion was payable in cash. No discretionary grants were made under our annual bonus plan for 2024 performance.

Annual LTIP Highlights
We did not make Annual LTIP Grants in 2024 in connection with the compensation program enhancements we made over the past year, which included adjusting the timing of our annual grants to January. Accordingly, in 2024, we only granted transitional RSUs equal to 25% of each
NEO’s Annual LTIP value that will vest over a three year period. The Annual LTIP Grants made in
January 2025 are described below under “2025 Annual LTIP Grant.”
2025 Compensation Elements
During 2024, in collaboration with Ferguson Partners, the compensation committee established a peer group to assess the competitiveness of our compensation program and to inform the compensation committee of market practices when setting our 2025 compensation program. For 2025, the compensation committee provided market-based adjustments to the magnitude of pay opportunities for our NEOs to provide more competitive pay levels (which for our CEO was overweighted to salary vs. equity awards). In addition, the compensation committee also approved changes to the Annual AIP Award and Annual LTIP Grant to better align with competitive market and governance practices and strengthen the alignment of executive compensation with Company performance and investor returns.
Change in CEO Pay Mix
We believe that our 2025 executive compensation program represents a balanced, pay-for-performance approach. As shown below, the target compensation for our CEO has been re-weighted to be more performance-based, at-risk and aligned with Company’s stockholders.
•	87% of our CEO’s target 2025 total compensation is variable which reflects a 20% increase in variable pay following the $1.0 million reduction to our CEO’s base salary
•
A significant majority (68%) of our CEO’s target 2025 compensation is comprised of equity awards that are subject to the same stock price fluctuations as borne by our stockholders, creating significant long-term alignment

•	60% of the Annual LTIP Grant made in January 2025 was in the form of performance-based equity that is contingent on the achievement of 3-year performance goals

(1)	Reflects annual target compensation opportunity; for 2024, time-based equity and performance-based equity reflect target amounts granted in November 2023
2025 Base Salaries
Base salaries for fiscal-year 2025 are listed below. Mr. Weil’s base salary pursuant to his previous employment agreement, which was superseded by the Weil Employment Agreement, which Mr. Weil entered into with the Company on November 21, 2024, and became effective on January 1, 2025, reduced Mr. Weil’s base salary to $1,000,000 per annum as of such effective date. Other NEO’s were adjusted to the extent that their base salary was below the market median:

Executive	2025	2024	Year-over-Year Change %
Edward M. Weil, Jr. (1)	$1,000,000	$2,000,000	-50.0%
Christopher J. Masterson	$440,000	$425,000	+3.5%
Jesse C. Galloway	$550,000	$550,000	0.0%

2025 Annual AIP Award
The compensation committee approved 2025 Annual AIP Award opportunities for each eligible NEO as follows:

Name	Target Opportunity
Edward M. Weil, Jr.	$1,500,000
Christopher Masterson	$800,000
Jesse C. Galloway	$1,100,000

The compensation committee established the goals for the 2025 AIP based on the business plan of the Company in order to determine the final goals. Ferguson Partners, as the compensation committee’s independent compensation consultant in 2024, assisted the compensation committee with the goal-setting process by providing analyses of our internal budgeting, market practice, and expected trends. 2025 AIP metrics and weightings for the NEOs are as follows:

Metric	Weighting	Rationale
AFFO Per Share	20%	Encourages focus on profitability as measured by the most frequently used REIT earnings measurement on a per share basis; mitigates the risk of non-profitable acquisitions or other low-quality growth
Dispositions	20%	Transaction volume is an important goal of GNL in 2025 and a key metric for investors in successfully executing our long-term strategic plan
Net Debt to Adjusted EBITDA	20%
Tests the important balance between reducing debt and preserving earnings. This is often a focus of investors and analysts, and improving this metric is an appropriate goal in our short-term and long-term strategic plan

Total Net Debt Reduction	15%	Has the direct benefit of increasing liquidity, lowering leverage, and decreasing GNL’s credit facility utilization – critical metrics for the rating agencies
Individual & Role Specific Performance	25%
Represents indicators of the executive’s success in fulfilling his or her responsibilities to the Company and in executing the strategic business plan with weighting consistent with the peer group average

In addition to the above, the compensation committee will review the successful execution of certain strategic projects in assessing if the maximum performance has been achieved in determining fiscal year 2025 compensation.
2025 Annual LTIP Grant
The compensation committee established our 2025 Annual LTIP Grant in consultation with Ferguson Partners, as the compensation committee’s independent compensation consultant in 2024 based market practice, our long-term strategic plans and governance standards. The 2025 Annual LTIP Grant was made for NEOs in January 2025 and was designed on the following key market findings:
•	LTIP values were calibrated based on a review of competitive market data and each NEO’s performance relative to their roles and responsibilities

•	Amounts would be allocated 40% to time-based RSUs and 60% PSUs, which is consistent with the average weighting amongst companies in our peer group
•	Time-based RSUs shall vested ratably over three years, which is consistent with our historical practice and the majority of the companies in our peer group
•
PSUs have a three-year performance period of January 1, 2025 through December 31, 2027 and vest between 50% of target at threshold and 225% of target at maximum, which was reduced from 275% of target at maximum used in the annual awards granted in October 2023 to be consistent with the upside leverage used by peer companies

Name	Target Annual PSU Award ($)	Target Annual Time-Based RSU Award ($)	Total 2025 LTIP Target ($)
Edward M. Weil, Jr.	$3,300,000	$2,200,000	$5,500,000
Christopher Masterson	$720,000	$480,000	$1,200,000
Jesse C. Galloway	$660,000	$440,000	$1,100,000

The goals used under the PSU component of the 2025 Annual LTIP include relative and absolute TSR hurdles that are generally calibrated above average of both our peer group and the broader REIT industry as follows:

		Hurdles
Metric	Weight	Threshold (50%)	Target (100%)	Maximum (225%)
Relative TSR vs. Custom Net Lease Peer Group(1)	33.33%	30th percentile	55th percentile	75th percentile
Absolute TSR	33.33%	5.0%	8.0%	12.0%
Net Debt to Adjusted EBITDA	33.33%	6.7x	6.5x	6.3x

(1)
The custom net lease peer group includes 13 net lease REITs, including Agree Realty Corporation, Broadstone Net Lease, EPR Properties, Essential Properties Realty Trust, Four Corners Property Trust, Inc., Getty Realty Corp., Gladstone Commercial Corporation, LXP Industrial Trust, NETSTREIT Corp., NNN REIT, Inc., Orion Office REIT Inc., Peakstone Realty Trust, and W.P. Carey Inc.

Other Compensation and Benefits
Benefits and Other Perquisites
Except for limited perquisites set forth in individual employment agreements, our NEOs are provided with benefits that are generally consistent with those provided to all of the Company’s employees. The Company does not maintain any defined benefit pension plans. The Company maintains a 401(k) plan, and the Company made contributions thereto during fiscal year December 31, 2024.  This plan is generally available to all employees, including the NEOs.
Employment Agreements
The Company has from time to time entered into employment agreements with its NEOs, the material terms of which are described below. See “Compensation Tables –– Potential Payments Upon Termination or Change-in-Control” below for additional details on the payments and benefits upon termination or change of control, as applicable, provided under the employment agreements and/or outstanding equity or equity-based incentive awards.
Employment Agreement with Edward M. Weil.
On November 21, 2024, we entered into an employment agreement with Edward M. Weil, Jr., the Company’s Chief Executive Officer and President (the “Weil Employment Agreement”), which agreement became effective as of January 1, 2025, and replaced and superseded Mr. Weil’s existing employment agreement with the Company, dated May 23, 2023, in its entirety. The Weil Employment Agreement will continue until January 1, 2029, and will automatically renew for additional one-year periods thereafter unless either the Company or Mr. Weil provides written notice of its or his intent not to renew at least 120 days prior to the scheduled expiration date, or unless the Weil Employment Agreement is terminated earlier in accordance with its terms.

Mr. Weil will continue to serve as the Company’s Chief Executive Officer and President and, pursuant to the Weil Employment Agreement, the Company has agreed to use its reasonable best efforts to cause the Company to continue to nominate Mr. Weil as a member of the Company’s Board during the term of the Weil Employment Agreement. Pursuant to the Weil Employment Agreement, Mr. Weil is entitled to, among other things: (1) a base salary at an annual rate of $1.0 million; (2) a performance-based Annual AIP Award cash bonus (the “Weil Annual Bonus”) opportunity for each completed calendar year with a threshold amount of 50% of his annual base salary, a target amount of 150% of his annual base salary and a maximum amount of 200% of his annual base salary, as may be adjusted by the Board or the compensation committee, provided that the actual amount (if any) of any Weil Annual Bonus shall be determined by the Board or the compensation committee in its reasonable good faith discretion based solely upon achievement of performance targets established by the Board or the compensation committee in consultation with Mr. Weil, which targets shall be communicated to Mr. Weil within 90 days following the commencement of the applicable performance year; (3) an annual grant of equity-based LTIP Grants under the Company’s long-term incentive compensation plans with a target grant date fair value of $5.5 million, 40% of which shall be subject to annual time-based vesting, with no vesting schedule extending beyond a four year period, and 60% of which shall be subject to performance-based vesting earned between a threshold amount of 50%, and a maximum amount of 225%, of target, based on the performance targets established by the Board or the compensation committee, unless otherwise mutually agreed between Mr. Weil and the Board or the compensation committee; (4) a one-time signing bonus of $333,333, which is reflected in the 2024 line of the “Bonus” column of the Summary Compensation Table; and (5) certain employee benefits including, among other things, indemnification rights from the Company and expense reimbursement rights for all reasonable and documented business expenses.
In addition, the Board agreed to grant Mr. Weil a one-time Transitional Grant (discussed above) of time-based RSUs, with a grant date fair value of $1,375,000, pursuant to the Weil Employment Agreement, which RSUs vest ratably over a three-year period commencing on October 1, 2024, subject to Mr. Weil’s continued employment through the applicable vesting date.
Upon certain terminations of Mr. Weil’s employment, in addition to payment of accrued but unpaid annual base salary and certain other benefits, Mr. Weil (or his estate, as applicable) would be entitled to the following severance pay and benefits, subject to execution of a release of claims (1) if the termination is by reason of death or disability (as defined in the Weil Employment Agreement), payment of any earned but unpaid Weil Annual Bonus for the previously completed fiscal year, reimbursements of the monthly premiums for Mr. Weil’s healthcare benefits through the 18 months following the date of Mr. Weil’s termination, accelerated vesting of all time-based equity or equity-based awards and accelerated vesting of all performance-based equity or equity-based awards (collectively, the “Weil Vesting Benefits”), and cash severance equal to Mr. Weil’s then current annual base salary, (2) if the termination is by the Company without “cause”, or by Mr. Weil for “good reason” (in each case as defined in the Weil Employment Agreement), the Weil Additional Benefits; the Weil Vesting Benefits, the Company’s reimbursements of the monthly premiums for Mr. Weil’s healthcare benefits for a period of up to 12 months following the date of Mr. Weil’s termination, and cash severance, and (3) if the termination is by the Company without “cause” or by Mr. Weil for “good reason” during the four months preceding, or the 18 months immediately following, a Change in Control (as defined in the Weil Employment Agreement), the Weil Additional Benefits, the Weil Vesting Benefits, subject to the actual achievement of the performance metrics for such equity or equity-based awards measured on the date on which the Change in Control is consummated, the Company’s reimbursements of the monthly premiums for Mr. Weil’s healthcare benefits for a period of up to 18 months following the date of Mr. Weil’s termination, and cash severance.
The Weil Employment Agreement contains customary covenants related to non-competition and non-solicitation of employees and customers for one year following termination of employment, as well as customary covenants related to mutual non-disparagement, confidentiality, and intellectual property rights.
Employment Agreement with James D. Nelson.
In connection with the Internalization, AR Global assigned an employment agreement dated July 10, 2017 between AR Global and James D. Nelson, as amended on March 24, 2022 and November 6, 2023, to the Company (the “Nelson Employment Agreement”), Mr. Nelson served as the Company’s co-chief executive officer until his resignation effective March 31, 2024.
Under the Nelson Employment Agreement, Mr. Nelson was entitled to, among other thing (1) a base salary of $5.25 million per year, and (2) employee benefits including, among other things, indemnification rights from the Company, paid vacation, sick and personal days, participation in the Company’s employee benefit plans, expense reimbursement rights for all reasonable and documented business expenses provided that Mr. Nelson would also be entitled to reimbursement for first class domestic travel and international business travel, and payment of Mr. Nelson’s costs of maintaining professional licenses including the costs of complying with any applicable continuing education requirements.
The Nelson Employment Agreement contained intellectual property and post-termination cooperation covenants, as well as a non-compete and non-solicit of clients of investors that each survive termination of the agreement plus a 12-month period thereafter; a prohibition on soliciting employees and independent contractors (including a no-hire) that survives an 18-month period following termination; and a reciprocal non-disparagement covenant.
Separation Agreement with James D. Nelson
On March 4, 2024, we announced Mr. Nelson would resign as a director of the Company and retire and resign from his position as the Company’s president and co-chief executive officer, effective March 31, 2024 (the “Separation Date”). In connection with his separation from employment, Mr. Nelson and the Company entered into a separation agreement dated March 8, 2024 (the “Separation Agreement”), terminating his employment with the Company and terminating the Nelson Employment Agreement. Pursuant to the Separation Agreement, Mr. Nelson was paid his base salary through April 12, 2024; however, no bonus, paid time off or other compensation will be earned following the Separation Date. Mr. Nelson will also be paid for unused vacation time on April 12, 2024. In exchange for entering into the Separation Agreement and entering into a general release and waiver agreement, the Company will, in addition to the release of Mr. Nelson from certain claims as set forth in the Separation Agreement, (i) accelerate and fully vest Mr. Nelson’s 16,687 unvested restricted shares on March 31, 2024, and (ii) for a period through the sixth anniversary of the Separation Date, maintain customary directors and officers insurance coverage for Mr. Nelson covering his acts or omissions while an officer and director of the Company. Furthermore, for a period of three years following the Separation Date, with respect to all matters presented to the Company’s stockholders, Mr. Nelson agrees to vote all of his shares of Common Stock in the same manner as recommended by the Board. Mr. Nelson’s entitlement to the foregoing is conditioned on his continued compliance with certain restrictive covenants set forth in the Separation Agreement, which include confidentiality, non-disparagement, non-solicitation and non-competition covenants set forth in the Separation Agreement and the Nelson Employment Agreement.
Employment Agreement with Christopher J. Masterson.
On December 20, 2023, we entered into an employment agreement with Christopher J. Masterson (the “Masterson Employment Agreement”), setting forth the terms upon which Mr. Masterson serves as the Company’s chief financial officer. Under the Masterson Employment Agreement, Mr. Masterson’s base salary is $425,000, and he is eligible for an annual bonus, equity and equity-based awards, and employee benefits available to similarly-situated employees of the Company, including reimbursement for payment of Mr. Masterson’s costs of maintaining professional licenses, including the costs of complying with any applicable continuing education requirements.
Upon certain terminations of Mr. Masterson’s employment, in addition to payment of any accrued but unpaid base salary and other accrued amounts, Mr. Masterson (or his estate) will be entitled to the following, subject to execution of an effective release of claims, (1) if the termination is by reason of death or disability, payment of any accrued but unpaid annual bonus for any previously completed fiscal year; a prorated annual bonus for the year in which the termination occurs measured at target if the termination occurs during the first quarter of the applicable fiscal year and measured based on actual performance through the date of termination if the termination occurs after the first quarter of the applicable fiscal year; accelerated vesting of all then-outstanding RSUs; and accelerated vesting of all then-outstanding performance-based equity or equity-based awards based on performance through the end of the applicable performance period(s) and prorated for the period of partial employment, and (2) if the termination is by the Company without “cause” (as defined in the Masterson Employment Agreement) or by Mr. Masterson for “good reason” (as defined in the Masterson Employment Agreement), payment of the accrued and prorated bonuses as described in (1) accelerated vesting of the then-outstanding RSUs that would have vested upon the next vesting date that follows such termination; the performance-based vesting as described in (1), and cash severance equal to one times the sum of annual base salary and average annual bonus for the two years immediately preceding the date of termination, paid in substantially equal installments over the 12-month period immediately following the date of termination. However, if Mr. Masterson’s termination by the Company is without “cause” or is by Mr. Masterson for “good reason” during the “change in control period” (as defined in the Masterson Employment Agreement) and generally spanning the 60 or 180-day period prior to and the 12 or 24-month period following a “change in control”, Mr. Masterson’s termination benefits will be enhanced so that he will be entitled to full vesting of his then-outstanding RSUs; vesting of performance-based equity or equity-based awards will be based on performance through the “change in control” and will not be prorated based on the period of partial employment; and Mr. Masterson’s cash severance will equal 1.5 times the sum of annual base salary and average annual bonus for the two years immediately preceding the date of termination.
The Masterson Employment Agreement also contains customary confidentiality, cooperation and non-disparagement covenants and 12-month post-termination non-competition and non-solicitation covenants.
Employment Agreement with Jesse C. Galloway.
On September 18, 2023, we entered into an employment agreement with Jesse C. Galloway (the “Galloway Employment Agreement”), setting forth the terms upon which Mr. Galloway serves as the Company’s executive vice president and general counsel. Under the Galloway Employment Agreement, Mr. Galloway’s base salary is $550,000, and he is eligible for an annual bonus and equity-based awards, and employee benefits available to senior executives of the Company including payment of Mr. Galloway’s costs of maintaining professional licenses, including the costs of complying with any applicable continuing education requirements.
Upon certain terminations of Mr. Galloway’s employment, in addition to payment of any accrued but unpaid base salary and other accrued amounts, Mr. Galloway (or his estate) will be entitled to the following, subject to execution of an effective release of claims (1) if the termination is by reason of death or disability, payment of any accrued but unpaid annual bonus for any previously completed fiscal year; the a prorated annual bonus for the year in which such termination occurs measured at target if the termination occurs during the first quarter of the applicable fiscal year and measured based on actual performance through the date of termination if the termination occurs after the first quarter of the applicable fiscal year; accelerated vesting of all then-outstanding time-based equity or equity-based awards and accelerated vesting of all then-outstanding performance-based equity or equity-based awards based on performance through the end of the applicable performance period(s) and prorated for the period of partial employment, and (2) if the termination is by the Company without “cause” (as defined in the Galloway Employment Agreement) or by Mr. Galloway for “good reason” (as defined in the Galloway Employment Agreement), payment of the accrued bonus; the pro-rata bonus; the vesting benefits as described in (1), cash severance equal to one times the sum of annual base salary and average annual bonus for the two years immediately preceding the date of termination unless the date of termination occurs on or prior to September 18, 2025, in which case Mr. Galloway will be entitled to an amount equal to the annual bonus at target for the calendar year in which the date of termination occurs, paid in substantially equal installments over the 12-month period immediately following the date of termination; and if Mr. Galloway elects to receive continued coverage under one or more of the Company’s group healthcare plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), payment of the Company’s portion of COBRA continuation coverage for a period commencing on the date of termination and ending upon the 12-month anniversary of the date of termination. However, if Mr. Galloway’s termination by the Company is without “cause” or is by Mr. Galloway for “good reason” during the “change in control period” (as defined in the Galloway Employment Agreement) and generally spanning the 60 or 180-day period prior to and the 12 or 24-month period following a “change in control”, Mr. Galloway’s termination benefits will be enhanced so that he will be entitled to full vesting of his then-outstanding time-based equity or equity-based awards; accelerated vesting of performance-based equity or equity awards based on performance through the “change in control” and will not be prorated based on the period of partial employment; and Mr. Galloway’s cash severance will equal two times the sum of annual base salary and average annual bonus for the two years immediately preceding the date of termination or, if such termination occurs prior to September 18, 2025, the target annual bonus for the calendar year in which the date of termination occurs.
The Galloway Employment Agreement also contains customary confidentiality, cooperation and non-disparagement covenants and 12-month post-termination non-competition and non-solicitation covenants.

Employment Agreement with Ori Kravel
On January 23, 2025, we entered into an employment agreement with Mr. Kravel in connection with his appointment as the Company’s chief operating officer, which agreement became effective as of January 23, 2025 (the “Kravel Employment Agreement”). The Kravel Employment Agreement may be terminated by the Company with or without “cause” (as defined therein), or by Mr. Kravel with or without “good reason” (as defined therein), in each case subject to written notice in accordance with the terms thereof. The Kravel Employment Agreement also terminates automatically upon the death or disability of Mr. Kravel.
Under the Kravel Employment Agreement, Mr. Kravel’s base salary is $415,000, and he is eligible for an annual bonus and equity-based awards, and employee benefits available to similarly-situated senior executives of the Company, including, among other things, indemnification rights from the Company, paid vacation, sick and personal days, participation in the Company’s employee benefit plans, and expense reimbursement rights for all reasonable and documented business expenses.
Upon certain terminations of Mr. Kravel’s employment with the Company, in addition to payment of accrued but unpaid annual base salary and certain other benefits, Mr. Kravel (or his estate, as applicable) would be entitled to the following severance pay and benefits, subject to execution of a release of claims, (1) if the termination is by reason of death or disability (as defined in the Kravel Employment Agreement), payment of any earned but unpaid annual bonus for any previously completed fiscal year and a prorated annual bonus for the year in which such termination occurs measured at the target level (collectively, the “Kravel Additional Benefits”); reimbursements of the monthly premiums for Mr. Kravel’s healthcare benefits through the 18 months following the date of Mr. Kravel’s termination; accelerated vesting of all time-based equity or equity-based awards and accelerated vesting of all performance-based equity or equity-based awards subject, with respect to performance-based awards, to the actual achievement of the performance metrics for such equity or equity-based awards measured at the end of the applicable performance periods (collectively, the “Kravel Vesting Benefits”), (2) if the termination is by the Company without “cause”, or by Mr. Kravel for “good reason”, the Kravel Additional Benefits; the Kravel Vesting Benefits; the Company’s reimbursements of the monthly premiums for Mr. Kravel’s healthcare benefits for a period of up to 12 months following the date of Mr. Kravel’s termination; and cash severance, and (3) if the termination is by the Company without “cause” or by Mr. Kravel for “good reason” during the four months preceding, or the 18 months immediately following, a Change in Control (as defined in the Kravel Employment Agreement), the Kravel Additional Benefits; the Kravel Vesting Benefits; the Company’s reimbursements of the monthly premiums for Mr. Kravel’s healthcare benefits for a period of up to 18 months following the date of Mr. Kravel’s termination; and cash severance.
The Kravel Employment Agreement contains customary covenants related to non-competition and non-solicitation of employees and customers for one year following termination of employment with the Company, as well as customary covenants related to mutual non-disparagement, confidentiality, and intellectual property rights.
Clawback Policy
Consistent with the new requirements of the SEC and NYSE listing standards, we maintain a clawback policy that requires us to seek recovery of erroneously awarded incentive-based compensation received by our covered executive officers (as defined in that policy) during any three-fiscal-year period prior to the date the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement that results from the correction of an error that is material to the previously issued financial statement(s), or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. In the event of a financial restatement, any covered executive officer of the Company would forfeit the amount of any incentive-based compensation paid during the three years preceding the date of the restatement that the Board, or the compensation committee if the Board delegates its administrative authority to the compensation committee, determines exceeds the amount the employee would have received had the revised financial statement(s) been used to determine such compensation.
Tax and Accounting Considerations
As a general matter, our Board and the compensation committee review and consider the various tax and accounting implications of our existing and proposed compensation programs.

Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) requires us to recognize an expense for the fair value of share-based compensation awards. Grants of equity incentive awards under the 2021 Equity Plan are accounted for under FASB ASC Topic 718. The Board and the compensation committee consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our long-term incentive program. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our share-based compensation awards with our overall executive compensation philosophy and objectives.
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally disallows publicly-listed companies a tax deduction for compensation in excess of $1 million paid to certain current and former executive officers (the “covered employees”). Generally, compensation in excess of $1 million paid to each of the covered employees will not be deductible by us. We believe that we qualify as a REIT under the Code and generally are not subject to federal income taxes, provided we distribute to our stockholders at least 90% of our taxable income each year. As a result of the Company’s tax status as a REIT, the loss of a deduction under Section 162(m) of the Code may not affect the amount of federal income tax payable by the Company. In approving the amount and form of compensation for our NEOs in the future, our compensation committee will consider all elements of the cost to the Company of providing the compensation, including the potential impact of Section 162(m) of the Code, if any. Our compensation committee may, in its judgment, authorize compensation payments that are subject to deduction limitations under Section 162(m) of the Code when it believes that doing so is appropriate to attract and retain executive talent.

COMPENSATION COMMITTEE REPORT
The compensation committee of the Board has furnished the following report during the year ended December 31, 2024. The report is not deemed to be “soliciting material” or “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act except to the extent that the Company specifically incorporates it by reference into any such filing.
To the Directors of Global Net Lease, Inc.:
We have reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K of the Securities Exchange Act of 1934, as amended, with management.
Based on the review and discussions described above, we recommended to the Board of Directors of Global Net Lease, Inc. (the “Company”) that the “Compensation Discussion and Analysis” be included in the Company’s proxy statement.
Compensation Committee
Dr. M. Therese Antone (Chair)
Leslie D. Michelson
Stanley R. Perla
Governor Edward G. Rendell
Michael J.U. Monahan

COMPENSATION TABLES
Summary Compensation Table
The following table summarizes the compensation of the Company’s NEOs for each of the fiscal years ended December 31, 2024, 2023, and 2022, respectively, as applicable. For purposes of this table, the Company’s NEOs for 2024 were its two co-chief executive officers during 2024, its chief financial officer, treasurer and secretary, and its executive vice president and general counsel. As discussed in greater detail elsewhere in this Proxy Statement, prior to fiscal year 2023, the Company was an externally managed REIT, did not employ its NEOs and the majority of its NEOs’ compensation was paid by the GNL Advisor. During fiscal year 2023, the Company merged with RTL and thereafter internalized its advisory and management functions such that, as of December 31, 2023, the Company directly employed its NEOs and other employees. The summary of compensation for fiscal years 2024 and 2023 reflected in the below table reflects compensation following the Mergers. In accordance with rules promulgated by the SEC, certain columns relating to information that is not applicable have been omitted from the following tables.

Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
Edward M. Weil, Jr., Chief Executive Officer and President(6)	2024	$2,000,000	$333,333	$1,375,000	$1,360,000	$164,556	$5,232,889
	2023	$519,683	$1,008,757	$3,464,664	—	$47,885	$5,040,989
James L. Nelson, Former Co-Chief Executive Officer and President(7)	2024	$1,716,346	—	—	—	$20,463	$1,736,809
	2023	$1,393,269	—	—	—	$43,997	$1,437,266
	2022	—	—	$500,175	—	$52,445	$552,620
Christopher J. Masterson, Chief Financial Officer, Treasurer and Secretary(8)	2024	$425,000	—	$297,929	$819,655	$118,667	$1,661,251
	2023	$90,096	$628,827	$1,947,518	—	$111,232	$2,777,714
	2022	—	—	$440,325	—	$67,449	$507,774
Jesse C. Galloway, Executive Vice President and General Counsel(9)	2024	$550,000	—	$273,103	$1,523,830	$14,556	$2,361,489
	2023	$137,500	$317,037	$995,046	—	$22,208	$1,471,791

(1)
Amounts shown represent salary paid following the Mergers. Prior to the Mergers, Messrs. Nelson and Masterson were paid in respect of Company services by the GNL Advisor. Mr. Galloway commenced employment with the Company on September 18, 2023. The annualized 2023 salaries for Messrs. Weil, Nelson, Masterson and Galloway were $2.0 million, $5.25 million, $425,000 and $550,000, respectively.

(2)
Amount for Mr. Weil in 2024 represents a signing bonus awarded to Mr. Weil related to his new employment agreement. Amounts shown for 2023 represent cash payments and grants of RSUs under the Company’s discretionary annual bonus plan, which were paid/granted in March 2024 for performance in 2023, with a portion of the value of the award equal to $500,000, $212,500, and $157,143, for each of Messrs. Weil, Masterson and Galloway, respectively, delivered in cash and the remainder of the award value delivered in RSUs.

(3)
Amounts in the “Stock Awards” column reflect the aggregate grant date fair value, calculated in accordance with FASB ASC Topic 718, with respect to awards of restricted shares, RSUs and PSUs under the 2021 Equity Plan for awards granted in 2024, 2023 and 2022 (PSUs were only granted in 2023). For details of the individual grants of RSUs during 2024, please see the Grants of Plan-Based Awards for Fiscal Year 2024 table below. The assumptions on which these valuations are based are set forth in Note 13 to the consolidated financial statements included in the 2024 Annual Report.

(4)
Amounts shown for 2024 represent cash payments for the Annual AIP Award made in March 2025 for performance in 2024, with the exception of Mr. Galloway who received 50% of his bonus in RSUs which vest over a three-year period. Such RSUs were granted to Mr. Galloway pursuant to our 2025 Incentive Plan and if the 2025 Incentive Plan is not adopted by our stockholders at the Annual Meeting pursuant to Proposal No. 4, such RSUs shall be forfeit and the Company shall pay Mr. Galloway the cash value of such RSU award in lieu of shares of Common Stock upon satisfaction of the vesting criteria as more fully described in “Proposal No. 4— Approval of the 2025 Omnibus Incentive Compensation Plan of Global Net Lease, Inc.—Share Reserve—Contingent Awards” below.

(5)
The “All Other Compensation” column reflects (i) dividends on unvested RSAs or RSUs in 2024 and 2023 of approximately $43,997 and $5,907 for Mr. Nelson, respectively, and $104,111 and $111,232, for Mr.  Masterson, respectively; (ii) reimbursement for travel allowance for Mr. Weil of approximately $150,000 and (iii) life insurance premiums and matching 401K contributions for all NEOs.

(6)
Mr. Weil commenced employment with the Company on September 12, 2023. Pursuant to Mr. Weil’s employment agreement that was in effect through January 1, 2025, he was entitled to an annual base salary of $2.0 million. The amount in the “Stock Awards” column for 2024 represents the aggregate grant date fair value of time-based RSUs awarded to Mr. Weil pursuant to the Weil Employment Agreement, which RSUs vest ratably over a three-year period commencing on October 1, 2024.

(7)
On September 12, 2023, the Company assumed Mr. Nelson’s employment agreement, pursuant to which Mr. Nelson was entitled to an annual base salary of $5.25 million. Mr. Nelson resigned from his position as Co-Chief Executive Officer and President effective March 31, 2024.

(8)
On December 20, 2023, the Company entered into an employment agreement with Mr. Masterson, pursuant to which Mr. Masterson is entitled to an annual base salary of $425,000, effective November 7, 2023. The amount in the “Stock Awards” column for 2024 represents the aggregate grant date fair value of Mr. Masterson’s Transitional Grant.

(9)
Mr. Galloway commenced employment with the Company on September 18, 2023. Pursuant to the Galloway Employment Agreement, Mr. Galloway is entitled to an annual base salary of $550,000. The amount in the “Stock Awards” column for 2024 represents the aggregate grant date fair value of Mr. Galloway’s Transitional Grant.

Grants of Plan-Based Awards for Fiscal Year 2024
The following table sets forth information with respect to awards granted to our NEOs under the Global Net Lease, Inc. AIP and the 2021 Equity Plan during the fiscal year ended December 31, 2024.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock and Number of Units (#)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name(1)	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
Edward M. Weil, Jr.	3/4/24							67,385	$539,080
	11/25/24							181,878	$1,375,000
			$1,000,000	$2,000,000
Christopher J. Masterson	3/4/24							55,148	$441,184
	12/27/24							41,379	$297,929
		$361,250	$675,750	$998,750
Jesse C. Galloway	3/4/24							21,178	$169,424
	12/27/24							37,931	$273,103
		$660,000	$1,100,000	$1,650,000

(1)
Represents the potential Annual AIP Award under the Company’s AIP, as described under “Annual AIP Award” in the Compensation Discussion and Analysis section above. The amounts shown for Threshold represent the achievement of the minimum level of performance based on performance against pre-established goals, without any modification, based on the achievement of certain predetermined strategic goals, as described above. The actual payments earned for 2024 performance are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above. Under Mr. Weil’s previous employment agreement that was in effect through December 31, 2024, Mr. Weil’s minimum bonus opportunity was $1.0 million; however, Mr. Weil had the opportunity to receive a bonus in excess of this amount in the event of out-performance. Such previous employment agreement further provided for payment of the bonus 50% in cash and 50% in equity, which the compensation committee determined in March 2025 to pay 100% in cash. Under the Galloway Employment Agreement, Mr. Galloway’s bonus pursuant to the AIP is paid 50% in cash and 50% in equity which may be subject to vesting in three equal installments over the three anniversaries of the grant date, generally subject to his continued service through the applicable vesting date.

(2)
Reflects awards of RSUs under the 2021 Equity Plan which provide for vesting in three equal installments annually commencing one year after the grant date noted in the table above, except with respect to the RSUs granted to Mr. Weil in March 2024, which vest in thirteen substantially equal installments on each monthly anniversary of the grant date. For the grants made in March 2024, dividend equivalents, in amounts equal to the ordinary dividends paid on the shares of Common Stock underlying the RSUs, are accrued and paid when the shares underlying the RSUs become vested. For the RSUs granted in November 2024 and December 2024, however, nonforfeitable cash dividends will be paid, if any, in an amount equal to the ordinary dividends paid on shares of Common Stock, substantially concurrently with the payment of such dividends on our shares of Common Stock, prior to the time that the RSUs have vested and settled in, or converted into, shares of Common Stock. The dividends on these RSUs that receive nonforfeitable cash dividends concurrently with shares of Common Stock are reported in the “All Other Compensation” column of the “Summary Compensation Table” above.

(3)
The grant date fair value is calculated in accordance with FASB ASC Topic 718, disregarding estimates of forfeitures. For additional information on the valuation assumptions, please refer to Note 13 to the consolidated financial statements included in the 2024 Annual Report.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth certain information with respect to outstanding equity awards held by our NEOs as of December 31, 2024. All market values are based on the $7.30 closing price per share of the Common Stock on December 31, 2024, the last trading day prior to fiscal year 2024 year-end.

Name	Grant Date	Number of RSUs or Restricted Shares That Have Not Vested (#)	Market Value of RSUs or Restricted Shares That Have Not Vested ($)	Equity Incentive Plan Awards: Number of PSUs That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned PSUs That Have Not Vested ($)
Edward M. Weil, Jr.	11/29/2023(1)	83,966	$613,171	107,265	$783,035
	3/4/24(2)	20,734	$151,357
	11/25/24(3)	181,878	$1,327,709
Christopher J. Masterson	6/24/2021(4)	5,244	$38,279
	4/25/2022(5)	15,450	$112,785
	6/16/2023(6)	30,000	$219,000
	11/29/2023(1)	30,799	$224,830	39,331	$287,116
	11/29/2023(1)(7)	19,397	$141,601
	3/4/24(8)	55,148	$402,580
	12/27/24(3)	41,379	$302,067
Jesse C. Galloway	11/29/2023(1)	20,299	$148,185	25,923	$189,238
	11/29/2023(1)(7)	11,937	$87,138
	3/4/24(8)	21,178	$154,599
	12/27/24(3)	37,931	$276,896

(1)
These RSUs vest in three equal annual installments beginning on the first anniversary of October 1, 2023. PSUs are shown under Equity Incentive Plan Awards column and in accordance with SEC rules reflect the Threshold amount of PSUs that may be earned. PSUs vest at the end of a three-year performance period subject to achievement of performance metrics.

(2)
Represents RSUs which vest in thirteen substantially equal installments on each monthly anniversary of March 4, 2024. These RSUs were granted in March 2024 as part of the discretionary bonus for performance during the fiscal 2023 year.

(3)
Represents RSUs which vest in three equal annual installments beginning on the first anniversary of October 1, 2025. The RSUs granted in December 2024 to Messrs. Masterson and Galloway relate to the Transitional Grant described above and the RSUs granted to Mr. Weil in November 2024 were a one-time grant related to his entry into the Weil Employment Agreement.

(4)	Represents restricted shares which vest in four equal annual installments beginning on the first anniversary of May 3, 2021.
(5)	Represents restricted shares which vest in four equal annual installments beginning on the first anniversary of April 25, 2022.
(6)	Represents restricted shares which vest in four equal annual installments beginning on the first anniversary of June 12, 2023.
(7)
These RSU awards represent one-time grants, as discussed in the Compensation Discussion and Analysis above, in respect of the NEOs’ continuing efforts overseeing the Company’s transition to internalized management following the Mergers. The RSUs vest in three equal annual installments beginning on the first anniversary of October 1, 2023.

(8)
Represents RSUs which vest in three equal annual installments beginning on the first anniversary of March 4, 2025. These RSUs were granted in March 2024 as part of the discretionary bonus for performance during the fiscal 2023 year.

Option Exercises and Stock Vested
The following table contains information about shares of Common Stock acquired by the NEOs upon the vesting of restricted shares and RSUs during fiscal year 2024. The Company did not have any stock options outstanding in fiscal year 2024.

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Edward M. Weil, Jr.			88,649	$714,376
James L. Nelson			16,687	$122,813
Christopher J. Masterson			51,104	$404,031
Jesse C. Galloway			16,118	$135,230

(1)
For Messrs. Weil and Galloway, represents vesting of RSUs during 2024. For Mr. Masterson, includes vesting of RSUs during 2024, as well as restricted shares that vested on April 25, 2024, May 3, 2024, and September 15, 2024, under the restricted share awards granted on April 25, 2022, June 24, 2021, and October 7, 2020, respectively. For Mr. Nelson, represents vesting of restricted shares in March 2024.

(2)
The Value Realized on Vesting is equal to the product of and number of restricted shares or shares issued upon settlement of RSUs that vested on the applicable vesting date and the closing prices of the Common Stock on such dates.

Potential Payments Upon Termination or Change-in-Control
Pursuant to their individual employment agreements, each of the NEOs is entitled to cash severance, benefits, and in certain cases acceleration of vesting of equity awards upon termination of their employment with the Company and in certain cases change in control of the Company, as described in greater detail below.
The Company does not have any tax gross-up commitment under equity award agreements issued to the NEOs in the event that any portion of severance benefits or equity award acceleration, as applicable, results in the NEO becoming liable for payment of a parachute payment excise tax.

The following table sets forth the amounts each NEO would have received upon termination of employment with the Company as of December 31, 2024 for each of the hypothetical reasons detailed below. The amounts set forth in the table assume that a termination event occurred on December 31, 2024, and that the value of the Common Stock was $7.30 per share, based on the closing price of the Common Stock on December 31, 2024, the last trading day prior to fiscal year 2024 year-end; however, the actual amounts that would be payable in these circumstances can only be determined at the time of the executive’s separation and may differ from the amounts set forth in the table below.

Name	Reason for Payment	Salary Related Payments	Bonus Related Payments	Accelerated Vesting of Equity Awards	Other Benefits	Total
Edward M. Weil, Jr.	Termination by reason of death or disability(1)	$1,000,000	$1,500,000	$3,658,299	$54,936	$6,213,235
	Termination by the Company without cause, by Mr. Weil for good reason(2)	$2,000,000	$3,000,000	$3,658,299	$36,624	$8,694,923
	Termination by the Company without cause or by Mr. Weil for good reason in connection with a change in control(3)	$3,000,000	$4,500,000	$3,658,299	$54,936	$11,213,235
	Termination due to the Company’s non-renewal of the employment term	—	—	—	—	—
Christopher J. Masterson	Termination by reason of death or disability(4)	—	$516,078	$1,310,338	—	$1,826,416
	Termination by the Company without cause or by Mr. Masterson for good reason(5)(6)	$425,000	$516,078	$657,358	—	$1,598,436
	Termination by the Company without cause or by Mr. Masterson for good reason in connection with a change in control(7)(8)	$637,500	$774,116	$1,645,303	—	$3,056,919
	Change in control(9)	—	—	$185,032	—	$185,032
Jesse C. Galloway	Termination by reason of death or disability(4)	—	$1,100,000	$824,514	—	$1,924,514
	Termination by the Company without cause or by Mr. Galloway for good reason, or due to the Company’s non-renewal of the employment term(10)	$550,000	$1,100,000	$824,514	$29,232	$2,503,746
	Termination by the Company without cause, by Mr. Galloway for good reason or due to the Company’s non-renewal of the employment term in connection with a change in control(11)	$1,100,000	$2,200,000	$1,045,287	$43,848	$4,389,135

(1)
Represents base salary, target bonus for 2024 and accelerated vesting of all equity or equity-based awards and accelerated vesting of all performance-based equity or equity-based performance awards. The value of the PSUs reflected in this table is based on the assumed achievement of the Target level of performance, tested at the end of the performance period. The “Other Benefits” column represents 18 months of Company subsidized COBRA coverage.

(2)
The “Salary-Related Payments” column represents two times Mr. Weil’s base salary and the “Bonus-Related Payments” column represents two times the annual bonus at the target level. The “Other Benefits” column represents 12 months of Company subsidized COBRA coverage. The “Accelerated Vesting of Equity Awards” column represents accelerated vesting of all time-based equity or equity-based awards and accelerated vesting of all performance-based equity or equity-based performance awards.

(3)
The “Salary-Related Payments” column represents three times Mr. Weil’s base salary and the “Bonus-Related Payments” column represents three times the annual bonus at the target level. The “Other Benefits” column represents 18 months of Company subsidized COBRA coverage. The “Accelerated Vesting of Equity Awards” column represents accelerated vesting of all time-based equity or equity-based awards and accelerated vesting of all performance-based equity or equity-based performance awards, determined based on actual performance at the time of a chance in control.

(4)
The “Bonus-Related Payments” column represents the average of Mr. Masterson’s bonuses over the last two years, and 100% of Mr. Galloway’s target bonus. Mr. Galloway’s bonus would be paid 50% in cash and 50% in Common Stock. The “Accelerated Vesting of Equity Awards” column represents accelerated vesting of all RSUs and accelerated vesting of all performance-based equity or equity-based performance awards, determined based on actual performance at the end of the performance period and pro-rated for the time employed during the performance period. The value of the PSUs reflected in the table is based on the achievement of the target level of performance.

(5)	The “Salary-Related Payments” column represents 100% of Mr. Masterson’s base salary and the “Bonus-Related Payments” column represents the average of his bonuses over the last two years.

(6)
The “Accelerated Vesting of Equity Awards” column represents accelerated vesting of RSUs that would be earned at the next vesting date after termination and accelerated vesting of all performance-based equity or equity-based performance awards, determined based on actual performance and pro-rated for the time employed during the performance period. The value of the PSUs reflected in the table is based on the achievement of the target level of performance.

(7)	The “Salary-Related Payments” column represents 150% of Mr. Masterson’s base salary and the “Bonus-Related Payments” column represents 150% of the average of his bonuses over the last two years.
(8)
The “Accelerated Vesting of Equity Awards” column represents accelerated vesting of all RSUs and accelerated vesting of all performance-based equity or equity-based performance awards, determined based on actual performance at the end of the performance period without proration. The value of the PSUs reflected in the table is based on the achievement of the target level of performance.

(9)	Represents vesting of 50% of then unvested restricted shares, in accordance with applicable restricted share award agreements.
(10)
The “Salary-Related Payments” column represents 100% of Mr. Galloway’s base salary; the “Bonus-Related Payments” column represents 100% of Mr. Galloways target bonus (to be paid 50% in cash and 50% in Common Stock) and the “Other Benefits” column represents 12 months of Company subsidized COBRA coverage. The “Accelerated Vesting of Equity Awards” column represents accelerated vesting of all RSUs and accelerated vesting of all performance-based equity or equity-based performance awards, determined based on actual performance at the end of the performance period and pro-rated for the time employed during the performance period. The value of the PSUs reflected in the table is based on the achievement of the target level of performance for the period.

(11)
The “Salary-Related Payments” column represents two times Mr. Galloway’s base salary; the “Bonus-Related Payments” column represents two times Mr. Galloways target bonus (to be paid 50% in cash and 50% in Common Stock) and the “Other Benefits” column represents 18 months of Company subsidized COBRA coverage. The “Accelerated Vesting of Equity Awards” column represents accelerated vesting of all RSUs and accelerated vesting of all performance-based equity or equity-based performance awards, determined based on actual performance at the time of a change in control without proration. The value of the PSUs reflected in the table is based on the achievement of the target level of performance.

Pay Ratio
Pursuant to Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are providing information about the relationship of the annual total compensation of our median employee and the annual total compensation of our current President and Chief Executive Officer, Mr. Edward M. Weil, Jr. The pay ratio included in this information represents a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
For 2024, the annual total compensation of Mr. Weil, as provided in the Summary Compensation Table, was $5,232,889. The annual total compensation of our median employee, a full-time, hourly employee who was paid for forty hours during the week containing the determination date, was $138,560 for 2024, which was calculated using the same methodology as required by the Summary Compensation Table. Therefore, the ratio of the annual total compensation of our President and Chief Executive Officer to that of our median employee for the 2024 fiscal year was approximately 37.8:1.
To determine the median employee (excluding Mr. Weil and James L. Nelson, our former co-Chief Executive Officer, who retired from such position effective March 31, 2024), we used December 31, 2024, the end of our 2024 fiscal year as the determination date, and we ranked each employee (other than Mr. Weil and Mr. Nelson) based on their total compensation for 2024. We selected December 31, 2024 as the determination date because it enabled us to make such identification in a reasonably efficient and economic manner. Compensation for permanent employees who did not work the entire measurement period was not annualized; however, no other exemptions, assumptions, adjustments or estimates were used. We excluded four individuals that were located in Europe under the “de minimis” exception because these non-U.S. employees account for less than 3.5% of our total employees. We did not make any cost of living adjustments.
Because the SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above.

PAY VERSUS PERFORMANCE DISCLOSURE
As required by Item 402(v) of Regulation S-K, which was mandated by Section 953(a) of the Dodd-Frank Act, we are providing the following information about the relationship between “compensation actually paid” to our principal executive officers or “PEOs” and “compensation actually paid” to our non-PEO NEOs, and the financial performance of the Company during the years ended December 31, 2024, 2023, 2022, 2021 and 2020 respectively, in each case calculated in a manner consistent with SEC rules, as well as an unranked list of the performance measures that we consider to be our most important measures used to align compensation actually paid to our NEOs for 2024 to Company performance.

							Value of Initial Fixed $100 Investment Based On(5):
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(1)(3)	Summary Compensation Table Total for PEO(2)	Compensation Actually Paid to PEO(2)(3)	Average Summary Compensation Table Total for Non-PEO NEOs(4)	Average Compensation Actually Paid to Non-PEO NEOs(3)(4)	Total Stockholder Return	Peer Group Total Stockholder Return	Net Loss Attributable to Common Stockholders (in thousands)(6)	AFFO per Share(7)
2024	$5,232,889	$3,943,419	$1,736,809	$1,693,591	$2,011,370	$1,680,121	$68.95	$117.01	$(175,316)	$1.32
2023	5,040,989	5,680,921	1,437,266	1,378,690	2,124,752	2,274,935	80.03	111.46	(239,348)	1.40
2022	—	—	552,620	462,027	507,774	382,037	86.50	99.58	(8,363)	1.67
2021	—	—	525,544	405,202	421,870	324,536	93.15	131.65	(8,698)	1.77
2020	—	—	254,683	250,822	216,392	213,111	95.13	93.69	(7,775)	1.79

(1)	Mr. Edward M. Weil, Jr., is the PEO reflected in these columns for the fiscal years ended December 31, 2024 and 2023. Mr. Weil commenced employment with the Company on September 12, 2023.
(2)
Mr. James L. Nelson is the PEO reflected in these columns for the fiscal years ended December 31, 2024, 2023, 2022, 2021 and 2020, respectively. Mr. Nelson resigned from his position as Co-Chief Executive Officer and President effective March 31, 2024.

(3)
Compensation actually paid or “CAP” to our PEOs and Non-PEO NEOs is calculated based on the “Total Compensation” reported in the Summary Compensation Table for each of the applicable fiscal years, adjusted to exclude and include certain items in accordance with Item 402(v) of Regulation S-K as shown below.

(4)
Mr. Christopher J. Masterson is the only non-PEO NEO reflected in these columns for fiscal years 2022, 2021 and 2020, and our only non-PEO NEO for those covered fiscal years. Mr. Masterson is the Company’s Chief Financial Officer, Treasurer and Secretary. Mr. Jesse C. Galloway and Mr. Masterson are the only non-PEO NEOs reflected in these columns for fiscal year 2024 and 2023. Mr. Galloway is the Company’s Executive Vice President and General Counsel.

(5)
Represents cumulative total return to holders of our Common Stock against the cumulative total return of our peer entities, represented by FTSE NAREIT Equity Index (“NAREIT Index”) from December 31, 2019 (the last trading day before fiscal year 2020) through December 31, 2024 (the last trading day of the covered period), calculated from the market close on the last trading day before fiscal year 2020 through and including the end of each applicable fiscal year in the table above for which the TSR is being calculated. The TSR for each investment assumes that $100 was invested in our Common Stock and the respective index on December 31, 2019 through December 31, 2024, including reinvestment of any dividends.

(6)	Net loss attributable to common stockholders as reported in our Annual Reports on Form 10-K.
(7)
AFFO per share as reported in our earnings releases for the covered fiscal years filed as an exhibit to our Current Reports on Form 8-K, which contains a reconciliation of such measure to the nearest comparable GAAP measure reported in our audited financial statements.

PEO SCT Total to CAP Reconciliation—Edward M. Weil, Jr.

			Additions to SCT Total(2)
Fiscal Year	SCT Total	Deductions from SCT Total(1)	Fair Value of Current Year Equity Awards(3)	Change in Fair Value of Prior Years’ Awards Unvested	Change in Fair Value of Prior Years’ Awards that Vested	CAP
2024	$5,232,889	$1,375,000	$1,819,620	$(1,306,560)	$(427,530)	$3,943,419
2023	5,040,989	3,464,664	4,104,597	—	—	5,680,921

PEO SCT Total to CAP Reconciliation—James L. Nelson

			Additions to SCT Total(2)
Fiscal Year	SCT Total	Deductions from SCT Total(1)	Fair Value of Current Year Equity Awards(3)	Change in Fair Value of Prior Years’ Awards Unvested(3)	Change in Fair Value of Prior Years’ Awards that Vested(3)	CAP
2024	$1,736,809	$—	$—	$—	$(43,218)	$1,693,591
2023	1,437,266	—	—	(43,719)	(14,857)	1,378,690
2022	552,620	500,175	500,175	(72,679)	(17,914)	462,027
2021	525,544	499,324	400,718	(19,949)	(1,787)	405,202
2020	254,683	248,963	245,102	—	—	250,822

Average Non-PEO NEOs SCT Total to CAP Reconciliation

			Additions to SCT Total(2)
Fiscal Year	SCT Total	Deductions from SCT Total(1)	Fair Value of Current Year Equity Awards(3)	Change in Fair Value of Prior Years’ Awards Unvested(3)	Change in Fair Value of Prior Years’ Awards that Vested/Fair Value of Awards Vested in Grant Year(3)	CAP
2024	$2,011,370	$285,516	$568,071	$(549,004)	$(64,800)	$1,680,121
2023	2,124,752	1,471,282	1,681,320	(48,077)	(11,778)	2,274,935
2022	507,774	440,325	388,413	(59,095)	(14,730)	382,037
2021	421,870	399,364	320,498	(16,949)	(1,519)	324,536
2020	216,392	211,532	208,251	—	—	213,111

(1)
Represents the grant date fair value of equity-based awards granted each year. The fair values of equity compensation, including such amounts described in the tables above, are calculated in accordance with FASB ASC Topic 718. The amounts shown in the table reflect the total fair value on the date of grant and do not necessarily reflect the actual value, if any, that may be realized by the NEOs.

(2)
We did not report a change in pension value for any of the years reflected in this table because the Company does not maintain a defined benefit or actuarial pension plan and therefore a deduction from SCT related to such pension plans is not needed.

(3)
Reflects the value of equity calculated in accordance with the SEC methodology for determining CAP for each year shown. The fair values of equity compensation, including such amounts described in the tables above, are calculated in accordance with FASB ASC Topic 718. The amounts shown in the table reflect the total fair value on the applicable date(s) listed in the table above, and do not necessarily reflect the actual value, if any, that may be realized by the applicable NEO.

Tabular Disclosure of Most Important Measures to Determine Fiscal 2024 CAP
Our executive compensation program is highly dependent on long-term stockholder returns. The measures that we use for our incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our Company for our stockholders. The financial performance measures listed below represent an unranked list of the most important performance measures used to align compensation actually paid to our NEOs during the year ended December 31, 2024 and Company performance. For additional information, please see the Compensation Discussion and Analysis beginning on page 25. Other than TSR which is already presented in the Pay Versus Performance table above, the Company believes AFFO per share is the Company’s most significant financial performance measure, and, as such, our “company selected measure” for purposes of Item 402(v) of Regulation S-K is AFFO per share.

LTIP Grants:	AIP Bonuses:

TSR	AFFO per share

Investment grade tenants as a percentage of annualized SLR

Relationship Between Company TSR and Peer Group TSR; Financial Performance Measures and CAP
Relationship Between Company TSR and Peer Group TSR
Between the years ended December 31, 2020 and 2021, respectively, the NAREIT Index TSR showed an increase of approximately 41%, while our TSR decreased by approximately 2%. Between the years ended December 31, 2021 and 2022, respectively, the NAREIT Index TSR showed a decrease of approximately 24%, while our TSR decreased by approximately 7%. Between the years ended December 31, 2022 and 2023, respectively, the NAREIT Index TSR showed an increase of approximately 12%, while our TSR decreased by approximately 7%. Between the years ended December 31, 2023 and 2024, respectively, the NAREIT Index TSR showed an increase of approximately 5%, while our TSR decreased by approximately 14%.
Relationship Between Company TSR, Net Loss, AFFO per share and CAP
Between the years ended December 31, 2020 and 2021, respectively, our TSR decreased by approximately 2%, our net loss increased by approximately 12%, our PEO CAP with respect to Mr. Nelson increased by approximately 62%, our average non-PEO NEO CAP increased by approximately 52% and our AFFO per share decreased by approximately 1%.
Between the years ended December 31, 2021 and 2022, respectively, our TSR decreased by approximately 7%, our net loss decreased by approximately 4%, our PEO CAP with respect to Mr. Nelson increased by approximately 14%, our average non-PEO NEO CAP increased by approximately 18% and our AFFO per share decreased by approximately 6%.
Between the years ended December 31, 2022 and 2023, respectively, our TSR decreased by approximately 7%, our net loss increased by approximately 2,762%, our PEO CAP with respect to Mr. Nelson increased by approximately 198%, our average non-PEO NEO CAP increased by approximately 495% and our AFFO per share decreased by approximately 16%.
Between the years ended December 31, 2023 and 2024, respectively, our TSR decreased by approximately 14%, our net loss decreased by approximately 27%, our PEO CAP with respect to Mr. Weil decreased 31%, and with respect to Mr. Nelson increased by approximately 23%, our average non-PEO NEO CAP decreased by approximately 26% and our AFFO per share decreased by approximately 6%.
Policies and Practices Related to the Grant of Certain Equity Awards
In response to Item 402(x)(1) of Regulation S-K, we have not granted new awards of stock options, stock appreciation rights, or similar option-like instruments within four business days before or one business day after the release of a Quarterly Report on Form 10-Q, Annual Report on Form 10-K, or Current Report on Form 8-K that discloses material nonpublic information. Accordingly, we have no specific policy or practice on the timing of awards of such options in relation to the disclosure of material nonpublic information by us. In the event that we determine to grant new awards of such options, the Board of Directors will evaluate the appropriate steps to take in relation to the foregoing.

STOCK OWNERSHIP BY DIRECTORS, OFFICERS AND CERTAIN STOCKHOLDERS
The following table sets forth information regarding the beneficial ownership of shares of Common Stock as of March 15, 2025, in each case including shares of Common Stock which may be acquired by such persons within 60 days, by:
•
each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock based solely upon the amounts and percentages contained in the public filings of such persons;

•	each of the Company’s NEOs and directors; and
•	all of the Company’s executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person or entity has beneficial ownership of a security if such person or entity possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. In computing the number of shares beneficially owned by a person or entity and the percentage ownership of that person or entity in the table below, all shares subject to options, warrants and restricted stock units held by such person or entity were deemed outstanding if such securities are currently exercisable, or exercisable or would vest based on service-based vesting conditions within 60 days of March 15, 2025, assuming that the liquidity event vesting conditions had been satisfied as of such date. These shares were not deemed outstanding, however, for the purpose of computing the percentage ownership of any other person or entity.
The beneficial ownership of our Common Stock is based on 229,548,346 shares of our Common Stock outstanding as of March 15, 2025.
Unless otherwise indicated, we believe that each person named in the table below has sole voting and investment power with respect to all shares of Common Stock beneficially owned by him or her.

Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of Class
BlackRock, Inc.(2)	32,466,309	14.1
The Vanguard Group(3)	30,646,246	13.4
Bellevue Capital Partners LLC(4)	29,388,012	12.8
State Street Corporation(5)	11,801,057	5.1
Directors, Director Nominees and Named Executive Officers:
Edward M. Weil, Jr.(6)	159,184	*
Jesse C. Galloway(7)	16,004	*
Christopher J. Masterson(8)	113,394	*
Dr. M. Therese Antone(9)	14,713	*
Lisa D. Kabnick(10)	233,021	*
Robert I. Kauffman(11)	—	*
Leslie D. Michelson(12)	64,474	*
Michael J.U. Monahan(13)	—	*
Stanley R. Perla(14)	69,241	*
P. Sue Perrotty(15)	68,406	*
Edward G. Rendell(16)	113,779	*
Leon C. Richardson(17)	—
All directors and executive officers as a group (12 persons)(18)	852,216	*

*	Less than 1%.
(1)
Unless otherwise indicated, the business address of each individual or entity listed in the table is 650 Fifth Avenue, 30th Floor, New York, New York 10019. Unless otherwise indicated, the individual or entity listed has sole voting and investment power over the shares listed.

(2)
The business address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001. Blackrock, Inc. has sole voting power over 31,838,126 shares, shared voting power over no shares, sole dispositive power over 32,466,309 shares and shared dispositive power over no shares. The information contained herein with respect to BlackRock, Inc. is based solely on the Amendment No. 6 to the Schedule 13G filed by BlackRock, Inc. with the SEC on February 5, 2025.

(3)
The business address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The Vanguard Group, Inc. has sole voting power over no shares, shared voting power over 253,094 shares, sole dispositive power over 30,125,745 shares and shared dispositive power over 520,501 shares. The information contained herein with respect to The Vanguard Group, Inc. is based solely on Amendment No. 10 to the Schedule 13G filed by The Vanguard Group, Inc. with the SEC on January 30, 2025.

(4)	The business address of Bellevue Capital Partners LLC is 222 Bellevue Avenue, Newport, RI 02840.
(5)
The business address of State Street Corporation is State Street Financial Center, 1 Congress Street, Suite 1, Boston, Massachusetts 02114. State Street Corporation has shared voting power over 9,866,462 shares, shared dispositive power over 11,801,057 shares and no sole voting or dispositive power. The information contained herein with respect to State Street Corporation is based solely on Amendment No. 4 to the Schedule 13G filed by State Street Corporation with the SEC on February 5, 2025.

(6)
Mr. Weil, one of our directors, owns a non-controlling in interest in Bellevue, Mr. Weil does not have direct or indirect voting or investment power over any shares that Bellevue may own or control, directly or indirectly, and Mr. Weil disclaims beneficial ownership of these shares. Accordingly, the shares included as beneficially owned by Mr. Weil do not include the 29,388,012 shares of our Common Stock directly or indirectly beneficially owned by Bellevue. Also, excludes 574,869 shares of Common Stock issuable to Mr. Weil upon vesting of unvested RSUs.

(7)	Excludes 238,325 shares of Common Stock issuable to Mr. Galloway upon vesting of unvested RSUs.
(8)	Includes 50,694 unvested restricted shares and excludes 195,756 shares of Common Stock issuable to Mr. Masterson upon vesting of unvested RSUs.
(9)	Excludes 22,003 shares of Common Stock issuable to Dr.Antone upon vesting of unvested RSUs.
(10)	Excludes 17,808 shares of Common Stock issuable to Ms.Kabnick upon vesting of unvested RSUs.
(11)	Excludes 17,808 shares of Common Stock issuable to Mr. Kaufmann upon vesting of unvested RSUs.
(12)	Excludes 17,808 shares of Common Stock issuable to Mr. Michelson upon vesting of unvested RSUs.
(13)	Excludes 17,808 shares of Common Stock issuable to Mr. Monahan upon vesting of unvested RSUs.
(14)	Excludes 17,808 shares of Common Stock issuable to Mr. Perla upon vesting of unvested RSUs.
(15)	Excludes 25,393 shares of Common Stock issuable to Ms. Perrotty upon vesting of unvested RSUs.
(16)	Excludes 22,003 shares of Common Stock issuable to Governor Rendell upon vesting of unvested RSUs.
(17)	Mr. Richardson became a director in March 2025.
(18)	Includes 50,694 restricted shares and excludes a total of 1,167,389 shares of Common Stock issuable to the directors and officers as group upon vesting of unvested RSUs.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of our Common Stock to file reports of ownership and changes of ownership with the SEC. Copies of all filed reports are required to be furnished to us. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to us during and with respect to fiscal year 2024, as well as written representations by our directors and executive officers, we believe that each such person filed, on a timely basis, the reports required by Section 16(a) of the Exchange Act with respect to fiscal year 2024, except that Mr. Weil inadvertently filed one Form 4 late.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table provides information about awards outstanding and shares remaining available under our equity compensation plans (including any individual compensation arrangements) as of December 31, 2024

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted- average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
	(a)	(b)	(c)
Equity compensation plans approved by securityholders	1,714,075(1)	—(2)	1,305,638
Equity compensation plans not approved by securityholders(3)	—	—	2,295,658
Total	1,714,075	—	3,601,296

(1)
Represents shares of Common Stock underlying outstanding RSUs and PSUs under the 2021 Equity Plan. For PSUs, which may vest in varying amounts depending on the achievement of specified performance criteria, the Target amount of shares that may be issued upon vesting, aggregating 468,392 shares, was used; the Maximum amount of shares that may be issued upon vesting is 1,288,072 shares.

(2)	All RSUs and PSUs are settled in shares of Common Stock on a one-for-one basis and accordingly do not have a Weighted-Average Exercise Price.
(3)
In connection with the RTL merger in September 2023, the Company assumed the 2018 Omnibus Incentive Compensation Plan of RTL, which was neither approved by the Company’s nor RTL’s stockholders. For additional information on such plan see the descriptions thereof in Note 13 of the audited financial statements contained in the 2024 Annual Report on Form 10-K.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Set forth below is a description of certain relationships and related person transactions between us or our subsidiaries and our directors, executive officers or holders of more than 5% of our outstanding capital stock. The summaries of certain provisions of our related party agreements are qualified in their entirety by reference to all of the provisions of such agreements.
The Company monitors related party relationships and related party transactions by requiring that each director and executive officer notify the Company’s general counsel in advance of any proposed transaction that may be considered a transaction with a related person. The Company has adopted a formal Related Party Transactions policy that requires, among other things: notification to the Company’s general counsel in advance of any upcoming transaction that may be considered a transaction with a related person; and review and approval or disapproval by the audit committee for any such proposed transaction in excess of $120,000 to ensure compliance with such policy, NYSE rules, and SEC regulations. In addition, each director and executive officer completes an annual questionnaire that requires disclosure of all transactions with related persons. All transactions with related persons described below were reviewed and approved by the audit committee.
GNL Advisor Transition Services
Pursuant to the agreement governing the Internalization, AR Global, the former parent company of the GNL Advisor, agreed to provide certain transitional services to, and as requested by, the Company on a part-time basis for a period of up to nine months following the closing of the Mergers for which the Company would reimburse GNL Advisor for the pro-rated base salary, bonus and benefits of the employees providing such services, subject to a cap of approximately $945,000 (the “GNL Advisor Transition Services Arrangement”). The Company reimbursed GNL Advisor approximately $492,710 during the year ended December 31, 2024 under the GNL Advisor Transition Services Arrangement and met the cap in June of 2024. The Company agreed to provide substantially similar transitional services to GNL Advisor, subject to a cap of approximately $88,000.

AUDIT COMMITTEE REPORT
The Audit Committee of the Board has furnished the following report on its activities during the year ended December 31, 2024. The report is not deemed to be “soliciting material” or “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates it by reference into any such filing.
To the Directors of Global Net Lease, Inc.:
We have reviewed and discussed with management Global Net Lease, Inc.’s audited financial statements as of and for the year ended December 31, 2024.
We have discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission.
We have received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence and have discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.
Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in Global Net Lease, Inc.’s Annual Report to Stockholders for the year ended December 31, 2024.
Audit Committee
Stanley R. Perla (Chair)
Dr. M. Therese Antone
Lisa P. Kabnick
P. Sue Perrotty

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
Our Board of Directors is currently comprised of ten directors, nine of whom are independent directors. Our Bylaws require us to have at least one director, which is the minimum number required by the MGCL, but not more than 15 directors. At the 2025 Annual Meeting, ten persons will stand for election. The Board has nominated and recommended for election Dr. Antone, Ms. Kabnick and Ms. Perrotty, and Messrs. Kauffman, Monahan, Perla, Weil, Michelson and Richardson and Governor Rendell (individually a “Nominee” and collectively the “Nominees”). The proxy holders named on the proxy card intend to vote “FOR” the election of each of the Nominees.
We know of no reason why any of the Nominees will be unable to serve if elected. If, at the time of the Annual Meeting, any Nominee should become unable to serve, shares represented by the proxies will be voted “FOR” any substitute Nominee designated by the Board of Directors. No proxy will be voted for a greater number of persons than the number of Nominees described in this Proxy Statement.
Vote Required. If a quorum is present, director nominees will be elected by a plurality of all the votes cast. Withhold votes and broker non-votes, if any, will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH NOMINEE, TO SERVE UNTIL THE COMPANY’S 2026 ANNUAL MEETING AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFY.

PROPOSAL NO. 2 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of the Board of Directors has selected and appointed PwC as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2024.
Although ratification by stockholders is not required by law or by our charter or Bylaws, our audit committee believes that submitting its selection to stockholders is a matter of good corporate governance. PwC reports directly to our audit committee. Even if the appointment is ratified, our audit committee, in its discretion, may select a different independent registered public accounting firm at any time if our audit committee believes that a change would be in the best interests of the Company. If our stockholders do not ratify the appointment of PwC, our audit committee will take that fact into consideration, together with any other factors it deems relevant, in determining its next selection of an independent registered public accounting firm.
A representative of PwC will attend the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.
Fees
The following table summarizes the fees billed to us for professional services rendered by PricewaterhouseCoopers LLP, all of which have been approved by the audit committee, for the fiscal years ended December 31, 2024 and December 31, 2023, respectively:

	2024	2023
Audit Fees	$3,200,441	$4,344,975(1)
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$3,200,441	$4,344,975

(1)	Includes non-recurring work related to the Mergers.
Audit fees included fees associated with the annual audit, our annual reports on Form 10-K, the reviews of our quarterly reports on Form 10-Q, and services that are normally provided by our registered independent public accounting firm in connection with statutory and regulatory filings or engagements and that generally only our registered independent public accounting firm can provide. Audited related fees include fees associated with assurance and related services by our registered independent public accounting firm that are reasonably related to the performance of the audit or review of the Company’s financial statements. Tax fees included tax compliance, tax advice and tax planning services. All other fees are those fees for any other products and services provided by our registered independent public accounting firm.
Pre-Approval Policies and Procedures
In considering the nature of the services provided by the independent registered public accounting firm, our audit committee determined that the services were compatible with the provision of independent audit services. Our audit committee discussed these services with the independent registered public accounting firm and the Company’s management to determine that the services were permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the related requirements of the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants. All services rendered by PwC were pre-approved by the audit committee. In February 2025 the audit committee adopted a policy regarding pre-approval of permissible audit, audit-related, and other services provided by the independent registered public accounting firm. Unless a type of service has received general pre-approval under the policy, the service will require specific approval by the audit committee. The policy also includes pre-approved fee levels for specified services and any proposed service exceeding the established fee level must be specifically approved by the audit committee.

Vote Required. If a quorum is present, this proposal requires the affirmative vote of a majority of all the votes cast on the proposal at the Annual Meeting. Abstentions and broker non-votes, if any, will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2025.

PROPOSAL NO. 3 — NON-BINDING ADVISORY VOTE ON
NAMED EXECUTIVE OFFICER COMPENSATION
Pursuant to Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to vote on a non-binding, advisory resolution regarding the compensation of our named executive officers, as disclosed in this Proxy Statement. This proposal, known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers, as disclosed in this Proxy Statement. Approval of this non-binding advisory resolution requires an affirmative vote of a majority of the votes cast with respect to this proposal. For a discussion of our compensation policies and goals, see “Compensation Discussion and Analysis.”
In accordance with Section 14A of the Exchange Act, we are asking stockholders to approve, on a non-binding, advisory basis, the following resolution at the Annual Meeting:
“RESOLVED, that the compensation of the Company’s named executive officers, as disclosed in the proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion, is hereby approved on a non-binding, advisory basis.”
While this resolution is advisory and non-binding, the compensation committee will consider the vote on this proposal in its future discussions regarding the compensation of our named executive officers.
Vote Required. If a quorum is present, this proposal requires the affirmative vote of a majority of all the votes cast on the proposal at the Annual Meeting. Abstentions and broker non-votes will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ADOPTION OF THIS NON-BINDING ADVISORY RESOLUTION.

PROPOSAL NO. 4 — APPROVAL OF THE 2025 OMNIBUS INCENTIVE COMPENSATION
PLAN OF GLOBAL NET LEASE, INC.
Background
Our Board of Directors is recommending approval of the 2025 Omnibus Incentive Compensation Plan of Global Net Lease, Inc. (the “2025 Incentive Plan”). On April 2, 2025, on the recommendation of the compensation committee, the Board of Directors adopted the 2025 Incentive Plan, subject to receipt of stockholder approval at the Annual Meeting.
Stockholder approval of the 2025 Incentive Plan is necessary to allow us to continue to grant equity-based incentive compensation awards to our independent directors and other eligible award recipients under the 2025 Incentive Plan, such as employees and certain consultants and advisors of the Company or its affiliates. These eligible recipients are critical to our continued growth and success. The Board believes that equity-based incentives are essential to our ability to attract, retain and motivate potential award recipients. Therefore, on the recommendation of the compensation committee, the Board has approved, and under this Proposal No. 4 is asking stockholders to approve, the 2025 Incentive Plan to enable us to continue to grant equity-based incentives to independent directors and other eligible award recipients under the 2025 Incentive Plan.
The 2025 Incentive Plan is intended to serve as a successor to the Company’s existing 2021 Equity Plan, which was approved by our stockholders at the 2021 Annual Meeting of Stockholders held on April 12, 2021. We are seeking to replace the 2021 Equity Plan as a result of our prior grant of equity awards representing, in the aggregate, the entirety of the 6,300,000 shares of Common Stock reserved for issuance under the 2021 Equity Plan. Because we have granted awards representing, in the aggregate, the entirety of the shares of Common Stock reserved for issuance under the 2021 Equity Plan, we may no longer make additional awards under the 2021 Equity Plan and have not granted any additional awards since the Record Date.
The Company also maintains the 2021 Advisor Omnibus Incentive Compensation Plan of the Company (the “Advisor Plan”) and assumed the 2018 Omnibus Incentive Compensation of RTL (together, the “Plans”). There are no outstanding awards under these Plans and the Company will not make any grants from these Plans in the future.
The following description of the 2025 Incentive Plan is only a summary and is qualified in its entirety by reference to the 2025 Incentive Plan, a copy of which is included in this Proxy Statement as Appendix A. You should read that text closely since it (and not this summary) will govern the 2025 Incentive Plan.
Shares Available for Issuance
In its determination to approve the 2025 Incentive Plan, the Board sought to ensure that the Company would have an available pool of shares of Common Stock from which to grant long-term equity and equity-based incentive awards into the future. The Board believes these awards serve a key incentive and retention mechanism for our independent directors and other eligible award recipients under the 2025 Incentive Plan. However, the Board is mindful of its responsibility to our stockholders to exercise judgment in granting equity and equity-based awards and seeks to proactively manage dilution.
If our stockholders approve the 2025 Incentive Plan, the total number of shares that will be available for issuance under the 2025 Incentive Plan will be (i) 8,000,000 (comprised of 831,826 shares subject to obtaining stockholder approval of the 2025 Incentive Plan and 7,168,174 shares for future grants), plus (ii) any shares of Common Stock underlying awards outstanding under the 2021 Equity Plan that terminate by expiration or forfeiture, cancellation, lapse or otherwise without issuance of such shares after the date the 2025 Incentive Plan is approved (the “Share Limitation”).
Reasons For the Determination of Share Reserve Under the Amended Plan
In determining to approve the 2025 Incentive Plan, the Board was primarily motivated by a desire to ensure the Company has an available pool of shares from which to grant long-term equity incentive awards, which we believe is a primary incentive and retention mechanism for its employees, directors and consultants. In determining the number of shares by which to increase the reserve under the Amended Plan, the Board reviewed the compensation committee’s recommendations, which were based on an analysis prepared by and recommendations of Ferguson Partners Consulting L.P., the compensation committee’s independent compensation consultant (“FPC”).

This review included a consideration of the following key metrics, factors and philosophies:
Reasonable Plan Cost
•
As of March 25, 2025, the Company had 228,730,355 shares of Common Stock outstanding, there were no shares of Common Stock available for issuance under the 2025 Incentive Plan and the Company had 3,543,416 unvested time-based and performance-based shares outstanding.

•	If the 2025 Incentive Plan is approved, the total number of shares of Common Stock available will be 3% of our Common Stock outstanding, which would not be substantially dilutive to our stockholders.
Responsible Grant and Equity Compensation Governance Practices
•	0.57% three-year average burn rate, which is below the ISS industry benchmark of 1.05%.
•	Majority of our NEO’s annual compensation opportunity is delivered in the form of equity awards.
•	All equity awards granted to our named executive officers vest over at least three years.
•	Majority of equity awards (60%) are performance-based that are subject to rigorous performance hurdles.
Stockholder-Friendly Plan Provisions
•	No Discounted Stock Options or SARs. Stock Options and SARs may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.
•
No Repricing of Stock Options or SARs; Buyout Prohibition. The 2025 Incentive Plan prohibits repricing of Stock Options and SARs, including the cancellation, conversion, exchange, replacement, buyout or surrender of Stock Options and SARs in exchange for cash, other awards, or Stock Options or SARs with an exercise price that is less than the exercise price of the original Stock Options or SARs.

•	No Evergreen Provision. There is no “evergreen” or automatic replenishment provision pursuant to which the shares authorized for issuance under the 2025 Incentive Plan are automatically replenished.
•
No Liberal Share Recycling. The 2025 Incentive Plan does not contain liberal share recycling provisions. Shares surrendered or withheld to pay either the exercise price of an award or to withhold taxes in respect of an award do not become available for issuance as future awards under the 2025 Incentive Plan.

•
No Increase to Shares Reserved for Issuance without Stockholder Approval. The 2025 Incentive Plan prohibits any material amendments that increase the total number of shares that may be reserved for issuance under the 2025 Incentive Plan without stockholder approval.

Burn Rate
The following table provides detailed information regarding the activity related to our equity incentive plans for fiscal years 2024, 2023 and 2022.

	Fiscal Year
	2024	2023	2022
Time-Based Full Value Awards Granted	978,147	1,013,049	255,262
Performance-Based Full Value Awards Granted	—	468,392	—
Total Full Value Awards Granted or Earned	978,147	1,481,441	978,147
Weighted Average Common Shares Outstanding	230,440,385	142,584,332	103,686,395
Burn Rate(1)	0.42%	1.04%	0.94%
3-Year Average Burn Rate		0.80%

(1)	Burn Rate is calculated as (shares subject to full value awards granted) / (weighted-average common stock outstanding).

Contingent Awards
Additionally, we have granted RSU equity awards out of the share reserve pursuant to the 2025 Incentive Plan, and may grant additional such awards prior to the date of the Annual Meeting. Such awards reduce the shares available for future issuance pursuant to the 2025 Incentive Plan and will be subject to stockholder approval of the 2025 Incentive Plan. The RSUs that were granted subject to stockholder approval prior to the date of this Proxy Statement, and the equity awards that may be granted out of the share reserve pursuant to the 2025 Incentive Plan prior to the date of the Annual Meeting, are collectively referred to in this proposal as “Contingent Awards.” In the event stockholder approval of the 2025 Incentive Plan is not obtained, the Contingent Awards will automatically be forfeited and the 2025 Incentive Plan will cease to be effective, and we have agreed to pay the award recipients the cash value of such awards upon satisfaction of the vesting criteria set forth in the applicable award agreement. For additional information on the Contingent Awards, see “—Summary of the Material Terms of the 2025 Incentive Plan—New Plan Benefits” below.
Stockholder Approval Requirement
Stockholder approval of the 2025 Incentive Plan is necessary in order for us to (1) meet the stockholder approval requirements of the New York Stock Exchange, and (2) have the ability to grant incentive stock options (“ISOs”) pursuant to the stockholder approval requirements of Section 422 of the Code.
Summary of the Material Terms of the 2025 Incentive Plan
The following description of the 2025 Incentive Plan is only a summary and is qualified in its entirety by reference to the 2025 Incentive Plan, a copy of which is included in this Proxy Statement as Appendix A.
Purposes
The purposes of the 2025 Incentive Plan, like the 2021 Equity Plan, are to (i) provide incentives to individuals who receive awards under the 2025 Incentive Plan because of their ability to improve operations and increase profits; (ii) encourage selected persons who receive awards under the plan to accept positions with or continue to provide services to (a) the Company, (b) the persons, if any, appointed, employed or contracted with by the Company to be responsible for directing or performing the day-to-day business affairs of the Company, including, without limitation, any entity that is the direct employer of natural persons who are involved in providing services to the Company, and (c) affiliates of the Company; and (iii) further the participation of members of the Board in the growth in value of shares of Common Stock.
Administration
As is the case for the 2021 Equity Plan, the 2025 Incentive Plan is administered by the Board, or a duly appointed committee of the Board of Directors to which the Board has delegated its powers and functions under the 2025 Incentive Plan (such committee or the Board in such capacity, the “Committee”). Any authority granted to the Committee may also be exercised by the Board. The Board has appointed the compensation committee as the “Committee” that will administer the 2025 Incentive Plan. The Committee has the authority, in its sole discretion, subject to the terms of the 2025 Incentive Plan, to determine the eligible persons to whom, and time or times at which, awards will be granted, the amount and type of awards to be granted, the terms of awards (including, but not limited to, the vesting requirements and the impact of termination of service) and all other terms and conditions of awards. The terms and conditions of specific grants of awards are set forth in written award agreements between the Company and the participant. Determinations of the Committee are final, binding and conclusive.
Term of the Plan
Awards may be granted under the 2025 Incentive Plan for no more than ten (10) years following the date the Company’s stockholders approve the 2025 Incentive Plan, which would be May 22, 2035, if stockholders approve the 2025 Incentive Plan at the Annual Meeting.
Eligibility
The following categories of natural persons are eligible to receive awards under the 2025 Incentive Plan: (i) full-time employees of the Company or any of its subsidiaries; (ii) officers of the Company or any of its subsidiaries (“eligible officers”); (iii) members of the Board; (iv) directors of any of the Company’s subsidiaries;

and (v) natural persons whom the Board designates as eligible for an award because the persons: (1) perform bona fide consulting or advisory services for the Company or any of its subsidiaries pursuant to a written agreement (other than services in connection with the offer or sale of securities in a capital-raising transaction), and (2) has a direct and significant effect on the financial development of the Company or any of its subsidiaries; provided that in the case of each of (i) through (v), such natural person may be offered securities registrable pursuant to a registration statement on Form S-8 under the Securities Act and the applicable rules thereunder in effect at the applicable time, and further subject to limitations on eligibility applicable to issuances of “incentive stock options” under the Code.
As of March 25, 2025, there were 75 full-time employees of the Company, four eligible officers (the Company’s NEOs) and nine members of the Board who may receive awards under the 2025 Incentive Plan. For the purposes of the 2025 Incentive Plan, “affiliate” includes with respect to any person, any other person who directly or indirectly controls, is controlled by or is under common control with, that person. The compensation committee determines in its sole discretion whether a person is an “affiliate” for purposes of the 2025 Incentive Plan.
Types of Awards
The following types of awards can be granted under the 2025 Incentive Plan to eligible persons: (i) restricted shares of Common Stock (“Restricted Shares”), (ii) RSUs in respect of shares of Common Stock, (iii) stock options to purchase shares of Common Stock (“Stock Options”) (which may be either ISOs that are intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or Stock Options that are not intended to qualify as Incentive Stock Options (“NQSOs”)), (iv) stock appreciation rights (“SARs”), (v) performance awards (which may be either performance share units, performance units, or performance-based restricted stock), (vi) awards of shares not subject to forfeiture or other conditions (“Stock Awards”), (vii) LTIP Units (as described below), and (viii) Other Equity Awards (as described below). All such awards were provided under the 2021 Equity Plan, except for the performance awards which are new for the 2025 Incentive Plan.
Share Reserve
The total number of shares of Common Stock and any other class of the Company’s Common Stock subsequently designated and classified from time to time (“Shares”) that can be issued or subject to awards under the 2025 Incentive Plan shall be the Share Limitation (as defined above). Shares underlying each type of award that may be granted under the 2025 Incentive Plan will be counted as one Share. If any awards granted under the 2025 Incentive Plan expire or are terminated, cancelled or forfeited for any reason, the Shares underlying those awards (including Shares that could have become issuable with respect to forfeited LTIP Units) will again be available for awards under the 2025 Incentive Plan. To the extent an award is granted under the 2025 Incentive Plan that may be settled solely in cash, the award will not count against this Share Limitation and will not reduce the remaining Shares available for issuance under the 2025 Incentive Plan. Shares tendered or held back on exercise or settlement of an award to cover exercise price or tax withholding, and shares or share equivalents repurchased by the Company with cash proceeds from option exercises, will not be available for future issuance under the 2025 Incentive Plan. Further, upon the exercise of an SAR, the gross number of shares with respect to which the SAR may be exercised, and not the number of shares that may be distributed in settlement of such exercise, will be deducted from the number of shares available for issuance under the 2025 Incentive Plan. The maximum number of Shares that may be delivered pursuant to ISOs during the term of the 2025 Incentive Plan is the Share Limitation. The Share Limitation is subject to adjustment in accordance with the terms and conditions of the 2025 Incentive Plan.
Amendment and Termination
The Board or the Committee may at any time amend, suspend or discontinue the 2025 Incentive Plan, subject to applicable laws, including any applicable requirements for stockholder approval. No amendment, suspension or discontinuation will be made if it would impair the rights of any participant under any award previously granted without the participant’s consent, except to conform the 2025 Incentive Plan and awards granted to the requirements of applicable laws. If the Board or the Committee determines that any award may be subject to Section 409A of the Code, the Board or the Committee may adopt such amendments to the 2025 Incentive Plan and the applicable award agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions that the Board or the Committee determines are necessary or appropriate, without the participant’s consent, for the award to be exempt from or comply with the requirements of Section 409A of the Code. Without the approval of the Company’s stockholders, (i) no Stock Option or SAR may be repriced, replaced, regranted through cancellation, repurchased for cash or other consideration (including any other award), or modified (except in connection with adjustments permitted for certain events as set forth in the 2025 Incentive Plan), in each case, if the effect would be to reduce the exercise price for the Shares underlying the Stock Option or SAR, and (ii) no amendment may be effected to increase the number of Shares reserved for issuance under the 2025 Incentive Plan, to expand the type of awards available under, or extend the term of, the 2025 Incentive Plan or to materially change the method of determining fair market value under the 2025 Incentive Plan.
Adjustments
In the event that the outstanding Shares (or any other securities covered by the 2025 Incentive Plan) are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to Shares or other securities covered by the 2025 Incentive Plan, as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar distribution, an appropriate and proportionate adjustment will be made in: (i) the maximum number and kinds of Shares subject to the Share Limitation; (ii) the numbers and kinds of Shares, units or other securities subject to the then outstanding awards; and (iii) the exercise price for each Share or other unit of any other securities subject to the then outstanding Stock Options and SARs (without change in the aggregate exercise price as to which such awards remain exercisable). Upon the occurrence of any other unusual or nonrecurring event, such as an extraordinary cash distribution on Shares, a corporate separation or other reorganization or liquidation, the Committee may make any adjustments of outstanding awards and their terms as the Committee, in its sole discretion, may deem equitable and appropriate in the circumstances in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2025 Incentive Plan. These adjustments may include adjustments in the terms and conditions of and the criteria included in, awards in recognition of unusual or nonrecurring events (including, without limitation, the events above) affecting the Company or the Company’s operating partnership, Global Net Lease Operating Partnership, L.P., a Delaware limited partnership (the “OP”), or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are equitable and appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2025 Incentive Plan.
Any adjustments made will include any correlative modifications of awards, including of Stock Right exercise prices, rates of vesting or exercisability and business objectives which the Committee may deem necessary or appropriate so as to ensure the rights of the award recipients in their respective awards are neither substantially diminished nor expanded as a result of the adjustment and corporate action other than as permitted under the 2025 Incentive Plan.
Fractional Shares
The Committee, in its discretion, may determine that no fraction of a Share or other security will be purchasable or deliverable upon exercise of an award. The Committee may also determine, in its discretion, to adjust any number of Shares or other securities associated with an award to the nearest smaller whole number if any adjustment under the 2025 Incentive Plan causes the number to include a fraction of a Share or other securities. However, no adjustment of a Stock Right exercise price per Share may result in an exercise price which is less than the par value of the Share.
Effect of a Change in Control
Pursuant to the terms of the 2025 Incentive Plan, the Committee may provide in an award agreement that an award will vest on an accelerated basis upon the participant’s termination of employment or service in connection with a change of control (as defined in the 2025 Incentive Plan), and that an applicable award agreement may provide that a participant’s award will be treated in accordance with one or more of the following methods as determined by the Committee in its sole discretion: (i) settle such awards for an amount (as determined in the sole discretion of the Committee) of cash or securities, where in the case of Stock Options and SARs, the value of such amount, if any, will be equal to the in-the-money spread value (if any) of such awards; (ii) provide for the assumption of the awards or the issuance of substitute awards by the surviving corporation or its parent or subsidiary of equivalent awards that will substantially preserve the otherwise applicable terms of any affected awards previously granted under the 2015 Incentive Plan, as determined by the Committee in its sole discretion; (iii) modify the terms of such awards to add events, conditions or circumstances (including termination of employment or service within a specified period after a change of control) upon which the vesting of such awards or lapse of restrictions thereon will accelerate; (iv) deem any performance goals satisfied at target, maximum or actual performance through the closing or provide for the performance conditions to continue (as is or as adjusted by the Committee) after the closing; or (v) provide that for a period of at least twenty (20) days prior to the change of control, any Stock Options or SARs that would not otherwise become exercisable prior to the change of control will be exercisable as to all Shares subject thereto (but any such exercise will be contingent upon and subject to the occurrence of the change of control and if the change of control does not take place within a specified period after giving such notice for any reason whatsoever, the exercise will be null and void) and that any Stock Options or SARs not exercised prior to the consummation of the change of control will terminate and be of no further force and effect as of the consummation of the change of control.
Types of Awards Authorized Under the 2025 Incentive Plan
Stock Options. Stock Options granted under the 2025 Incentive Plan entitle the participant to purchase a specified number of Shares, subject to vesting provisions, at an exercise price set by the Committee at the time of grant. The exercise price of a Stock Option may not be less than 100% of the fair market value of a Share on the grant date (not less than 110% in the case of ISOs granted to owners of 10% or more of the Company’s outstanding voting stock). The term of each Stock Option is established by the Committee at grant, but may not exceed ten years from the grant date (five years in the case of ISOs granted to owners of 10% or more of the Company’s outstanding voting stock). The Committee determines when each Stock Option may be exercised.
Under the 2025 Incentive Plan, the Committee may grant ISOs that qualify under Section 422 of the Code or NQSOs. ISOs are subject to certain requirements under the 2025 Incentive Plan as well as under the Code and may only be granted to employees of the Company or a parent or subsidiary of the Company.
A participant may elect to exercise Stock Options by giving written notice to the Committee of the election at any time. The participant must specify the number of Stock Options to be exercised and provide payment in full of the aggregate purchase price. Payment may be made (i) in cash or by check, bank draft or money order, (ii) if permitted by the Committee, by delivery of Shares with a fair market value equal to the aggregate exercise price of Shares to be purchased, (iii) if permitted by the Committee, by surrender of the Stock Option as to all or part of the Shares for which the Stock Option is exercisable in exchange for Shares having an aggregate fair market value equal to the difference between the aggregate fair market value of the surrendered portion of the Stock Option and the aggregate exercise price under the Stock Option for the surrendered portion of the Stock Option or (iv) if the Shares are traded on an established market, through a cashless exercise procedure whereby Shares subject to the Stock Option are sold (other than to the Company) in a brokered transaction.
In general, unless otherwise determined by the Committee and set forth in an award agreement, all unvested Stock Options will terminate upon a termination of service for any reason, and vested options will generally remain exercisable for a period of three months following termination of service.
SARs. SARs may be granted either with a Stock Option (a “tandem SAR”) or independent of a Stock Option (a “non-tandem SAR”). A SAR is a right to receive a payment either in cash or Shares (as determined by the Committee) equal in value to the excess of the fair market value of one Share on the date of exercise over the exercise price per Share of the SAR. A non-tandem SAR is subject to the terms and conditions of the 2025 Incentive Plan, including, without limitation, that the purchase price may not be less than 100% of the fair market value of a Share on the date of grant and the post-termination exercise periods applicable to Stock Options are applicable to SARs (unless otherwise provided in an award agreement).
A tandem SAR is subject to the same terms and conditions of the related Stock Option, and, therefore, terminates and is no longer exercisable upon the termination or the exercise of the Stock Option granted in conjunction with the SAR. In addition, the purchase price of a tandem SAR may not be less than 100% of the fair market value of a Share on the date of grant. The term of each non-tandem SAR will be fixed by the

Committee, but, in any event, will not be more than ten years from the date of grant. Tandem SARs may be exercised only at the times and to the extent that the Stock Options to which they relate are exercisable, and the Committee determines at grant when non-tandem SARs are exercisable.
Restricted Shares and RSUs. The Committee will determine when grants of Restricted Shares or RSUs will be made, the number of Shares to be awarded, the purchase price (if any) to be paid, when those awards may be subject to forfeiture (if any), the vesting schedule (if any) and all other terms and conditions of the Restricted Share or RSU award. Restricted Share awards entitle the recipient to receive Shares under terms that provide for vesting upon continued service, performance or other factors that the Committee may determine. Restricted Shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of Restricted Shares may receive cash distributions prior to the time that the restrictions on the Restricted Shares have lapsed, although any distributions to holders of Restricted Shares that are payable in Shares are subject to the same restrictions as the underlying Restricted Shares. RSUs represent a contingent right to receive Shares at a future settlement date, subject to the recipient satisfying vesting conditions and other restrictions, which may include continued service, performance or other factors that the Committee may determine. RSUs may not, in general, be sold or otherwise transferred until vesting conditions have been satisfied. Holders of RSUs do not have or receive any voting rights with respect to the RSUs or any Shares underlying any award of RSUs, but holders of RSUs are generally credited with dividend or other distribution equivalents that are subject to the same vesting conditions and other restrictions as the underlying RSUs and are paid at the same time the RSUs are settled in Shares. The Committee may condition the grant or vesting of Restricted Shares or RSUs upon continued service, performance or such other factors as the Committee may determine. Unless otherwise determined by the Committee at grant or thereafter, upon a participant’s termination for any reason during the relevant restriction period, all Restricted Shares and RSUs still subject to restriction will be forfeited.
Performance Awards. The Committee may grant one or more awards of performance share units, performance units, or performance-based restricted stock (“Performance Awards”), the terms and conditions of which shall be set forth in an award agreement. Performance Awards are subject to the achievement of certain performance objectives which may be expressed in terms of: (i) net earnings; (ii) earnings per share; (iii) net debt; (iv) revenue or sales growth; (v) net or operating income; (vi) net operating profit; (vii) return measures (including, but not limited to, return on assets, capital, equity or sales); (viii) cash flow (including, but not limited to, operating cash flow, distributable cash flow and free cash flow); (ix) earnings before or after taxes, interest, depreciation, amortization and/or rent; (x) share price (including, but not limited to growth measures and total stockholder return); (xi) expense control or loss management; (xii) customer satisfaction; (xiii) market share; (xiv) economic value added; (xv) working capital; (xvi) the formation of joint ventures or the completion of other corporate transactions; (xvii) gross or net profit margins; (xviii) revenue mix; (xix) operating efficiency; (xx) product diversification; (xxi) market penetration; (xxii) measurable achievement in quality, operation or compliance initiatives; (xxiii) quarterly dividends or other distributions; (xxiv) employee retention or turnover; or (xxv) any other individual, operational, financial or other goal as may be determined by the Committee; (xxvi) funds from operations or adjusted funds from operations; or (xxvii) any combination of or a specified increase in any of the foregoing. Prior to the vesting, payment, settlement or lapsing of any restrictions with respect to any Performance Award, the Committee shall determine the extent to which the applicable performance objectives have been satisfied.
Stock Awards. The Committee is authorized to grant Stock Awards under the 2025 Incentive Plan. A Stock Award is an award of Shares that are not subject to restrictions or other forfeiture conditions, and may include awards of fully vested shares or shares granted in lieu of other compensation. The Committee will determine when grants of Stock Awards will be made, the number of Shares to be awarded and all other terms and conditions of the Stock Award.
LTIP Units. An LTIP Unit is an award of a unit representing an interest in the OP under the 2025 Incentive Plan pursuant to and in accordance with the agreement of limited partnership of the OP. The Committee will determine when grants of LTIP Units will be made, when those awards may be subject to forfeiture (if any), the vesting schedule (if any) and all other terms and conditions of the LTIP Unit award. The Committee may grant LTIP Units as standalone awards or in tandem with other awards under the 2025 Incentive Plan. Unless otherwise determined by the Committee at grant or thereafter, upon a participant’s termination for any reason during the relevant restriction period, all LTIP Units still subject to restriction will be forfeited. The Committee may condition the grant or vesting of LTIP Units upon continued service, performance or such other factors as the Committee may determine.
Other Equity Awards. The Committee is authorized to grant Other Equity Awards under the 2025 Incentive Plan. Other Equity Awards are awards other than Stock Options, SARs, Restricted Shares, RSUs, LTIP Units and Stock Awards. The Committee will determine when Other Equity Awards will be made and the terms and conditions of Other Equity Awards.
Nontransferability of Awards
Generally, awards granted under the 2025 Incentive Plan are not transferable other than with consent of the Committee or by will or by the laws of descent and distribution.
Material U.S. Federal Income Tax Consequences Relating to the 2025 Incentive Plan
The following discussion of the principal U.S. federal income tax consequences of awards made under the 2025 Incentive Plan is based on statutory authority and judicial and administrative interpretations as of the date of this Proxy Statement, which are subject to change at any time (possibly with retroactive effect). This discussion does not address U.S. alternative minimum tax, U.S. federal estate tax, social security tax or foreign, state and local tax issues which may arise in connection with the 2025 Incentive Plan. Since these rules are technical and complex, the discussion below represents only a general summary.
Restricted Shares. A participant who receives an award of Restricted Shares will generally not have taxable income upon the grant unless the participant makes an election under Section 83(b) of the Code within 30 days of the date of grant. If a timely 83(b) election is made, then the participant will have ordinary compensation income on the date of grant equal to the fair market value of the Restricted Shares stock less the purchase price and, when the shares are sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the participant’s tax basis with respect to those shares (which will generally be equal to the amount of income reported by the participant with respect to the receipt of the shares). If the participant does not make a timely Section 83(b) election, then when the Restricted Shares vest, the participant will have compensation income equal to the value of the shares on the vesting date less the purchase price. When the shares are sold, the participant will have capital gain or loss equal to the sales proceeds less the value of shares on the vesting date. Generally, any capital gain or loss will be long-term if the participant held the shares for more than one year and otherwise will be short-term. The holding period for purposes of capital gain or loss generally will commence on the date of vesting (or the date of grant if a timely Section 83(b) election is made).
RSUs. A participant who receives an RSU award will not have taxable income upon the grant of an RSU. A participant is not permitted to make a Section 83(b) election with respect to an RSU award. When the RSU vests, the participant will have ordinary compensation income on the vesting date in an amount equal to the fair market value of a share on the vesting date less the purchase price, if any. When the shares acquired upon settlement of an RSU award are sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the shares on the vesting date. Generally, any capital gain or loss will be long-term if the holder held the shares for more than one year and otherwise will be short-term.
NQSOs. A participant who receives an award of NQSOs will not have taxable income on the grant. Generally, on exercise of NQSOs, the participant will recognize ordinary compensation income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. The participant’s basis in the shares acquired on exercise for purposes of determining gain or loss on subsequent disposition of such shares generally will be the fair market value of the shares on the date the NQSO is exercised. Any subsequent gain or loss will be generally taxable as capital gain or loss.
ISOs. A participant who receives an award of ISOs will not have taxable income on the grant or when the ISO is exercised. The sale of shares acquired upon exercise of an ISO that satisfies the applicable ISO requirements, including the holding periods described below, will result in a long-term capital gain or loss equal to the difference between the amount realized on sale and the exercise price of the ISO. To receive this treatment, the participant must have been an employee of the Company at all times during the period beginning on the date the ISO was granted and ending on the date three months before the date of exercise, and the participant must not have disposed of the shares acquired upon exercise of the ISO either (A) within two years after the date of grant of the ISO or (B) within one year of the date of exercise. If the shares are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the participant will recognize ordinary compensation income in an amount equal to the difference between the exercise price and the fair market value of shares on the date the ISO is exercised. An ISO exercised more than three months after a participant’s termination of employment will be taxed as if the ISO was a NQSO, and the participant will be deemed to recognize ordinary compensation income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. The aggregate fair market value of shares (determined at the time of grant) with respect to which ISOs can be exercisable for the first time by a participant during any calendar year cannot exceed $100,000. Any excess will be treated as if the ISO was a NQSO, and the participant will be deemed to recognize ordinary compensation income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise.
SARs. A participant who receives an award of SARs will not realize taxable income upon the grant of the SAR, but on exercise of the SAR the fair market value of the shares (or cash in lieu of shares) received will be treated as ordinary compensation income on the date of exercise.
Stock Awards. An eligible person who receives a Stock Award will generally recognize ordinary compensation income upon the grant equal to the fair market value of any shares received if the Stock Award is not subject to vesting and/or transfer conditions. When the shares received in respect of the Stock Award are sold, the participant will have capital gain or loss equal to the difference between the amount realized on the sale and the participant’s tax basis with respect to those shares (which will generally be equal to the amount of income reported by the participant with respect to the receipt of the shares). Generally, any capital gain or loss will be long-term if the holder held the shares for more than one year and otherwise will be short-term.
LTIP Units. The Company anticipates that LTIP Units will have a value of zero for U.S. federal income tax purposes at the time of grant because such LTIP Units are designed to share only in the future profits, and appreciation in value, of the OP, the entity through which substantially all of the Company’s operations are conducted. The LTIP Units are intended to be “profits interests” for U.S. federal income tax purposes. Accordingly, it is expected that neither the grant nor the vesting of LTIP Units will result in the recognition of income or loss to the participant. However, if an LTIP Unit is treated as having a value greater than zero on the date of grant, the tax consequences to a participant who is granted an award of LTIP Units will depend on whether the LTIP Units are subject to vesting and whether the participant makes a timely election under Section 83(b) of the Code. If the participant does not make a timely Section 83(b) election with respect to an award of LTIP Units, the participant will not recognize income on receipt of the LTIP Units, and upon vesting or lapse of restrictions on the LTIP Units, as applicable, the participant would recognize compensation income equal to the amount by which the then current fair market value of such LTIP Unit exceeds the price paid for such LTIP Unit on grant. However, if the participant makes a timely Section 83(b) election with respect to an award of LTIP Units, the participant will recognize compensation income on the date of grant equal to the amount by which the then fair market value of such LTIP Unit exceeds the amount paid for such LTIP Unit, and there will be no further income recognition upon the vesting or lapse of restrictions on such LTIP Unit.
Other Equity Awards. An eligible person who receives an Other Equity Award generally will not recognize taxable income upon the grant of Other Equity Awards. When the conditions and requirements for the grants have been satisfied and the Award is settled, any cash received or the fair market value of any shares or other securities received will constitute ordinary compensation income to the participant. If the participant sells any shares or other securities acquired pursuant to the grant of an Other Equity Award, the difference between the amount realized on the sale and the participant’s tax basis with respect to those shares or other securities (which, generally, will be equal to the amount of income reported with respect to the payment of the shares or other securities) will be taxed as short- or long-term capital gain or loss, depending on whether the one-year capital gain holding period is met.
Section 16(b). Any of our officers and outside directors subject to Section 16(b) of the Exchange Act may be subject to Section 16(b) liability as a result of special tax rules regarding the income tax consequences concerning their awards under the 2025 Incentive Plan.
Parachute Payments. In the event that the payment of any award under the 2025 Incentive Plan is accelerated because of a change in ownership (as defined in Section 280G(b)(2) of the Code) and such payment of an award, either alone or together with any other payments made to certain participants, constitutes parachute payments under Section 280G of the Code, then, subject to certain exceptions, a portion of such payments would be nondeductible to the Company and the participant would be subject to a 20% excise tax on such portion.
Section 409A of the Code. Section 409A of the Code provides that all amounts deferred under a nonqualified deferred compensation plan are includible in a participant’s gross income to the extent such amounts are not subject to a substantial risk of forfeiture, unless certain requirements are satisfied. If the requirements are not satisfied, in addition to current income inclusion, interest at the underpayment rate plus 1% will be imposed on the participant’s underpayments that would have occurred had the deferred compensation been includible in gross income for the taxable year in which first deferred or, if later, the first taxable year in which such deferred compensation is not subject to a substantial risk of forfeiture. The amount required to be included in income is also subject to an additional 20% tax. The Company intends that awards granted under the 2025 Incentive Plan will be exempt from, or comply with, Section 409A of the Code.
Tax Effects to the Company; Section 162(m) of the Code. Generally the Company may be entitled to a tax deduction in connection with an award under the 2025 Incentive Plan in an amount equal to the ordinary compensation income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a NQSO), provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code. Special rules under Section 162(m) of the Code limit the deductibility of compensation paid by a public company during a tax year to its chief executive officer, its chief financial officer and its other three most highly compensated executive officers for that tax year (collectively, “covered employees”) and for any individual who was a covered employee of the Company during tax years beginning in 2017. Under Section 162(m) of the Code, the annual compensation paid to any covered employee will be deductible only to the extent that it does not exceed $1,000,000. The Committee has discretionary authority to grant awards under the 2025 Incentive Plan in excess of this limit.
The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the awards granted under the 2025 Incentive Plan. It does not purport to be complete and does not discuss the tax consequences arising in the context of a participant’s death or the income tax laws of any municipality, state or foreign country in which the participant’s income or gain may be taxable.
New Plan Benefits
In January and March 2025, we granted to eight employees, an aggregate of 1,666,101 Contingent Awards, subject to obtaining stockholder approval of the 2025 Incentive Plan. These Contingent Awards vest, if at all, through January 1, 2028 or March 7, 2028. The following table sets forth information pertaining to the Contingent Awards as of April 8, 2025.
In the event stockholder approval of the 2025 Incentive Plan is not obtained, the Contingent Awards will be automatically forfeited and will settle in cash and the 2025 Incentive Plan will cease to be effective, but we have agreed to pay the award recipients the cash value of such awards upon satisfaction of the vesting criteria set forth in the applicable award agreement.

Each independent director receives an annual grant of RSUs equal to a grant-date value of $130,000, generally effective as of immediately following the date of the annual meeting or the date a new director joins the Board so long as that date is following the annual meeting for the calendar year and prior to December 31 of the year. The number of RSUs to be issued to each of our independent directors effective as of immediately following the Annual Meeting cannot yet be determined, and we intend to effect such grants under the 2025 Incentive Plan if stockholder approval thereof is obtained at the Annual Meeting. In the event stockholder approval of the 2025 Incentive Plan is not obtained, we do not have capacity to effect such RSU grants to our directors under the 2021 Plan.

Name and Position	Number of Shares Subject to Contingent Awards
Edward M. Weil, Jr., Chief Executive Officer and President	772,473
Christopher J. Masterson, Chief Financial Officer, Treasurer and Secretary	168,540
Jesse C. Galloway, Executive Vice President and General Counsel	246,736
Ori Kravel, Chief Operating Officer	154,495
All current executive officers as a group	1,342,244
Current non-executive officer directors
M. Therese Antone	—
Lisa D. Kabnick	—
Robert I. Kauffman	—
Leslie D. Michelson	—
Michael J.U. Monahan	—
Stanley R. Perla	—
P. Sue Perrotty	—
Edward G. Rendell	—
Leon C. Richardson	—
Current non-executive officer directors as a group	—
Non-executive officer employees as a group	323,857

Market Value of Underlying Securities
Shares of Common Stock underlie all of the awards that can be granted under the 2025 Incentive Plan. The closing price of Common Stock on April 7, 2025 was $7.15 per share.
Registration with the SEC
The Company anticipates filing a registration statement with the SEC to register the award of Shares reserved under the 2025 Incentive Plan, subject to and effective upon stockholder approval, as soon as practicable following effectiveness of the 2025 Incentive Plan.
Vote Required
If a quorum is present, this proposal requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting. Abstentions and broker non-votes will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE 2025 OMNIBUS INCENTIVE COMPENSATION PLAN OF GLOBAL NET LEASE, INC.

CODE OF ETHICS AND CORPORATE GOVERNANCE GUIDELINES
The Board adopted a Code of Ethics that applies to all of our executive officers and directors, including but not limited to, our principal executive officer and principal financial officer. We have also adopted Corporate Governance Guidelines to assist the Board of Directors in the exercise of its responsibilities.
A copy of our Code of Ethics and Corporate Governance Guidelines may be obtained, free of charge, by sending a written request to our executive office: 650 Fifth Avenue, 30th Floor, New York, NY 10019, Attention: Secretary. Our Code of Ethics and Corporate Governance Guidelines are also publicly available on our website at www.globalnetlease.com. If we make any substantive amendments to the Code of Ethics or grant any waiver, including any implicit waiver, from a provision of the Code of Ethics to our directors, chief executive officer, chief financial officer, chief accounting officer or controller or persons performing similar functions, we will disclose the nature of the amendment or waiver on that website or in a current report on Form 8-K.
OTHER MATTERS PRESENTED FOR ACTION AT THE ANNUAL MEETING
Except as described herein, our Board does not intend to present for consideration at the Annual Meeting or any postponements or adjournments thereof any matter other than those specifically set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented for consideration at the meeting, either of the persons named in the proxy, acting individually and without the other, will vote thereon pursuant to his or her discretion, to the extent permitted by Rule 14a-4(c) under the Exchange Act.

STOCKHOLDER PROPOSALS FOR THE 2026 ANNUAL MEETING
Stockholder Proposals in the Proxy Statement
Rule 14a-8 under the Exchange Act addresses when a company must include a stockholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the Company holds an annual or special meeting of stockholders. Under the rules of the SEC, any stockholder proposal intended to be presented at the 2026 Annual Meeting must be received at our principal executive office no later than December 9, 2025 in order to be considered for inclusion in our proxy statement and form of proxy relating to such meeting. If a stockholder notifies us of an intent to present a proposal at the 2026 Annual Meeting at any time after December 9, 2025 (and for any reason the proposal is voted on at that meeting), it will be considered untimely and our proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in our proxy materials.
Stockholder Proposals and Nominations for Directors to Be Presented at Meetings
Requests for inclusion of any proposal under our Bylaws or to nominate persons to serve as a director must be submitted in accordance with the procedures set forth in our Bylaws and include the information specified in the Bylaws, including the information required by Rule 14a-19(b) under the Exchange Act. Under our current Bylaws, proposals to nominate a director or other stockholder proposals must be in writing and, to be properly submitted for presentation at our 2026 Annual Meeting, must be delivered to our secretary at our principal executive office during the period beginning on November 9, 2025 and ending at 5:00 p.m., Eastern Time, on December 9, 2025; provided, however, if and only if the 2026 Annual Meeting is not scheduled to be held between April 22, 2026 and June 21, 2026, such stockholder’s notice must be delivered to our secretary no earlier than the 150th day prior to such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of (A) the 120th day prior to such annual meeting, as originally convened, or (B) the 10th day following the day on which public announcement of the date of the 2026 Annual Meeting is first made by the Company. The foregoing description is only a summary of the advance notice requirements of our Bylaws; please refer to the full text of our Bylaws for additional information. In addition, for stockholder nominees for directors to be considered timely for inclusion on a universal proxy card pursuant to Rule 14a-19 under the Exchange Act, such Rule requires that stockholders provide notice to us no later than March 23, 2026, containing the information required by Rule 14a-19 under the Exchange Act; however, Rule 14a-19’s notice requirement does not override or supersede the longer notice period established by our Bylaws, and the longer time period contained in our Bylaws controls.
All nominations and proposals should be sent via registered, certified or express mail to our secretary at our principal executive offices at: Global Net Lease, Inc., 650 Fifth Avenue, 30th Floor, New York, NY 10019, Attention: Secretary (telephone: (332) 265-2020).

By Order of the Board of Directors,

/s/ Christopher J. Masterson
Christopher J. Masterson
Chief Financial Officer, Treasurer and Secretary

Appendix A
2025 OMNIBUS INCENTIVE COMPENSATION PLAN
OF
GLOBAL NET LEASE, INC.
SECTION 1. PURPOSES OF THE PLAN AND DEFINITIONS
1.1 Purposes. The purposes of the 2025 Omnibus Incentive Compensation Plan (this “Plan”) of Global Net Lease, Inc. (the “Company”) are to:
(1) provide incentives to individuals chosen to receive Share-based awards because of their ability to improve operations and increase profits;
(2) encourage selected persons to accept positions with or continue to provide services to the Company and the Company’s Affiliates; and
(3) further the participation of Directors in the growth in value of Shares.
To accomplish these purposes, this Plan provides a means whereby employees, officers and directors of the Company and its Subsidiaries and other enumerated persons may receive Awards.
1.2 Definitions. For purposes of this Plan, the following terms have the following meanings:
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such Person. The determination of whether a Person is an Affiliate shall be made by the Committee acting in its sole and absolute discretion.
“Applicable Laws” means the requirements relating to the administration of Awards under state corporation laws, U.S. federal and state securities laws, the Code, any national securities exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under this Plan.
“Articles of Incorporation” means the charter of the Company, as the same may be amended and supplemented from time to time.
“Award” means any award of Restricted Shares, RSUs, Options, Stock Appreciation Rights, Performance Awards, Stock Awards, LTIP Units or Other Equity Awards under this Plan.
“Award Agreement” means, with respect to each Award, the written agreement executed by the Company and the Participant or other written document approved by the Board or the Committee setting forth the terms and conditions of the Award.
“Board” means the Board of Directors of the Company.
“Change of Control” means: (a) any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50.1% or more of the combined voting power of the Company’s then outstanding voting securities; (b) consummation of a merger or consolidation of the Company with any other entity or the issuance of voting securities in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary thereof) pursuant to applicable exchange requirements, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) at least 50.1% of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as defined above) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of either of the then outstanding Shares or the combined voting power of the Company’s then outstanding voting securities;

(c) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s properties or assets (or any transaction or series of transactions within a period of twelve (12) months ending on the date of the last sale or disposition having a similar effect); (d) during any consecutive 12-month period, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the beginning of such 12-month period and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, that no individual initially elected or nominated as a director as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or (e) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred by virtue of any transaction or series of integrated transactions immediately following which the shareholders of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in a Person that owns all or substantially all of the voting securities or assets of the Company immediately following such transaction or series of transactions.
Moreover, notwithstanding the foregoing, a transaction or other event described above or in an Award Agreement may constitute a “Change of Control” for purposes of any Award which is subject to Section 409A of the Code for purposes of earning and vesting, but no payment shall be made thereunder until the earliest of (i) the Change of Control, if such transaction constitutes a “change in the ownership of the corporation,” a “change in the effective control of the corporation” or a “change in the ownership of a substantial portion of the assets of the corporation,” within the meaning of Code Section 409A(2)(A)(v), (ii) the date such Award would otherwise be settled pursuant to the terms of the Award Agreement, and (iii) the Participant’s “separation from service” within the meaning of Code Section 409A.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Committee” means the Board or a duly appointed committee of the Board to which the Board has delegated its powers and functions hereunder. Any authority granted to the Committee may also be exercised by the Board.
“Company” has the meaning set forth in Section 1.1.
“Director” means a person elected or appointed and serving as a member of the Board in accordance with the Articles of Incorporation and the Maryland General Corporation Law.
“Effective Date” has the meaning given it in Section 24.
“Eligible Person” has the meaning set forth in Section 2.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
“Fair Market Value” means with respect to Shares:
(i) If the Shares are listed or quoted on any national securities exchange or a national market system, their Fair Market Value shall be the closing sales price for the Shares, or the mean between the high bid and low asked prices if no sales were reported, as quoted on such system or exchange (or, if the Shares are listed on more than one exchange, then on the largest, as measured by volume, such exchange) for the date the value is to be determined (or if there are no sales or bids for such date, then for the last preceding business day on which there were sales or bids), as reported in The Wall Street Journal.
(ii) If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, or if there is no secondary trading market for the Shares, their Fair Market Value shall be determined in good faith by the Board in a manner consistent with the applicable requirements of the Code and the regulations issued thereunder, including without limitation the requirements of Section 422 and Section 409A of the Code, as applicable.
“Grant Date” has the meaning set forth in Section 5.1(a).

“Incentive Stock Option” means an Option intended to meet the requirements of an “incentive stock option” as defined in Section 422 of the Code (or any statutory provision that may hereafter replace such section).
“LTIP Unit” means a unit of limited partnership interest in the form of a profits interest (within the meaning of the Code and the rules, regulations and procedures promulgated pursuant thereto) under the Partnership Agreement. An LTIP Unit granted under this Plan represents the right to receive the benefits, payments or other rights set forth in the Partnership Agreement, subject to the terms and conditions of the applicable Award Agreement and the Partnership Agreement.
“Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3.
“Nonqualified Stock Option” means an Option which is not intended to, or which fails to, meet the requirements of an Incentive Stock Option.
“Option” means an option to purchase Shares granted under Section 8.
“Other Equity Awards” means an Award granted under Section 13.
“Participant” means an Eligible Person who is granted an Award.
“Partnership” shall mean Global Net Lease Operating Partnership, L.P., a Delaware limited partnership.
“Partnership Agreement” shall mean the Second Amended and Restated Agreement of Limited Partnership of Global Net Lease Operating Partnership, L.P., dated as of August 18, 2020, as amended from time to time.
“Partnership Unit” shall have the meaning set forth in the Partnership Agreement.
“Person” means an individual, a corporation, partnership, trust, association, or any other entity.
“Plan” means this 2025 Omnibus Incentive Compensation Plan of Global Net Lease, Inc.
“Performance Awards” means Performance Share Units, Performance Units, Performance-Based Restricted Stock or any or all of them.
“Performance-Based Restricted Stock” means Shares issued or transferred to an Eligible Person under Section 11.2.
“Performance Cycle” means the time period specified by the Committee at the time Performance Awards are granted during which the performance of the Company or a Subsidiary will be measured.
“Performance Objectives” means the objectives set forth in Section 11.3 for the purpose of determining, either alone or together with other conditions, the degree of payout and/or vesting of Performance Awards.
“Performance Share Units” means Performance Share Units granted to an Eligible Person under Section 11.1(b).
“Performance Units” means Performance Units granted to an Eligible Person under Section 11.1(a).
“Restricted Shares” means an Award of restricted shares granted under Section 6.
“Restricted Stock Unit” or “RSU” means a contractual right granted to an Eligible Person under Section 7 representing notional unit interests equal in value to a Share to be paid or distributed at such times, and subject to such conditions, as set forth in the Plan and the applicable Award Agreement.
“Rule 16b-3” means Rule 16b-3 adopted under Section 16(b) or any successor rule, as it may be amended from time to time, and references to paragraphs or clauses of Rule 16b-3 refer to the corresponding paragraphs or clauses of Rule 16b-3 as it exists at the Effective Date or the comparable paragraph or clause of Rule 16b-3 or successor rule, as that paragraph or clause may thereafter be amended.
“Section 16(b)” means Section 16(b) of the Exchange Act.
“Section 409A of the Code” means the nonqualified deferred compensation rules under Section 409A of the Code and any applicable Treasury regulation or other official guidance promulgated thereunder.
“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Shares” means shares of the Company’s common stock, $0.01 par value per share, and any other class of the Company’s common stock subsequently designated and classified from time to time.
“Stock Appreciation Right” means the right to receive any excess in the Fair Market Value of a fixed number of Shares over a specified exercise price, granted under Section 9.
“Stock Right” means an Award in the form of an Option or a Stock Appreciation Right.
“Stock Award” means an Award of Shares that is not subject to restrictions or other forfeiture conditions.
“Ten Percent Owner” means a person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code). Whether a person is a Ten Percent Owner shall be determined with respect to an Option based on the facts existing immediately prior to the Grant Date of the Option.
“Termination” means that a Participant has ceased, for any reason and with or without cause, to be an employee or Director of, or a consultant to, the Company. However, the term “Termination” shall not include (a) an employee ceasing to be an employee of the Company or any Affiliate of the Company, but instead serving as a consultant to or Director of the Company or any Affiliate of the Company or vice versa, or any such service conversion from any such Affiliate to another or (b) a leave of absence duly authorized by the Company unless the Board or Committee has provided otherwise.
SECTION 2. ELIGIBLE PERSONS
2.1 An “Eligible Person” is a natural person who, at or as of the Grant Date, is:
(a) a full-time employee of the Company or any of its Subsidiaries;
(b) an officer of the Company or any of its Subsidiaries;
(c) a Director;
(d) a director of any of the Company’s Subsidiaries; and
(e) a natural person whom the Board designates as eligible for an Award because the person:
(i) performs bona fide consulting or advisory services for the Company or any of its Subsidiaries pursuant to a written agreement (other than services in connection with the offer or sale of securities in a capital-raising transaction), and
(ii) has a direct and significant effect on the financial development of the Company or any of its Subsidiaries; provided, that in the case of each of (a) through (e), that such natural person may be offered securities registrable pursuant to a registration statement on Form S-8 under the Securities Act and the applicable guidance thereunder as in effect at the applicable time; provided, further, that only employees of the Company, and of any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code, shall be eligible for the grant of an Incentive Stock Option
SECTION 3. SHARES SUBJECT TO THIS PLAN
3.1 Total Number of Shares.
(a) The total number of Shares that may be issued or subject to Awards under this Plan shall be (i) 8,000,000 Shares (comprised of 831,826 Shares subject to obtaining stockholder approval of this Plan and 7,168,174 Shares for future grants) plus (ii) any Shares underlying Awards under the 2021 Omnibus Incentive Compensation Plan of Global Net Lease, Inc. that terminate by expiration or forfeiture, cancellation, lapse or otherwise without issuance of such Shares after the Effective Date (the “Share Limitation”). The Share Limitation shall be subject to adjustment in accordance with the provisions for adjustment in Section 5. Shares issued pursuant to the Plan shall be authorized but unissued Shares.
(b) The maximum number of Shares that may be delivered pursuant to Incentive Stock Options during the term of the Plan is equal to the Share Limitation.

(c) The maximum number of Shares subject to Awards granted during a single fiscal year to any Non-Employee Director, together with any cash fees paid to such Non-Employee Director during the fiscal year shall not exceed a total value of $500,000 (calculating the value of any Awards based on the Grant Date fair value for financial reporting purposes).
3.2 Share Counting. Without limiting the generality of the foregoing, for purposes of applying the Share Limitation, the following rules shall apply with respect to Awards under this Plan:
(a) Any Award of an LTIP Unit shall count against the Share Limitation (and accordingly, shall reduce the remaining Shares available for grant) on a one-for-one basis (or such other conversion factor as determined in accordance with the Partnership Agreement at the time of grant, but which shall not be less than one-for-one). To the extent that LTIP Units are, following earning, vesting or satisfaction of any other conditions contained in the Award granting the LTIP Units, ultimately converted into, or exchanged or redeemed for, Shares pursuant to the terms of the Partnership Agreement, only the initial number of LTIP Units granted (subject to adjustment under Section 5) shall count against the Share Limitation, and any subsequent conversions, exchanges or redemptions shall not count against the Share Limitation or otherwise reduce the Shares available for issuance under the Plan.
(b) Any Award under the Plan that may be settled solely in cash shall not count against the Share Limitation (and accordingly, shall not reduce the remaining Shares available for grant).
(c) If any Option or Share-settled Stock Appreciation Right expires, terminates, or is cancelled for any reason without having been exercised in full, or if any other Award is forfeited by the recipient pursuant to the terms of the Award Agreement or otherwise (including without limitation Shares that do not vest under a Performance Award), then the Shares underlying such Awards which expire or are terminated, cancelled or forfeited by the recipient shall again be available for Awards to be granted under the Plan.
(d) Shares tendered or held back upon exercise of an Option, or upon settlement of any other Award, to cover exercise price or tax withholding (as applicable) shall not be available for future issuance under the Plan.
(e) Shares and Share equivalents repurchased by the Company with any cash proceeds from Option exercises shall not be added back to Shares available for grant under the Plan.
(f) Upon exercise of Stock Appreciation Rights, the gross number of Shares with respect to which such Stock Appreciation Right may be exercised, and not the number of Shares that may be distributed in settlement of such exercise, shall be deducted from the total number of Shares remaining available for issuance under the Plan.
Neither the foregoing provisions of this Section 3, nor the adjustment provisions of Section 5, shall apply in determining the maximum number of Shares issued pursuant to or subject to outstanding Incentive Stock Options unless consistent with the provisions of Section 422 of the Code, however.
SECTION 4. ADMINISTRATION
4.1 Administration. This Plan shall be administered by the Committee.
4.2 Committee’s Powers. Subject to the express provisions of this Plan, the Committee shall have the authority, in its sole discretion:
(a) to construe and interpret the Plan and apply its provisions;
(b) to adopt, amend and rescind administrative and interpretive rules and regulations relating to this Plan;
(c) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;
(d) to delegate its authority to one or more Officers of the Company with respect to Awards that do not involve “insiders” within the meaning of Section 16 of the Exchange Act;
(e) to determine when Awards are to be granted under the Plan and the applicable Grant Date;
(f) to determine the Eligible Persons to whom, and the time or times at which, Awards shall be granted;
(g) to determine the number of Shares that shall be the subject of each Award;

(h) to determine the terms and provisions of each Award (which need not be identical) and any amendments thereto, including provisions defining or otherwise relating to:
(i) the extent to which the transferability of Shares issued or transferred pursuant to any Award is restricted;
(ii) the effect of Termination on an Award;
(iii) the exercise price of a Stock Right;
(iv) the medium of payment and vesting provisions;
(v) the effect of approved leaves of absence;
(vi) to construe the respective Award Agreements and this Plan;
(vii) to make determinations of the Fair Market Value of Shares;
(viii) to waive any provision, condition or limitation set forth in an Award Agreement;
(ix) to delegate its duties under this Plan to such agents as it may appoint from time to time; and
(x) to make all other determinations, perform all other acts and exercise all other powers and authority necessary or advisable for administering this Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate.
The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan, in any Award or in any Award Agreement in the manner and to the extent it deems necessary or desirable to implement this Plan, and the Committee shall be the sole and final judge of that necessity or desirability. The determinations of the Committee on the matters referred to in this Section 4.2 shall be final, binding and conclusive.
4.3 Committee Composition. Except as otherwise determined by the Board, the Committee shall consist solely of two or more Non-Employee Directors. The Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3. However, if the Board intends to satisfy such exemption requirements, with respect to any insider subject to Section 16 of the Exchange Act, the Committee shall be a compensation committee of the Board that at all times consists solely of two or more Non-Employee Directors. Within the scope of such authority, the Board or the Committee may delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. Nothing herein shall create an inference that an Award is not validly granted under the Plan in the event Awards are granted under the Plan by a compensation committee of the Board that does not at all times consist solely of two or more Non-Employee Directors.
4.4 Designation of Consultants.
(a) The Committee may designate officers of the Company and professional advisors to assist the Committee in the administration of the Plan (to the extent permitted by Applicable Laws) and may grant authority to officers to grant Awards or execute agreements or other documents on behalf of the Committee, provided that any officer who has authority to grant Awards may not grant Awards to himself or herself.
(b) The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel, consultant or agent and any computation received from any such consultant or agent. Expenses incurred by the Committee or Board in the engagement of any such counsel, consultant or agent shall be paid by the Company.
4.5 Term of Plan. No Awards shall be granted under this Plan after ten (10) years from the Effective Date of this Plan; provided that Awards granted prior to such tenth anniversary may extend beyond that date.

SECTION 5. CERTAIN TERMS AND CONDITIONS OF AWARDS
5.1 All Awards. All Awards shall be evidenced by a written Award Agreement and subject to the following terms and conditions:
(a) Grant Date. Each Award Agreement shall specify the date as of which it shall be effective (the “Grant Date”).
(b) Vesting. Each Award shall vest, and any restrictions thereunder shall lapse, as the case may be, at such times, subject to such conditions and in such amounts as may be specified by the Committee in the applicable Award Agreement.
(c) Nonassignability of Rights. Awards shall not be transferable other than with the consent of the Committee or by will or the laws of descent and distribution.
(d) Termination of Service. The Committee shall establish, in respect of each Award when granted, or if no rights of a Participant are reduced, after the Grant Date, the effect of a Termination on the rights and benefits thereunder and in so doing may, but need not, make distinctions based upon the cause of termination (such as retirement, death, disability or other factors) or which party effected the termination (the employer or the employee); provided, that to the extent there is a conflict between an Award Agreement and the Participant’s employment agreement, the terms of the Participant’s employment agreement shall govern such effect of a Termination.
(e) Minimum Purchase Price. Notwithstanding any provision of this Plan to the contrary, if authorized but previously unissued Shares are issued under this Plan, such Shares shall not be issued for a consideration which is less than as permitted under Applicable Law, and in no event, shall such consideration be less than the par value per Share multiplied by the number of Shares to be issued.
(f) Other Provisions. Each Award Agreement may contain such other terms, provisions and conditions not inconsistent with this Plan, as may be determined by the Committee.
5.2 Adjustment for Corporate Actions. All of the share numbers set forth in the Plan reflect the capital structure of the Company and the Partnership as of the Effective Date. If subsequent to the Effective Date the outstanding Shares or Partnership Units (or any other securities covered by the Plan by reason of the prior application of this Section) are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to Shares or Partnership Units, as a result of a reorganization (including, but not limited to, a spinoff of a segment into a separate entity with new stock), recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar distribution with respect to such Shares or Partnership Units, an appropriate and proportionate adjustment will be made in (i) the maximum numbers and kinds of Shares provided in Section 3, (ii) the numbers and kinds of Shares, units or other securities subject to the then outstanding Awards, (iii) the exercise price for each Share or other unit of any other securities subject to then outstanding Stock Rights (without change in the aggregate exercise price as to which such Stock Rights remain exercisable), and (iv) the Performance Objectives applicable to outstanding Performance Awards.
5.3 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. In the event of any corporate action not specifically covered by the preceding Section, including but not limited to an extraordinary cash distribution on Shares, a corporate separation or other reorganization or liquidation, the Committee shall make such adjustment of outstanding Awards and their terms, if any, as it, in its sole discretion, may deem equitable and appropriate in the circumstances in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The Committee shall make adjustments in the terms and conditions of, and the performance goals and targets or other criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in this Section) affecting the Company or the Partnership or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are equitable and appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
5.4 Related Matters. Any adjustment in Awards made pursuant to Section 5 shall be determined and made, if at all, by the Committee, acting in its sole discretion, and shall include any correlative modification of terms, including of Stock Right exercise prices, rates of vesting or exercisability, performance goals and targets, and business objectives which the Committee may deem necessary or appropriate so as to ensure the rights of the Participants in their respective Awards are not substantially diminished or expanded as a result of the adjustment and corporate action other than as expressly contemplated in this Section 5. The Committee, in its discretion, may determine that no fraction of a Share or Partnership Unit shall be purchasable or deliverable upon exercise, and in that event if any adjustment hereunder of the number of Shares covered by an Award would cause such number to include a fraction of a Share or Partnership Unit, such number of Shares shall be adjusted to the nearest smaller whole number of shares. No adjustment of a Stock Right exercise price per share pursuant to Section 5 shall result in an exercise price which is less than the par value of the Share.
5.5 Change of Control. The Committee may provide in the applicable Award Agreement that an Award will vest on an accelerated basis upon the Participant’s termination of employment or service in connection with a Change of Control or upon the occurrence of any other event that the Committee may set forth in the Award Agreement. The applicable Award Agreement may provide that, in the event of a Change of Control, a Participant’s Award will be treated, to the extent determined by the Committee to be permitted under Code Section 409A, in accordance with one or more of the following methods as determined by the Committee in its sole discretion: (i) settle such Awards for an amount (as determined in the sole discretion of the Committee) of cash or securities, where in the case of Options and Stock Appreciation Rights, the value of such amount, if any, will be equal to the in-the-money spread value (if any) of such Awards; (ii) provide for the assumption of the Awards or the issuance of substitute awards by the surviving corporation or its parent or subsidiary of equivalent awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted under the Plan, as determined by the Committee in its sole discretion; (iii) modify the terms of such Awards to add events, conditions or circumstances (including termination of employment or service within a specified period after a Change of Control) upon which the vesting of such Awards or lapse of restrictions thereon will accelerate; (iv) deem any performance goals satisfied at target, maximum or actual performance through the closing or provide for the performance conditions to continue (as is or as adjusted by the Committee) after the closing; or (v) provide that for a period of at least twenty (20) days prior to the Change of Control, any Options or Stock Appreciation Rights that would not otherwise become exercisable prior to the Change of Control will be exercisable as to all Shares subject thereto (but any such exercise will be contingent upon and subject to the occurrence of the Change of Control and if the Change of Control does not take place within a specified period after giving such notice for any reason whatsoever, the exercise will be null and void) and that any Options or Stock Appreciation Rights not exercised prior to the consummation of the Change of Control will terminate and be of no further force and effect as of the consummation of the Change of Control. For the avoidance of doubt, in the event of a Change of Control where all Options and Stock Appreciation Rights are settled for an amount (as determined in the sole discretion of the Committee) of cash or securities, the Committee may, in its sole discretion, terminate any Option or Stock Appreciation Right for which the exercise price is equal to or exceeds the per Share value of the consideration to be paid in the Change of Control transaction without payment of consideration therefor. Similar actions to those specified in this Section 5.5 may be taken in the event of a merger or other corporate reorganization that does not constitute a Change of Control.
In taking any of the actions permitted under Section 5.5, the Committee shall not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically. Any determinations required to carry out the foregoing provisions of Section 5.5, including but not limited to the market value of other consideration received by holders of Shares or Partnership Units in a Change of Control and whether substantially equivalent rights have been substituted, shall be made by the Committee acting in its sole discretion. In connection with any action or actions taken by the Committee in respect of Awards and in connection with a Change of Control, the Committee may require such acknowledgements of satisfaction and releases from Participants as it may determine.
5.6 Decisions Final. Any decision or determination made by the Committee under this Section 5 shall be final, binding and conclusive on the Participant and the Company for all purposes.
SECTION 6. RESTRICTED SHARES
6.1 Grant. The Committee may grant one or more Awards of Restricted Shares to any Eligible Person. Each Award of Restricted Shares shall specify the number of Shares to be issued to the Participant, the date of issuance and the restrictions imposed on the Shares including the conditions of release or lapse of such restrictions. Upon the issuance of Restricted Shares, the Participant may be required to furnish such additional documentation or other assurances as the Committee may require to enforce restrictions applicable thereto.

6.2 Restrictions. Except as specifically provided elsewhere in this Plan or the Award Agreement regarding Restricted Shares, Restricted Shares may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until the restrictions have lapsed or been satisfied and the Shares are no longer Restricted Shares. The Committee may in its sole discretion provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, performance or such other factors or criteria as the Committee may determine.
6.3 Dividends. Unless otherwise determined by the Committee in consultation with outside tax counsel, cash dividends and dividends payable in Shares with respect to Restricted Shares shall be paid to the recipient of the Award of Restricted Shares on the normal dividend payment dates. Each Award Agreement for Awards of Restricted Shares shall specify whether and, if so, the extent to which the Participant shall be obligated to return to the Company any dividends paid with respect to any Restricted Shares which are subsequently forfeited.
6.4 Forfeiture of Restricted Shares. Except to the extent otherwise provided in the applicable Award Agreement, if a Termination occurs with respect to a Participant, the Participant shall automatically forfeit all Restricted Shares that are still subject to restriction.
SECTION 7. RESTRICTED STOCK UNITS
7.1 Grant. The Committee may grant one or more Awards of RSUs to any Eligible Person. Each Award of RSUs shall specify the number of RSUs granted to the Participant, the Grant Date and the restrictions imposed on the RSUs including the conditions of vesting or lapse of such restrictions. The value of each RSU is equal to the Fair Market Value of the Shares on the applicable date or time period of determination, as specified by the Committee.
7.2 Restrictions. Except as specifically provided elsewhere in this Plan or the Award Agreement regarding RSUs, RSUs may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily. The Committee may in its sole discretion provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, performance or such other factors or criteria as the Committee may determine.
7.3 Payment of Restricted Stock Units. RSUs shall become payable to a Participant at the time or times determined by the Committee in its sole discretion and set forth in the Award Agreement, which may be upon or following the vesting of the Award. Payment of an RSU may be made, as approved by the Committee and set forth in the Award Agreement, in cash or in Shares or in a combination thereof, subject to applicable tax withholding requirements. Any cash payment of an RSU shall be made based upon the Fair Market Value of the Shares, determined on such date or over such time period as determined by the Committee in its sole discretion.
7.4 Dividend Equivalent Rights. RSUs may be granted together with a dividend equivalent right with respect to the Shares subject to the Award, which may be accumulated and may be deemed reinvested in additional RSUs or may be accumulated in cash, as determined by the Committee in its sole discretion, and, unless otherwise determined by the Committee, will be paid at the same time as shareholders are paid the corresponding dividends. Each Award Agreement for Awards of RSUs may specify whether and, if so, the extent to which the Participant shall be obligated to return to the Company any dividend equivalent right paid with respect to any RSUs that are subsequently forfeited.
7.5 Forfeiture of Restricted Stock Units. Except to the extent otherwise provided in the applicable Award Agreement, if a Termination of a Participant occurs, the Participant shall automatically forfeit all RSUs that are still subject to restriction.
7.6 No Rights as Stockholder. The Participant shall not have any rights as a stockholder with respect to the shares subject to an RSU unless and until such time as Shares are delivered in respect of the RSU to the Participant pursuant to the terms of the Award Agreement.
SECTION 8.  OPTIONS
8.1 Grant. Options may be granted to Eligible Persons in such number, and at such times during the term of the Plan, as the Committee shall determine. The granting of an Option shall take place at the time specified in the Award Agreement. Only if expressly so provided in the applicable Award Agreement shall the Grant Date be the date on which the Award Agreement shall have been duly executed and delivered by the Company and the

Participant. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option.
8.2 Exercise Price. The price at which Shares may be acquired under each Incentive Stock Option shall be not less than 100% of the Fair Market Value of a Share on the Grant Date, or not less than 110% of the Fair Market Value of a Share on the Grant Date if the Participant is a Ten Percent Owner. The price at which Shares may be acquired under each Nonqualified Stock Option shall be equal to at least 100% of the Fair Market Value of a Share on the Grant Date. Without approval of the Company’s stockholders, no Option may be repriced, replaced, regranted through cancellation, repurchased for cash or other consideration, or modified (except in connection with an adjustment pursuant to Section 5), in each case if the effect would be to reduce the exercise price for the Shares underlying the Option.
8.3 Option Period. No Incentive Stock Option may be exercised on or after the tenth anniversary of the Grant Date, or on or after the fifth anniversary of the Grant Date if the Participant is a Ten Percent Owner. The Option period under each Nonqualified Stock Option shall not exceed ten years from the Grant Date.
8.4 Exercisability. An Option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as the Committee may determine. In the case of an Option not otherwise immediately exercisable in full, the Committee may accelerate such Option in whole or in part at any time; provided, however, that in the case of an Incentive Stock Option, any such acceleration of the Option would not cause the Option to fail to comply with the provisions of Section 422 of the Code or the Participant consents to the acceleration.
8.5 Method of Exercise. An Option may be exercised by a Participant giving written notice, in the manner provided in Section 21, specifying the number of Shares with respect to which the Option is then being exercised. The notice shall be accompanied by payment in the form of cash or check payable to the order of the Company in an amount equal to the exercise price of the Shares to be purchased or by one or more of the following methods, subject in each instance to the Committee’s approval, acting in its sole discretion, and to such conditions, if any, as the Committee may deem necessary to avoid adverse accounting effects to the Company:
(a) by delivery to the Company of Shares having a Fair Market Value equal to the exercise price of the Shares to be purchased,
(b) by surrender of the Option as to all or part of the Shares for which the Option is then exercisable in exchange for Shares having an aggregate Fair Market Value equal to the difference between (i) the aggregate Fair Market Value of the surrendered portion of the Option, and (ii) the aggregate exercise price under the Option for the surrendered portion of the Option, or
(c) by delivery of any other lawful means of consideration which the Committee may approve.
If the Shares are traded on a national securities exchange, payment of any exercise price may also be made through and under the terms and conditions of any formal cashless exercise program authorized by the Company entailing the sale of Shares subject to an Option in a brokered transaction (other than to the Company). Receipt by the Company of such notice and payment in any authorized or combination of authorized means shall constitute the exercise of the Option. Within thirty (30) days thereafter but subject to the remaining provisions of the Plan, the Company shall deliver or cause to be delivered to the Participant or his agent a certificate or certificates for the number of Shares then being purchased. Such Shares shall be fully paid and nonassessable.
8.6 Limit on Incentive Stock Option Characterization. An Option shall be considered to be an Incentive Stock Option only to the extent that the number of Shares for which the Option first becomes exercisable in a calendar year do not have an aggregate Fair Market Value (as of the date of the grant of the Option) in excess of the “current limit”. The current limit for any Participant for any calendar year shall be $100,000 minus the aggregate Fair Market Value on the Grant Date of the number of Shares available for purchase for the first time in the same year under each other Incentive Stock Option previously granted to the Participant under the Plan, and under each other incentive stock option previously granted to the Participant under any other incentive stock option plan of the Company and its Affiliates. Any Shares which would cause the foregoing limit to be violated shall be deemed to have been granted under a separate Nonqualified Stock Option, otherwise identical in its terms to those of the Incentive Stock Option.

8.7 Notification of Disposition. Each person exercising any Incentive Stock Option granted under the Plan shall be deemed to have covenanted with the Company to report to the Company any disposition of the Shares issued upon such exercise prior to the expiration of the holding periods specified by Section 422(a) (1) of the Code and, if and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, to remit to the Company an amount in cash sufficient to satisfy those requirements.
8.8 Forfeiture of Options. Except to the extent otherwise provided in the applicable Award Agreement, if a Termination occurs with respect to a Participant, the Participant shall automatically forfeit all unvested Options.
8.9 No Rights as Stockholder. The Participant shall not have any rights as a stockholder with respect to the Shares subject to an Option until such time as Shares are delivered to the Participant pursuant to the terms of the Award Agreement.
SECTION 9. STOCK APPRECIATION RIGHTS
9.1 Grant. Stock Appreciation Rights may be granted to Eligible Persons in such number, and at such times during the term of the Plan, as the Committee shall determine. Stock Appreciation Rights may be granted in tandem with an Option (at or, in the case of a Nonqualified Stock Option, after, the award of the Option), or alone and unrelated to an Option. Stock Appreciation Rights in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem Stock Appreciation Rights are exercised.
9.2 Exercise Price. Stock Appreciation Rights shall have an exercise price of not less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant, or in the case of Stock Appreciation Rights in tandem with Options, the exercise price of the related Option. Upon exercise of a Stock Appreciation Right, a Participant shall be entitled to receive Shares or the cash equivalent thereof (as determined by the Committee in its sole discretion except as otherwise provided in an Award Agreement), with an aggregate Fair Market Value determined by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right over the price determined by the Committee on the Grant Date times (ii) the number of Shares with respect to which the Stock Appreciation Right is exercised. Without approval of the Company’s stockholders, no Stock Appreciation Right may be repriced, replaced, re-granted through cancellation, repurchased for cash or other consideration, or modified (except in connection with an adjustment pursuant to Section 5), in each case if the effect would be to reduce the exercise price for the Shares underlying the Stock Appreciation Right.
9.3 Other Terms. Except as the Committee may deem inappropriate or inapplicable in the circumstances, Stock Appreciation Rights shall be subject to terms and conditions substantially similar to those applicable to a Nonqualified Stock Option.
9.4 Forfeiture of Stock Appreciation Rights. Except to the extent otherwise provided in the applicable Award Agreement, if a Termination occurs with respect to a Participant, the Participant shall automatically forfeit all unvested Stock Appreciation Rights.
9.5 No Rights as Stockholder. The Participant shall not have any rights as a stockholder with respect to the Shares subject to a Stock Appreciation Right until such time as Shares are delivered to the Participant pursuant to the terms of the Award Agreement.
SECTION 10. STOCK AWARDS
Shares may be granted to Eligible Persons pursuant to Stock Awards (including awards of fully vested Shares or Shares granted in lieu of other compensation) in such number, and at such times during the term of the Plan, as the Committee shall determine. Any such Stock Award shall be evidenced by an Award Agreement between the Participant and the Company which shall specify the number of Shares subject to the Stock Award, any consideration therefor, any vesting or performance conditions or other restrictions (if any), and such other terms and conditions as the Committee shall determine in its sole and absolute discretion.

SECTION 11. PERFORMANCE AWARDS
11.1 Grant. The Committee may grant one or more Awards of Performance Units and/or Performance Share Units to any Eligible Person, the terms and conditions of which shall be set forth in an Award Agreement. Awards of Performance Units and Performance Share Units shall be subject to the following terms and provisions:
(a) Performance Units. Performance Units shall be denominated in a specified dollar amount and, contingent upon the attainment of specified Performance Objectives within the Performance Cycle and such other vesting conditions as may be determined by the Committee (including, without limitation, a continued employment requirement following the end of the applicable Performance Cycle), represent the right to receive payment as provided in Sections 11.1(c) and (d) of the specified dollar amount or a percentage or multiple of the specified dollar amount depending on the level of Performance Objective attained. The Committee may at the time a Performance Unit is granted specify a maximum amount payable in respect of a vested Performance Unit.
(b) Performance Share Units. Performance Share Units shall be denominated in Shares and, contingent upon the attainment of specified Performance Objectives within the Performance Cycle and such other vesting conditions as may be determined by the Committee (including, without limitation, a continued employment requirement following the end of the applicable Performance Cycle), represent the right to receive payment as provided in Sections 11.1(c) and (d) of the Fair Market Value of such Shares on the date such Performance Share Units became vested or any other date specified by the Committee. The Committee may at the time a Performance Share Unit is granted specify a maximum amount payable in respect of a vested Performance Share Unit.
(c) Terms and Conditions; Vesting and Forfeiture. Each Award Agreement shall specify the number of Performance Units or Performance Share Units to which it relates, the Performance Objectives and other conditions which must be satisfied in order for the Performance Units or Performance Share Units to vest and the Performance Cycle within which such Performance Objectives must be satisfied and the circumstances under which the Award will be forfeited.
(d) Payment of Awards. Subject to Section 11.3(c), payment to Participants in respect of vested Performance Units and Performance Share Units shall be made as soon as practicable after the last day of the Performance Cycle to which such Award relates or at such other time or times as the Committee may determine that the Award has become vested. Such payments may be made entirely in Shares valued at their Fair Market Value, entirely in cash or in such combination of Shares and cash as the Committee in its discretion shall determine at any time prior to such payment.
11.2 Performance-Based Restricted Stock. The Committee may grant Awards of Performance-Based Restricted Stock to any Eligible Person, the terms and conditions of which shall be set forth in an Award Agreement. Each Award Agreement may require that an appropriate legend be placed on Share certificates. With respect to Shares in a book entry account in a Participant’s name, the Committee may cause appropriate stop transfer instructions to be delivered to the account custodian, Committee or the Company’s corporate secretary as determined by the Committee in its sole discretion. Awards of Performance-Based Restricted Stock shall be subject to the following terms and provisions:
(a) Rights of Participant. Performance-Based Restricted Stock shall be issued in the name of the Participant as soon as reasonably practicable after the Award is granted or at such other time or times as the Committee may determine; provided, that no Performance-Based Restricted Stock shall be issued until the Participant has executed an Award Agreement evidencing the Award, and any other documents which the Committee may require as a condition to the issuance of such Performance-Based Restricted Stock. At the discretion of the Committee, Shares issued in connection with an Award of Performance-Based Restricted Stock may be held in escrow by an agent (which may be the Company) designated by the Committee. Unless the Committee determines otherwise and as set forth in the Award Agreement, upon issuance of the Shares, the Participant shall have all of the rights of a shareholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.
(b) Terms and Conditions. Each Award Agreement shall specify the number of Shares of Performance-Based Restricted Stock to which it relates, the Performance Objectives and other conditions which must be satisfied in order for the Performance-Based Restricted Stock to vest, the Performance Cycle within which such Performance Objectives must be satisfied and the circumstances under which the Award will be forfeited.
(c) Delivery of Shares. Upon the lapse of the restrictions on Shares of Performance-Based Restricted Stock awarded hereunder, the Committee shall cause a stock certificate or evidence of book entry Shares to be delivered to the Participant with respect to such Shares, free of all restrictions hereunder.
11.3 Performance Objectives.
(a) Establishment. With respect to any Performance Awards, performance objectives for Performance Awards (“Performance Objectives”) may be expressed in terms of: (i) net earnings; (ii) earnings per share; (iii) net debt; (iv) revenue or sales growth; (v) net or operating income; (vi) net operating profit; (vii) return measures (including, but not limited to, return on assets, capital, equity or sales); (viii) cash flow (including, but not limited to, operating cash flow, distributable cash flow and free cash flow); (ix) earnings before or after taxes, interest, depreciation, amortization and/or rent; (x) share price (including, but not limited to growth measures and total stockholder return); (xi) expense control or loss management; (xii) customer satisfaction; (xiii) market share; (xiv) economic value added; (xv) working capital; (xvi) the formation of joint ventures or the completion of other corporate transactions; (xvii) gross or net profit margins; (xviii) revenue mix; (xix) operating efficiency; (xx) product diversification; (xxi) market penetration; (xxii) measurable achievement in quality, operation or compliance initiatives; (xxiii) quarterly dividends or distributions; (xxiv) employee retention or turnover; or (xxv) any other individual, operational, financial or other goal as may be determined by the Committee; (xxvi) funds from operations or adjusted funds from operations; (xxvii) portfolio metrics as a percentage of straight line rent or adjusted straight line rent (xxviii) net debt to adjusted EBITDA; (xxiv) net debt reduction; (xxx) achievement of synergies post-merger; or (xxxi) any combination of or a specified increase in any of the foregoing. Performance Objectives may be in respect of the performance of the Company or any of its Subsidiaries or any combination thereof. Performance Objectives may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. The Performance Objectives with respect to a Performance Cycle shall be established by the Committee while the performance relating to the Performance Objectives remains substantially uncertain.
(b) Effect of Certain Events. The Committee may adjust the Performance Objectives after it has been issued in respect of a Performance Award to reflect the impact of specified events, including any one or more of the following with respect to the Performance Period: (i) the gain, loss, income or expense resulting from changes in accounting principles or tax laws that become effective during the Performance Period; (ii) the gain, loss, income or expense reported publicly by the Company with respect to the Performance Period that are extraordinary or unusual in nature or infrequent in occurrence; (iii) the gains or losses resulting from and the direct expenses incurred in connection with, the disposition of a business, or the sale of investments or non-core assets; (iv) the gain or loss from all or certain claims and/or litigation and all or certain insurance recoveries relating to claims or litigation; (v) the impact of investments or acquisitions made during the year or, to the extent provided by the Committee, any prior year; or (vi) other extraordinary or unusual events as determined by the Committee. The events may relate to the Company as a whole or to any part of the Company’s business or operations, as determined by the Committee. Any adjustments based on the effect of certain events are to be determined in accordance with generally accepted accounting principles and standards, unless another objective method of measurement is designated by the Committee.
(c) Determination of Performance. Prior to the vesting, payment, settlement or lapsing of any restrictions with respect to any Performance Award, the Committee shall determine that the applicable Performance Objectives have been satisfied in its sole discretion. The Committee may exercise such discretion in a non-uniform manner among Participants.
(d) Effect of Change of Control. Any specific terms applicable to a Performance Award in the event of a Change of Control and not otherwise provided in the Plan shall be set forth in the applicable Award Agreement.

SECTION 12. LTIP UNITS
An LTIP Unit is an Award of a Partnership Unit under the Plan pursuant to and in accordance with the Partnership Agreement, and which may be granted as freestanding awards or in tandem with other Awards under the Plan. Any such LTIP Unit Awards shall be evidenced by an Award Agreement between the Participant and the Company and the Partnership and shall be subject to such conditions and restrictions as the Committee, in its sole and absolute discretion, may determine, including, but not limited to, continued employment or service by the Participant, computation of financial metrics and/or the achievement of pre-established performance goals and objectives. Notwithstanding anything herein to the contrary, upon a Change of Control, all outstanding LTIP Units shall be subject to Section 5.5 of the Plan.
SECTION 13. OTHER EQUITY AWARDS
The Committee may grant Other Equity Awards, which are Awards (other than those described in Sections 6 through 12 of the Plan) that are based on, measured by or payable in Shares to Participant, on such terms and conditions as the Committee shall determine. Any such Other Equity Awards shall be evidenced by an Award Agreement between the Participant and the Company and may be granted subject to the achievement of performance goals or other conditions. Other Equity Awards may be denominated in cash, Shares or other securities, in stock-equivalent units, in stock appreciation units, in securities or debentures convertible into Shares (including LTIP Units and other Partnership Units), or in any combination of the foregoing, and may be paid in cash, Shares or other securities, or in a combination of cash, Shares and other securities, all as determined by the Committee in the Award Agreement; provided, however, that the grant of LTIP Units must satisfy the requirements of the Partnership Agreement as in effect on the date of grant.
SECTION 14. SECURITIES LAWS
Nothing in this Plan or in any Award or Award Agreement shall require the Company to issue any Shares with respect to any Award if, in the opinion of counsel for the Company, that issuance could constitute a violation of any Applicable Laws. As a condition to the grant of any Award, the Company may require the Participant (or, in the event of the Participant’s death, the Participant’s legal representatives, heirs, legatees or distributees) to provide written representations concerning the Participant’s (or such other Person’s) intentions with regard to the retention or disposition of the Shares covered by the Award and written covenants as to the manner of disposal of such Shares as may be necessary or useful to ensure that the grant or disposition thereof will not violate the Securities Act, any other law or any rule of any applicable securities exchange or securities association then in effect. The Company shall not be required to register any Shares under the Securities Act or register or qualify any Shares under any state or other securities laws.
SECTION 15. EMPLOYMENT OR OTHER RELATIONSHIP
Nothing in this Plan or any Award shall in any way interfere with or limit the right of the Company or any Affiliate of the Company to terminate any Participant’s employment or status as a consultant or Director at any time, nor confer upon any Participant any right to continue in the employ of, or as a Director or consultant of, the Company or any Affiliate of the Company.
SECTION 16. AMENDMENT, SUSPENSION AND TERMINATION OF THIS PLAN
The Board or the Committee may at any time amend, suspend or discontinue this Plan, provided that such amendment, suspension or discontinuance meets the requirements of Applicable Laws, including without limitation, any applicable requirements for stockholder approval. Notwithstanding the above, an amendment, suspension or discontinuation shall not be made if it would impair the rights of any Participant under any Award previously granted, without the Participant’s consent, except to conform this Plan and Awards granted to the requirements of Applicable Laws. Notwithstanding any provision of the Plan to the contrary, if the Board or the Committee determines that any Award may be subject to Section 409A of the Code, the Board or the Committee may adopt such amendment to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions that the Board or the Committee determines are necessary or appropriate, without the consent of the Participant, to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code. Without approval of the Company’s stockholders, (i) no Option or Stock Appreciation Right may be repriced, replaced, regranted through cancellation, repurchased for cash or other consideration (including another Award), or modified (except in connection with an adjustment pursuant to Section 5), in each case if the effect would be to reduce the exercise price for the Shares underlying the Option or Stock Appreciation Right; and (ii) no amendment may be effected to increase the number of Shares reserved for issuance under the Plan, to expand the type of Awards available under, or extend the term of, the Plan or to materially change the method of determining Fair Market Value.
SECTION 17. LIABILITY AND INDEMNIFICATION
No person or member of the group constituting the Board or the Committee, nor any person acting pursuant to authority delegated to such person pursuant to Section 4.4, shall be liable for any act or omission on such person’s part, including but not limited to the exercise of any power or discretion given to such member under this Plan, except for those acts or omissions resulting from such member’s gross negligence or willful misconduct. The Company shall indemnify each present and future person or member of the group constituting the Board or the Committee, as well as any person acting pursuant to authority delegated to such person pursuant to Section 4.4, against and each person or member of the group constituting the Board or the Committee and each person acting pursuant to authority granted to such person pursuant to Section 4.4 shall be entitled without further act on his or her part to indemnity from the Company for, all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation) reasonably incurred by such person in connection with or arising out of any action, suit or proceeding to the fullest extent permitted by law and by the Articles of Incorporation and Bylaws of the Company.
SECTION 18. SEVERABILITY
If any provision of this Plan is held to be illegal or invalid for any reason, that illegality or invalidity shall not affect the remaining portions of this Plan, but such provision shall be fully severable and this Plan shall be construed and enforced as if the illegal or invalid provision had never been included in this Plan. Such an illegal or invalid provision shall be replaced by a revised provision that most nearly comports to the substance of the illegal or invalid provision. If any of the terms or provisions of this Plan or any Award Agreement conflict with the requirements of Applicable Laws, those conflicting terms or provisions shall be deemed inoperative to the extent they conflict with Applicable Law.
SECTION 19. SECTION 409A OF THE CODE
Although the Company does not guarantee to a Participant the particular tax treatment of an Award granted under the Plan, Awards granted under the Plan are intended to be exempt from, or comply with, Section 409A of the Code. The Plan and any Awards granted under the Plan shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award granted under the Plan constitutes “non-qualified deferred compensation” pursuant to Section 409A of the Code (a “Section 409A Covered Award”), it shall be paid in a manner intended to comply with Section 409A of the Code. Notwithstanding the foregoing, in no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.
Notwithstanding anything in the Plan or in an Award to the contrary, the following provisions shall apply to Section 409A Covered Awards:
(a) A termination of service shall not be deemed to have occurred for purposes of any provision of a Section 409A Covered Award providing for payment upon or following a termination of the Participant’s service unless such termination is also a “Separation from Service” within the meaning of Code Section 409A and, for purposes of any such provision of Section 409A Covered Award, references to a “termination,” “termination of employment” or like terms shall mean “Separation from Service.” Notwithstanding any provision to the contrary in the Plan or an Award, if the Participant is deemed on the date of the Participant’s termination of service to be a “specified employee” within the meaning of that term under Code Section 409A(a)(2)(B) and using the identification methodology selected by the Company from time to time, or if none, the default methodology set forth in Code Section 409A, then with regard to any such payment under a Section 409A Covered Award, to the extent required to be delayed in compliance with Code Section 409A(a)(2)(B), such payment shall not be made prior to the earlier of (i) the expiration of the six (6)-month period measured from the date of the Participant’s Separation from Service, and (ii) the date of the Participant’s death. All payments delayed pursuant to this Section 19(a) shall be paid to the Participant on the first day of the seventh month following the date of the Participant’s Separation from Service or, if earlier, on the date of the Participant’s death.
(b) Whenever a payment under a Section 409A Covered Award specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company.
(c) If under the Section 409A Covered Award an amount is to be paid in two or more installments, for purposes of Code Section 409A, each installment shall be treated as a separate payment.
SECTION 20. WITHHOLDING
The Company shall have the right to deduct from any payment to be made to a Participant, or to otherwise require, prior to the vesting, issuance or settlement of any Award, the delivery of any Shares or the payment of any cash hereunder, payment or other satisfaction by the Participant of, any federal, state or local taxes required by law to be withheld. Upon the vesting, issuance or settlement of any applicable Award, or upon making an election under Section 83(b) of the Code, or upon any other tax event, a Participant shall pay all required withholding or other tax obligations in connection with the grant, vesting or settlement of the Award or otherwise in connection with the Award to the Company. The Board may permit any such statutory withholding obligation with regard to any Participant to be satisfied by, to the extent applicable, reducing the number of Shares otherwise deliverable or by delivering Shares already owned having a Fair Market Value equal to the amount of such tax withholding obligations.
SECTION 21. NOTICES AND OTHER COMMUNICATIONS
Any notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied, as the case may be, (a) if to the recipient of an Award, at his or her residence address last filed with the Company and (b) if to the Company, at its principal place of business, addressed to the attention of its Treasurer, or to such other address or telecopier number, as the case may be, as the addressee may have designated by notice to the addressor. All such notices, requests, demands and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mailing, when received by the addressee; and (iii) in the case of facsimile transmission, when confirmed by facsimile machine report.
SECTION 22. GENERAL PROVISIONS
22.1 Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant’s employment for cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.
22.2 Clawback. Notwithstanding any other provisions in this Plan, the Company may cancel any Award, require reimbursement of any Award by a Participant, and effect any other right of recoupment of equity or other compensation provided under the Plan in accordance with any Company policies that may be adopted and/or modified from time to time (“Clawback Policy”). In addition, a Participant may be required to repay to the Company previously paid compensation, whether provided pursuant to the Plan or an Award Agreement, in accordance with the Clawback Policy. By accepting an Award, the Participant is agreeing to be bound by the Clawback Policy, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion (including, without limitation, to comply with applicable law or stock exchange listing requirements).
22.3 Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

22.4 Sub-Plans. The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.
22.5 Deferral of Awards. The Committee may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise or settlement of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Participant to payment or receipt of Shares or other consideration under an Award. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any such deferral program.
22.6  Unfunded Plan. The Plan shall be unfunded. Neither the Company, the Board nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.
22.7 Other Provisions. The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of Awards, as the Committee may deem advisable.
22.8 Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries by whom any right under the Plan is to be exercised in case of such Participant’s death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Committee and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.
22.9 Plan Headings. The headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.
22.10 Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.
SECTION 23. GOVERNING LAW
This Plan shall be governed and construed in accordance with the laws of the State of Maryland (regardless of the law that might otherwise govern under applicable principles of conflict of laws).
SECTION 24. EFFECTIVE DATE
This Plan was approved and adopted by the Board on April 2, 2025, subject to approval in that form by the holders of the Company’s voting Shares. The holders of the Company’s voting Shares approved the Plan on April   , 2025 (the “Effective Date”).

GLOBAL NET LEASE, INC.
650 FIFTH AVE., 30TH FLOOR
NEW YORK, NY 10019

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V71099-P27022 KEEP THIS PORTION FOR YOUR RECORDS

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GLOBAL NET LEASE, INC.

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors

Nominees:	**For**	**Withhold**
1a. Edward M. Weil, Jr.	☐	☐
1b. Dr. M. Therese Antone	☐	☐
1c. Lisa D. Kabnick	☐	☐
1d. Robert I. Kauffman	☐	☐
1e. Leslie D. Michelson	☐	☐
1f. Michael J.U. Monahan	☐	☐
1g. Stanley R. Perla	☐	☐
1h. P. Sue Perrotty	☐	☐
1i. Edward G. Rendell	☐	☐
1j. Leon C. Richardson	☐	☐

	For	**Against**	**Abstain**
2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered accounting firm for the year ending December 31, 2025.	☐	☐	☐
3. Approval, on an advisory, non-binding basis, of the compensation paid to the Company's named executive officers identified in the accompanying proxy statement.	☐	☐	☐
4. Approval of the 2025 Omnibus Incentive Compensation Plan.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any postponement or adjournment thereof.

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Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V71100-P27022

GLOBAL NET LEASE, INC.
Annual Meeting of Stockholders
May 22, 2025 1:00 PM EST
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) of Global Net Lease, Inc., a Maryland corporation (the "Company"), hereby appoint(s) Jesse C. Galloway and Christopher J. Masterson, and each of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company scheduled to be held May 22, 2025, commencing at 1:00 PM EST, (including any and all postponements or adjournments thereof, the "Annual Meeting"), to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such Annual Meeting and otherwise to represent the undersigned at such Annual Meeting, with all power possessed by the undersigned as if personally present and to vote in his or her discretion on such matters as may properly come before the Annual Meeting, to the extent permitted by Rule 14a-4(c) under the Exchange Act. The undersigned hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and of the accompanying proxy statement, the terms of each of which are hereby incorporated by reference, and revokes any proxy heretofore given with respect to such Annual Meeting.

When this proxy is properly executed, the votes entitled to be cast by the undersigned stockholder will be cast in the manner directed on the reverse side. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned stockholder will be cast "FOR" each of the persons nominated by the Company's Board of Directors, "FOR" Proposal 2, "FOR" Proposal 3 and "FOR" Proposal 4. The votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other matter, to the extent permitted by Rule 14a-4(c) under the Exchange Act. At the present time, except as described in the accompanying proxy statement, the Board of Directors knows of no other matters to be presented at the Annual Meeting.

Continued and to be signed on reverse side